UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CARNIVAL CORPORATION

CARNIVAL plc

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

February 17, 2011

MICKY ARISON

Chairman of the Boards

Chief Executive Officer

To our Shareholders:

I am pleased to invite you to attend our joint annual meetings of shareholders at The Turner Sims Concert Hall, University of Southampton, Southampton SO17 1BJ, United Kingdom on Wednesday, April 13, 2011. The meetings will commence at 3:00 p.m. (BST), and although there are technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa. Because we have shareholders in both the United Kingdom and the United States, we plan to continue to rotate the location of the annual meetings between the United Kingdom and the United States each year in order to accommodate shareholders on both sides of the Atlantic.

We are also pleased to offer an audio webcast of the annual meetings at www.carnivalcorp.com or www.carnivalplc.com.

Details regarding the matters to be voted on are contained in the attached notices of annual meetings of shareholders and proxy statement. The Carnival Corporation Notice of Annual Meeting begins on page 1 and the Carnival plc Notice of Annual General Meeting begins on page 4. Because of the DLC structure, all voting will take place on a poll (or ballot).

We are also pleased to be furnishing proxy materials to our shareholders primarily over the internet. We believe that this process expedites your receipt of proxy materials, significantly lowers the costs of our annual meetings and conserves the earth’s natural resources. Carnival Corporation shareholders can enroll for electronic delivery at www.InvestorDelivery.com. Carnival plc shareholders can enroll at www.shareview.co.uk.

Your vote is important. Whether or not you plan to attend the annual meetings in person, please vote as soon as possible using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meetings in person should you so choose.

The boards of directors consider voting in favor of Proposals 1-18 and 20-24 to be in the best interests of Carnival Corporation & plc. In the case of Proposal 19, the boards have concluded that the vote to approve the compensation of our named executive officers should occur on an annual basis. Accordingly, the boards of directors unanimously recommend that you cast your vote “FOR” Proposals 1-18 and 20-24 and, in the case of Proposal 19, that you vote in favor of recommending that the vote to approve the compensation of our named executive officers will occur on an annual basis.

Thank you for your ongoing interest in, and continued support of, Carnival Corporation & plc.

Sincerely,

Micky Arison

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS	1

NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS	4

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS	10

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION	15

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC	18

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24

PROPOSALS 1-14 RE-ELECTION OF DIRECTORS	24

PROPOSALS 15 & 16 RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS FOR CARNIVAL PLC AND RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR CARNIVAL CORPORATION	28

PROPOSAL 17 RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC	29

PROPOSAL 18 AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	29

PROPOSAL 19 AN ADVISORY (NON-BINDING) VOTE ON HOW FREQUENTLY SHAREHOLDERS SHOULD VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	30

PROPOSAL 20 APPROVAL OF DIRECTORS’ REMUNERATION REPORT	31

PROPOSALS 21 & 22 APPROVAL OF THE GRANT OF AUTHORITY TO ALLOT NEW CARNIVAL PLC SHARES AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS APPLICABLE TO THE ALLOTMENT OF NEW CARNIVAL PLC SHARES	31

PROPOSAL 23 GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES	33

PROPOSAL 24 APPROVAL OF CARNIVAL CORPORATION 2011 STOCK PLAN	34

BOARD STRUCTURE AND COMMITTEE MEETINGS	45

DIRECTOR COMPENSATION	52

COMPENSATION DISCUSSION AND ANALYSIS and CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT—PART I	55

COMPENSATION COMMITTEES REPORT	73

EXECUTIVE COMPENSATION	74

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM	87

REPORT OF THE AUDIT COMMITTEES	88

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	90

Annex A Carnival plc Directors’ Report
Annex B Carnival plc Directors’ Remuneration Report—Part II
Annex C Carnival plc Corporate Governance Report
Annex D Carnival Corporation 2011 Stock Plan

3655 N.W. 87th Avenue

Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS

DATE	Wednesday, April 13, 2011

TIME	3:00 p.m. (BST) being 10:00 a.m. (EDT)

The Carnival Corporation annual meeting will start directly following the annual general meeting of Carnival plc.

PLACE	The Turner Sims Concert Hall

University of Southampton

Southampton SO17 1BJ

United Kingdom

WEBCAST	www.carnivalcorp.com or www.carnivalplc.com

ITEMS OF BUSINESS	1.	To re-elect Micky Arison as a director of Carnival Corporation and as a director of Carnival plc.

2.	To re-elect Sir Jonathon Band as a director of Carnival Corporation and as a director of Carnival plc.

3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and as a director of Carnival plc.

4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and as a director of Carnival plc.

5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and as a director of Carnival plc.

6.	To re-elect Howard S. Frank as a director of Carnival Corporation and as a director of Carnival plc.

7.	To re-elect Richard J. Glasier as a director of Carnival Corporation and as a director of Carnival plc.

8.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and as a director of Carnival plc.

9.	To re-elect Sir John Parker as a director of Carnival Corporation and as a director of Carnival plc.

10.	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and as a director of Carnival plc.

11.	To re-elect Stuart Subotnick as a director of Carnival Corporation and as a director of Carnival plc.

12.	To re-elect Laura Weil as a director of Carnival Corporation and as a director of Carnival plc.

13.	To re-elect Randall J. Weisenburger as a director of Carnival Corporation and as a director of Carnival plc.

14.	To re-elect Uzi Zucker as a director of Carnival Corporation and as a director of Carnival plc.

15.

To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors for Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for Carnival Corporation;

16.	To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors of Carnival plc;

17.	To receive the UK accounts and reports of the directors and auditors of Carnival plc for the year ended November 30, 2010 (in accordance with legal requirements applicable to UK companies);

18.	To approve the fiscal 2010 compensation of the named executive officers of Carnival Corporation & plc (in accordance with legal requirements applicable to U.S. companies);

19.

To determine how frequently the shareholders of Carnival Corporation & plc should be provided with a non-binding advisory vote regarding the compensation of the named executive officers of Carnival Corporation & plc (in accordance with legal requirements applicable to U.S. companies);

20.	To approve the Carnival plc Directors’ Remuneration Report for the year ended November 30, 2010 (in accordance with legal requirements applicable to UK companies);

21.	To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies);

22.	To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies);

23.

To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buy back programs);

24.	To approve the Carnival Corporation 2011 Stock Plan; and

25.	To transact such other business as may properly come before the meeting.

RECORD DATE	You are entitled to vote your Carnival Corporation shares if you were a shareholder at the close of business on February 14, 2011.

MEETING ADMISSION

Attendance at the meeting is limited to shareholders. Each Carnival Corporation shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in brokerage accounts (“under a street name”) will need to bring a copy of a brokerage statement reflecting share ownership as of the record date. Due to security measures, all bags will be subject to search, and all persons who attend the meeting will be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures.

VOTING BY PROXY

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 10 of this proxy statement and the instructions on your proxy card.

On behalf of the Board of Directors

ARNALDO PEREZ

Senior Vice President,

General Counsel & Secretary

Carnival Corporation is continuing to take advantage of U.S. Securities and Exchange Commission (“SEC”) rules that allow it to deliver proxy materials over the Internet. Under these rules, Carnival Corporation is sending its shareholders a one-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials, unless they previously requested to receive printed copies. If you receive this one-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials. All Carnival Corporation shareholders are urged to follow the instructions in the notice and submit their proxy promptly. If you receive a printed copy of the proxy materials, the accompanying envelope for return of the proxy card requires no postage. Any shareholder attending the meeting in Southampton, United Kingdom may personally vote on all matters that are considered, in which event the previously submitted proxy will be revoked.

Notice and electronic delivery of this proxy statement and accompanying proxy card are being provided on or about March 3, 2011.

THIS NOTICE OF ANNUAL GENERAL MEETING IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO ANY ASPECT OF THE PROPOSALS REFERRED TO IN THIS DOCUMENT OR AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORIZED UNDER THE UK FINANCIAL SERVICES AND MARKETS ACT 2000.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL YOUR SHARES IN CARNIVAL PLC, PLEASE SEND THIS DOCUMENT AND THE ACCOMPANYING DOCUMENTS TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

(incorporated and registered in England and Wales under number 4039524)

Carnival House

5 Gainsford Street

London SE1 2NE

United Kingdom

NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an ANNUAL GENERAL MEETING of Carnival plc will be held at The Turner Sims Concert Hall, Southampton University, Southampton SO17 1BJ, United Kingdom on Wednesday, April 13, 2011 at 3:00 p.m. (BST), being 10:00 a.m. (EDT), for the purpose of considering and, if thought fit, passing the resolutions described below:

•

Proposals 1 through 21 and 24 will be proposed as ordinary resolutions. For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

•

Proposals 22 and 23 will be proposed as special resolutions. For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

Re-election of directors

1.	To re-elect Micky Arison as a director of Carnival Corporation and as a director of Carnival plc.

2.	To re-elect Sir Jonathon Band as a director of Carnival Corporation and as a director of Carnival plc.

3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and as a director of Carnival plc.

4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and as a director of Carnival plc.

5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and as a director of Carnival plc.

6.	To re-elect Howard S. Frank as a director of Carnival Corporation and as a director of Carnival plc.

7.	To re-elect Richard J. Glasier as a director of Carnival Corporation and as a director of Carnival plc.

8.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and as a director of Carnival plc.

9.	To re-elect Sir John Parker as a director of Carnival Corporation and as a director of Carnival plc.

10.	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and as a director of Carnival plc.

11.	To re-elect Stuart Subotnick as a director of Carnival Corporation and as a director of Carnival plc.

12.	To re-elect Laura Weil as a director of Carnival Corporation and as a director of Carnival plc.

13.	To re-elect Randall J. Weisenburger as a director of Carnival Corporation and as a director of Carnival plc.

14.	To re-elect Uzi Zucker as a director of Carnival Corporation and as a director of Carnival plc.

Re-appointment and remuneration of Carnival plc auditors and ratification of Carnival Corporation auditors

15.

To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm of Carnival Corporation.

16.	To authorize the Audit Committee of the board of directors of Carnival plc to agree the remuneration of the independent auditors of Carnival plc.

Accounts and Reports

17.	To receive the UK accounts and the reports of the directors and auditors of Carnival plc for the year ended November 30, 2010.

Executive Compensation

18.	To approve the fiscal 2010 compensation of the named executive officers of Carnival Corporation & plc (in accordance with legal requirements applicable to U.S. companies).

19.

To determine how frequently the shareholders of Carnival Corporation & plc should be provided with a non-binding advisory vote regarding the compensation of the named executive officers of Carnival Corporation & plc (in accordance with legal requirements applicable to U.S. companies).

Directors’ Remuneration Report

20.	To approve the Carnival plc Directors’ Remuneration Report as set out in the annual report for the year ended November 30, 2010.

Allotment of shares

21.	THAT the directors of Carnival plc be and they are hereby authorized to allot shares in Carnival plc and to grant rights to subscribe for or convert any security into shares in Carnival plc:

(a)	up to a nominal amount of $118,566,098 (such amount to be reduced by the nominal amount allotted or granted under paragraph (b) below in excess of such sum); and

(b)	up to a nominal amount of $124,850,720 (such amount to be reduced by any allotments or grants made under paragraph (a) above) in connection with an offer by way of a rights issue:

(i)	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	to holders of other equity securities as required by the rights of those securities or as the directors of Carnival plc otherwise consider necessary,

and so that the directors of Carnival plc may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authorities to apply until the end of next year’s Carnival plc annual general meeting (or, if earlier, until the close of business on July 12, 2012) but, in each case, during this period Carnival plc may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the directors of Carnival plc may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended.

Disapplication of pre-emption rights

22.

THAT, subject to Proposal 21 passing, the directors of Carnival plc be given power to allot equity securities (as defined in the Companies Act 2006) for cash under the authority given by that resolution and/or to sell ordinary shares held by Carnival plc as treasury shares for cash as if section 561 of the Companies Act 2006 did not apply to any such allotment or sale, such power to be limited:

(a)

to the allotment of equity securities and sale of treasury shares for cash in connection with an offer of, or invitation to apply for, equity securities (but in the case of the authority granted under paragraph (b) of Proposal 21, by way of a rights issue only):

(i)	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	to holders of other equity securities, as required by the rights of those securities, or as the directors of Carnival plc otherwise consider necessary,

and so that the directors of Carnival plc may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter; and

(b)

in the case of the authority granted under paragraph (a) of Proposal 21 and/or in the case of any sale of treasury shares for cash, to the allotment (otherwise than under paragraph (a) above) of equity securities or sale of treasury shares up to a nominal amount of $17,784,915, such power to apply until the end of next year’s annual general meeting (or, if earlier, until the close of business on July 12, 2012) but, in each case, during this period Carnival plc may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the directors of Carnival plc may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.

General authority to buy back Carnival plc ordinary shares

23.

THAT Carnival plc be and is generally and unconditionally authorized to make market purchases (within the meaning of Section 693(4) of the UK Companies Act 2006 (the “Companies Act 2006”)) of ordinary shares of $1.66 each in the capital of Carnival plc provided that:

(a)	the maximum number of ordinary shares authorized to be acquired is 21,427,608;

(b)	the minimum price (exclusive of expenses) which may be paid for an ordinary share is $1.66;

(c)	the maximum price which may be paid for an ordinary share is an amount (exclusive of expenses) equal to the higher of (1) 105% of the average middle market quotation for an ordinary share, as derived from the London Stock Exchange Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased and (2) the higher of the last independent trade and the highest current independent bid on the London Stock Exchange at the time the purchase is carried out; and

(d)

unless previously revoked or renewed, this authority shall expire on the earlier of (i) the conclusion of the annual general meeting of Carnival plc to be held in 2012 and (ii) 18 months from the date of this resolution (except in relation to the purchase of ordinary shares, the contract of which was entered into before the expiry of such authority).

Stock Plan

24.	To approve the Carnival Corporation 2011 Stock Plan, a copy of which is attached as Annex D to this proxy statement.

By Order of the Board	Registered Office:

Arnaldo Perez Company Secretary February 17, 2011	Carnival House 5 Gainsford Street London SE1 2NE United Kingdom

Voting Arrangements for Carnival plc Shareholders

Carnival plc shareholders can vote in either of two ways:

•	by attending the meeting and voting in person or, in the case of corporate shareholders, by corporate representatives; or

•	by appointing a proxy to attend and vote on their behalf, using the proxy form enclosed with this notice of annual general meeting.

Voting in person

If you come to the annual general meeting, please bring the attendance card (attached to the enclosed proxy form) with you. This will mean you can register more quickly.

In order to attend and vote at the annual general meeting, a corporate shareholder may appoint one or more individuals to act as its representative. The appointment must comply with the requirements of Section 323 of the Companies Act 2006. Each representative should bring evidence of their appointment, including any authority under which it is signed, to the meeting. If you are a corporation and are considering appointing a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting you are strongly encouraged to pre-register your corporate representative to make registration on the day of the meeting more efficient. In order to pre-register, please fax your Letter of Representation to Carnival plc’s registrars, Equiniti Limited, on 01903 833168 from within the United Kingdom or +44 1903 833168 from elsewhere. Please note that this fax facility should be used only for pre-registration of corporate representatives and not for any other purpose.

Voting by proxy

A shareholder entitled to attend and vote at the meeting is entitled to appoint one or more proxies to exercise all or any of their rights to attend, speak and vote in his or her stead. A proxy need not be a shareholder of Carnival plc. A shareholder who appoints more than one proxy must appoint each proxy to exercise the votes attaching to specified shares held by that shareholder. A person who is nominated to enjoy information rights in accordance with Section 146 of the Companies Act 2006, but is not a shareholder, is not entitled to appoint a proxy.

If you are a person nominated to enjoy information rights in accordance with Section 146 of the Companies Act 2006 you may have a right under an agreement between you and the member by whom you were nominated to be appointed, or to have someone else appointed, as a proxy for the meeting. If you have no such right, or you have such a right but do not wish to exercise it, you may have a right under such an agreement to give instructions to the member as to the exercise of voting rights.

To be effective, a duly completed proxy form and the authority (if any) under which it is signed, or a notarially certified copy of such authority, must be deposited (whether delivered personally or by post) at the offices of Carnival plc’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6GL, United Kingdom as soon as possible and in any event no later than 3:00 p.m. (BST) on April 11, 2011. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out on the proxy form.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which names stand on the register of shareholders of Carnival plc in respect of the relevant joint holding.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual, which can be viewed at www.euroclear.com/CREST. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID RA19) by the latest time(s) for receipt of proxy appointments specified in the notice of meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Carnival plc may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Shareholders who are entitled to vote

Carnival plc, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 11:00 p.m. (BST) on April 11, 2011 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 11:00 p.m. (BST) on April 11, 2011 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

Any shareholder attending the meeting has the right to ask questions. Carnival plc must cause to be answered any such question relating to the business being dealt with at the meeting but no such answer need be given if (a) to do so would interfere unduly with the preparation for the meeting or involve the disclosure of confidential information, (b) the answer has already been given on a website in the form of an answer to a question, or (c) it is undesirable in the interests of Carnival plc or the good order of the meeting that the question be answered.

Documents available for inspection

Copies of all service agreements (including letters of appointment) between each director and Carnival plc will be available for inspection during normal business hours on any weekday (public holidays excluded) at the registered office of Carnival plc from the date of this notice until and including the date of the meeting and at the place of the meeting for at least 15 minutes prior to and during the meeting.

*    *    *

There are 24 Proposals that require shareholder approval at the annual meeting this year. The directors unanimously recommend that you vote in favor of Proposals 1 through 18 and 20 through 24 (inclusive), and in the case of Proposal 19, that you recommend that the vote to approve the compensation of our named executive officers will occur every year, and encourage you to submit your vote using one of the voting methods described herein. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting in person should you so choose.

Website materials

This proxy statement and other information required by Section 311A of the Companies Act 2006 have been posted on our website at www.carnivalcorp.com and www.carnivalplc.com.

Under Section 527 of the Companies Act 2006, shareholders meeting the threshold requirements set out in that section have the right to require Carnival plc to publish on a website a statement setting out any matter relating to: (i) the audit of Carnival plc’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the annual general meeting; or (ii) any circumstance connected with an auditor of Carnival plc ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with Section 437 of the Companies Act 2006. Carnival plc may not require the shareholders requesting any such website publication to pay its expenses in complying with Sections 527 or 528 of the Companies Act 2006. Where Carnival plc is required to place a statement on a website under Section 527 of the Companies Act, it must forward the statement to Carnival plc’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the annual general meeting includes any statement that Carnival plc has been required under Section 527 of the Companies Act 2006 to publish on a website.

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS

Q:	Why am I receiving these materials?

A:

The board of directors of each of Carnival Corporation and Carnival plc (together, “Carnival Corporation & plc,” “we” or “us”) is providing these proxy materials to you in connection with our joint annual meetings of shareholders on Wednesday, April 13, 2011. The annual meetings will be held at The Turner Sims Concert Hall, Southampton University Southampton, Southampton S017 1BJ, United Kingdom. The meetings will commence at 3:00 p.m. (BST), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

Q:	What information is contained in these materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the meetings, the voting process, the compensation of directors and certain executive officers and certain other information required by SEC rules applicable to both companies. We have attached as Annexes A, B and C to this proxy statement information that Carnival plc is required to provide to its shareholders under applicable UK rules. The Carnival Corporation 2011 Stock Plan is attached as Exhibit D. Proposal 24 requires your approval of this plan.

Q:	What proposals will be voted on at each of the meetings?

A:	The proposals to be voted on at each of the meetings are set out in the notices of meetings starting on pages 1 and 4 of this proxy statement.

Q:	What is the voting recommendation of the boards of directors?

A:	Your boards of directors recommend that you vote your shares as follows:

•	“FOR” Proposals 1 through 18 and 20 through 24; and

•	In the case of Proposal 19, that you recommend that the vote to approve the compensation of our named executive officers will occur every year.

Q:	How does the dual listed company (“DLC”) structure affect my voting rights?

A:

On most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. These matters are called “joint electorate actions.” Combined voting is accomplished through the special voting shares that have been issued by each company. Certain matters specified in the organizational documents of Carnival Corporation and Carnival plc where the interests of the two shareholder bodies may diverge are called “class rights actions.” These class rights actions are voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company. All of the proposals to be voted on at these annual meetings are joint electorate actions, and there are no class rights actions.

Q:	Generally, what actions are joint electorate actions?

A:

Any resolution to approve an action other than a class rights action or a procedural resolution (described below) is designated as a joint electorate action. The actions designated as joint electorate actions include:

•	the appointment, removal, election or re-election of any director of either or both companies;

•	if required by law, the receipt or adoption of the annual accounts of both companies;

•	the appointment or removal of the independent auditors of either company;

•	a change of name by either or both companies; or

•	the implementation of a mandatory exchange of Carnival plc shares for Carnival Corporation shares based on a change in tax laws, rules or regulations.

The relative voting rights of Carnival plc shares and Carnival Corporation shares are equalized based on a ratio which we refer to as the “equalization ratio.” Based on the current equalization ratio of 1:1, each Carnival Corporation share has the same voting rights as one Carnival plc share on joint electorate actions.

Q:	How are joint electorate actions voted on?

A:	Joint electorate actions are voted on as follows:

•

Carnival plc shareholders vote at the annual general meeting of Carnival plc (whether in person or by proxy). Voting is on a poll (or ballot) which remains open for sufficient time to allow the vote at the Carnival Corporation meeting to be held and reflected in the Carnival plc meeting through the mechanism of the special voting share. An equivalent vote is cast at the subsequent Carnival Corporation meeting on each of the corresponding resolutions through a special voting share issued by Carnival Corporation; and

•

Carnival Corporation shareholders vote at the Carnival Corporation annual meeting (whether in person or by proxy). Voting is by ballot (or on a poll) which remains open for sufficient time to allow the vote at the Carnival plc meeting to be held and reflected in the Carnival Corporation meeting through the mechanism of the special voting share. An equivalent vote is cast on the corresponding resolutions at the Carnival plc meeting through a special voting share issued by Carnival plc.

A joint electorate action is approved if it is approved by:

•

a simple majority of the votes cast in the case of an ordinary resolution (or not less than 75% of the votes cast in the case of a special resolution if required by applicable law and regulations or Carnival plc’s articles) by the holders of Carnival plc’s shares and the holder of the Carnival plc special voting share as a single class at a meeting at which a quorum was present and acting;

•

a simple majority of the votes cast (or other majority if required by applicable law and regulations or the Carnival Corporation articles and by-laws) by the holders of Carnival Corporation shares and the holder of the Carnival Corporation special voting share, voting as a single class at a meeting which a quorum was present and acting; and

•

a minimum of one-third of the total votes available to be voted by the combined shareholders must be cast on each resolution for it to be effective. Formal abstentions (or votes withheld) by a shareholder on a resolution will be counted as having been “cast” for this purpose.

Q:	How are the directors of each company elected or re-elected?

A:

Resolutions relating to the re-election of directors are considered as joint electorate actions. No person may be a member of the board of directors of Carnival Corporation or Carnival plc without also being a member of the board of directors of the other company. There are 14 nominees for re-election to the board of directors of each company this year. Each nominee currently serves as a director of Carnival Corporation and Carnival plc. All nominees for director are to be re-elected to serve until the next annual meetings and until their successors are elected.

Q:	What votes are required to approve the proposals?

A:

Carnival Corporation Proposals 22 and 23 are required to be approved by 75% of the combined votes cast at both meetings. With respect to Proposal 19 (the “say-on-frequency” vote), shareholders will be deemed to have approved the alternative that receives the most votes, even if that alternative receives less than a majority of the votes cast at both meetings. Each of the other proposals, including the re-election of directors, requires the approval of a majority of the combined votes cast at both meetings. Abstentions and broker non-votes are not deemed votes cast for purposes of calculating the vote, but do count for the purpose of determining whether a quorum is present.

If you are a beneficial owner of Carnival Corporation shares and do not provide the shareholder of record with a signed voting instruction card, your shares may constitute broker non-votes, as described in “How is the quorum determined?” In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not deemed cast for purposes of calculating the vote.

Q:	Generally, what are procedural resolutions?

A:

Procedural resolutions are resolutions of a procedural or technical nature that do not adversely affect the shareholders of the other company in any material respect and are put to the shareholders at a meeting. The special voting shares do not represent any votes on “procedural resolutions.” The chairman of each of the meetings will determine whether a resolution is a procedural resolution.

To the extent that such matters require the approval of the shareholders of either company, any of the following will be procedural resolutions:

•	that certain people be allowed to attend or be excluded from attending the meeting;

•	that discussion be closed and the question put to the vote (provided no amendments have been raised);

•

that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

•	to proceed with matters in an order other than that set out in the notice of the meeting;

•	to adjourn the debate (for example, to a subsequent meeting); and

•	to adjourn the meeting.

Q:	Where can I find the voting results of the meeting?

A:

The voting results will be announced to the media and the relevant stock exchanges and posted on our website at www.carnivalcorp.com and www.carnivalplc.com, after both shareholder meetings have closed. The results will also be published in a joint current report on Form 8-K within 4 business days after the date the shareholders meetings have closed.

Q:	What is the quorum requirement for the meetings?

A:

The quorum requirement for holding the meetings and transacting business as joint electorate actions at the meetings is one-third of the total votes capable of being cast by all shareholders of both companies. Shareholders may be present in person or represented by proxy or corporate representative at the meetings.

Q:	How is the quorum determined?

A:

For purposes of determining a quorum with respect to joint electorate actions, the special voting shares have the maximum number of votes attached to them as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of the other company, and such maximum number of votes (including abstentions) constitutes shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting.

In order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the special voting entities must be present.

Abstentions (including votes withheld) and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our boards of directors. Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

Q:	Who will bear the cost of soliciting votes for the meetings?

A:

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the meetings. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q:	Can I view the proxy materials electronically?

A:

Yes. This proxy statement and any other proxy materials have been posted on our website at www.carnivalcorp.com and www.carnivalplc.com. Carnival Corporation shareholders can also access proxy-related materials at www.investoreconnect.com as described under “Questions Specific to Shareholders of Carnival Corporation” beginning on page 15.

Q:	What reports are filed by Carnival Corporation and Carnival plc with the SEC and how can I obtain copies?

A:

We file this proxy statement, joint annual reports on Form 10-K, joint quarterly reports on Form 10-Q and joint current reports on Form 8-K with the SEC. Copies of this proxy statement, the Carnival Corporation & plc joint annual report on Form 10-K for the year ended November 30, 2010, as well as any joint quarterly reports on Form 10-Q or joint current reports on Form 8-K, as filed with the SEC can be viewed or obtained without charge through the SEC’s website at www.sec.gov (under Carnival Corporation or Carnival plc) or at www.carnivalcorp.com or www.carnivalplc.com. Copies will also be provided to shareholders without charge upon written request to Investor Relations, Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178 or Carnival plc, Carnival House, 5 Gainsford Street, London SE1 2NE, United Kingdom. We encourage you to take advantage of the convenience of accessing these materials through the internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q:	May I propose actions for consideration at next year’s annual meetings?

A:

Carnival Corporation shareholders and Carnival plc shareholders (to the extent permitted under Carnival plc’s governing documents and UK law) may submit proposals for consideration at future shareholder meetings, including director nominations. In order for shareholder proposals to be considered for inclusion in our proxy statement for next year’s annual meetings, the written proposals must be received by our Secretary no later than November 2, 2011. Such proposals also will need to comply with SEC regulations and UK corporate law requirements regarding the inclusion of shareholder proposals in company sponsored proxy materials. Any proposal of shareholders to be considered at next year’s meetings, but not included in our proxy statement, must be submitted no later than six weeks prior to the annual shareholders meeting or, if later, the time at which the notice of such meeting is publicly disclosed.

Q:	May I nominate individuals to serve as directors?

A:

You may propose director candidates for consideration by our board’s Nominating & Governance Committees. In order to have a nominee considered by the Nominating & Governance Committees for election at the 2012 annual meetings you must submit your recommendation in writing to the attention of our Secretary at our headquarters not later than November 2, 2011. Any such recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation and service on boards of any public company or registered investment company for at least the last five years;

•

a statement of the particular experience, qualifications, attributes or skills of the candidate, taking into account the factors referred to below in “Board Structure and Committee Meetings — Nominations of Directors”; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION

Carnival plc shareholders should refer to the “Questions Specific to Shareholders of Carnival plc” beginning on page 18.

Q:	What Carnival Corporation shares owned by me can be voted?

A:

All Carnival Corporation shares owned by you as of February 14, 2011, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Carnival Corporation’s Dividend Reinvestment Plan and its Employee Stock Purchase Plan and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	Will I be asked to vote at the Carnival plc annual meeting?

A:

No. Your vote at the Carnival Corporation annual meeting, for purposes of determining the outcome of combined voting, is automatically reflected as appropriate at the parallel annual meeting of Carnival plc through the mechanism of the special voting share issued by Carnival plc.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Carnival Corporation is taking advantage of SEC rules that allow it to deliver proxy materials over the Internet. Under these rules, Carnival Corporation is sending its shareholders a one-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials unless they previously requested to receive printed copies. You will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials.

Q	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

Most of the shareholders of Carnival Corporation hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Carnival Corporation’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareholder of record, and the notice of Internet availability of proxy materials or set of printed proxy materials, as applicable, is being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the meeting. If you request a paper copy of the proxy materials as indicated in the notice, Carnival Corporation will provide a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the notice of Internet availability of proxy materials or set of printed proxy materials, as applicable, is being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. If you request a paper copy of the proxy materials as indicated in the notice, your broker or nominee will provide a voting instruction card for you to use.

Q:	How can I vote my Carnival Corporation shares in person at the meeting?

A:

Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting in Southampton, United Kingdom. If you choose to do so, please bring your proxy card and proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instructions provided by your broker or nominee.

Q:	How can I vote my Carnival Corporation shares without attending the meeting?

A:

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by voting on the Internet or by telephone by following the instructions in the notice you received in the mail. If you received a full printed set of proxy materials in the mail, you can also vote by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct. If you submit a proxy but do not provide instructions, your shares will be voted as described below in “How are votes counted?” Where your shares are held in street name, in most instances you will be able to do this over the Internet or by telephone by following the instructions in the notice you received in the mail. If you received a full printed set of proxy materials in the mail, you can also vote by mail. Please refer to the voting instruction card included by your broker or nominee.

Q:	Can I change my vote?

A:

You may change your proxy instruction at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one notice of Internet availability of proxy materials or set of printed proxy materials, as applicable?

A:	It means your shares are registered differently or are in more than one account. Please follow the instructions in each notice to ensure all of your shares are voted.

Q:	Only one notice of Internet availability of proxy materials or set of printed proxy materials was delivered to my address, but there are two or more shareholders at this address. How do I request additional copies of the proxy materials?

A:

Broadridge Financial Solutions, Inc., the entity we have retained to mail the notice of Internet availability of proxy materials or printed proxy materials to Carnival Corporation’s registered owners and the entity retained by the brokerage community to mail the notice of Internet availability of proxy materials or printed proxy materials to Carnival Corporation’s beneficial owners, has been instructed to deliver only one notice or set of printed proxy materials to multiple security holders sharing an address unless we have received contrary instructions from you or one of the other shareholders. We will promptly deliver a separate copy of the notice or set of printed proxy materials for this year’s annual meeting or for any future meetings to any shareholder upon written or oral request. To make such request, please contact Broadridge Financial

Solutions at 1-800-542-1061, or write to Broadridge Financial Solutions, Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, you may contact us through any of these methods if you receive multiple notices or sets of printed proxy materials and would prefer to receive a single copy in the future.

Q:	Who can attend the Carnival Corporation meeting?

A:

All Carnival Corporation shareholders of record as of February 14, 2011, or their duly appointed proxies, may attend and vote at the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of February 14, 2011 together with proof of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q:	What class of shares are entitled to be voted at the Carnival Corporation meeting?

A:

Carnival Corporation has only one class of common stock outstanding. Each share of Carnival Corporation common stock outstanding as of the close of business on February 14, 2011, the record date, is entitled to one vote at the annual meeting. As of January 14, 2011, Carnival Corporation had 607,603,277 shares of common stock issued and outstanding. The trust shares of beneficial interest in the P&O Princess Special Voting Trust that are paired with your shares of common stock do not give you separate voting rights.

Q:	How are votes counted?

A:

You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the proposals, except that in the case of Proposal 19, you may vote “1,” “2,” “3” or “ABSTAIN.” If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for purposes of determining if a quorum is present for joint electorate actions. If you submit a proxy or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the boards of directors.

Q:	What happens if additional proposals are presented at the meeting?

A:

Other than the proposals described in this proxy statement, Carnival Corporation does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Micky Arison, Carnival Corporation’s Chairman of the Board and Chief Executive Officer, and Arnaldo Perez, Carnival Corporation’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the boards of directors.

Q:	Who will count the vote?

A:	A representative of Computershare Investor Services LLC, our transfer agent, will tabulate the votes and act as the inspector of elections.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC

Carnival Corporation shareholders should refer to “Questions Specific to Shareholders of Carnival Corporation” beginning on page 15.

Q:	Who is entitled to attend and vote at the annual general meeting of Carnival plc?

A:

If you are a Carnival plc shareholder registered in the register of members of Carnival plc at 11:00 p.m. (BST) on April 11, 2011, you will be entitled to attend in person and vote at the annual general meeting to be held in the United Kingdom in respect of the number of Carnival plc shares registered in your name at that time. You may also appoint one or more proxies to attend, speak and vote instead of you. If you are a corporation you may appoint one or more corporate representatives to represent you and vote your shareholding in Carnival plc at the annual general meeting to be held in the United Kingdom. For further details regarding appointing a proxy or corporate representative please see below.

We are also offering an audio webcast of the annual meetings. If you choose to listen to the webcast, go to our website at www.carnivalcorp.com or www.carnivalplc.com shortly before the start of the meetings and follow the instructions provided.

Q:	Will I be asked to vote at the Carnival Corporation annual meeting?

A:

No. Your vote at the Carnival plc annual general meeting, for purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the parallel annual meeting of Carnival Corporation through the mechanism of a special voting share issued by Carnival Corporation.

Q:	How do I vote my Carnival plc shares without attending the annual general meeting?

A:

You may vote your Carnival plc shares at the annual general meeting by completing and signing the enclosed form of proxy in accordance with the instructions set out on the form and returning it as soon as possible, but in any event so as to be received by Carnival plc’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6GL, by not later than 3:00 p.m. (BST) on April 11, 2011. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out in the proxy form. It is also possible to appoint a proxy via the CREST system, please see the Carnival plc Notice of Annual General Meeting for further details. Voting by proxy does not preclude you from attending the annual general meeting and voting in person should you wish to do so.

If you are a corporation you can vote your Carnival plc shares at the annual general meeting by appointing one or more corporate representatives. You are strongly encouraged to pre-register your corporate representative to make registration on the day of the annual meeting more efficient. In order to pre-register you would need to fax your Letter of Representation to Carnival plc’s registrars, Equiniti Limited, on 01903 833168 from within the United Kingdom or +44 1903 833168 from elsewhere.

Corporate representatives themselves are urged to arrive at least two hours before commencement of the annual general meeting to assist Carnival plc’s registrars with the appropriate registration formalities. Whether or not you intend to appoint a corporate representative, you are strongly encouraged to return the enclosed form of proxy to Carnival plc’s registrars.

Q:	Can I change my vote given by proxy or by my corporate representative?

A:

Yes. You may change your proxy vote by either (1) completing, signing and dating a new form of proxy in accordance with its instructions and returning it to Carnival plc’s registrars by no later than the start of the annual general meeting, or (2) by attending and voting in person at the annual general meeting. If you do not attend and vote in person at the annual general meeting and wish to revoke the appointment of your proxy or corporate representative you must do so by delivering a notice of such revocation to Carnival plc’s registrars at least three hours before the start of the annual general meeting.

Q:	What class of shares are entitled to be voted at the Carnival plc meeting?

A:

Carnival plc has only one class of ordinary shares in issue. Each Carnival plc ordinary share in issue as of the close of business on April 11, 2011, is entitled to one vote at the annual general meeting. As of January 14, 2011, Carnival plc had 214,276,080 ordinary shares in issue. However, the 31,491,194 Carnival plc ordinary shares directly or indirectly held by Carnival Corporation have no voting rights (in accordance with the Articles of Association of Carnival plc).

Q:	How are votes counted?

A:

You may vote “FOR,” “AGAINST” or “ABSTAIN” your vote for each of the resolutions, except that in the case of Proposal 19, you may vote “1,” “2,” “3” or “ABSTAIN.” If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for purposes of determining if a quorum is present for joint electorate actions.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the share ownership of (1) all persons known by us to be the beneficial owners of 5% or more of the 607,603,277 shares of Carnival Corporation common stock and trust shares of beneficial interest in the P&O Princess Special Voting Trust outstanding as of January 14, 2011, (2) all persons known by us to be the beneficial owners of 5% or more of the 214,276,080 ordinary shares of Carnival plc outstanding as of January 14, 2011, 31,491,194 of which are directly or indirectly owned by Carnival Corporation and have no voting rights, (3) each of our executive officers named in the “Summary Compensation Table” which appears elsewhere in this proxy statement, (4) each of our directors and (5) all directors and executive officers as a group.

Micky Arison, Chairman of the board and Chief Executive Officer of each of Carnival Corporation and Carnival plc, certain other members of the Arison family and trusts for their benefit (collectively, the “Principal Shareholders”), beneficially own shares representing approximately 35.1% of the voting power of Carnival Corporation and approximately 27.0% of the combined voting power of Carnival Corporation & plc and have informed us that they intend to cause all such shares to be voted in favor of Proposals 1 through 18 and 20 through 24, and in the case of Proposal 19, to recommend that the “say-on-pay” vote will occur every year. The table begins with ownership of the Principal Shareholders.

The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual would have the right to acquire as of March 15, 2011 (being 60 days after January 14, 2011) through the exercise of any stock option (“Vested Options”), the vesting of restricted share units (“RSUs”) and restricted shares, which had no voting rights prior to vesting.

Beneficial Ownership Table

Name and Address Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percentage of Carnival Corporation Common Stock		Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares	Percentage of Carnival plc Ordinary Shares		Percentage of Combined Voting Power**
Micky Arison	181,445,415	(2)(3)(4)	29.9%		0	*	**	23.0%
MA 1994 B Shares, L.P.	103,638,843	(2)(5)	17.1%		0	*	**	13.1%
MA 1994 B Shares, Inc.	103,638,843	(2)(5)	17.1%		0	*	**	13.1%
Nickel 2003 Revocable Trust	664,674	(2)(6)	*	**	0	*	**	*	**
Artsfare 2005 Trust No. 2	37,580,930	(2)(7)(12)	6.2%		0	*	**	4.8%
c/o SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805
J.P. Morgan Trust Company of Delaware	1,879,504	(2)(8)	*	**	0	*	**	*	**
JMD-LMA Protector, Inc.	37,580,930	(2)(7)	6.2%		0	*	**	4.8%
Eternity Two Trust	1,879,504	(2)(8)(14)	*	**	0	*	**	*	**
Jafasa Continued Irrevocable Trust	750,000	(2)	*	**	0	*	**	*	**
MBA I, L.P.	932,439	(2)(3)(9)	*	**	0	*	**	*	**
Artsfare 2003 Trust	932,439	(2)(3)(9)	*	**	0	*	**	*	**
TAMMS Management Corporation	32,439	(2)(3)	*	**	0	*	**	*	**

Name and Address Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percentage of Carnival Corporation Common Stock		Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares		Percentage of Carnival plc Ordinary Shares		Percentage of Combined Voting Power**
James M. Dubin	108,511,002	(2)(3)(10)	17.9%		0		*	**	13.7%
c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019
John J. O’Neil .	63,554,306	(2)(11)(14)	10.5%		0		*	**	8.1%
c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019
SunTrust Delaware Trust Company	37,580,930	(2)(12)	6.2%		0		*	**	4.8%
1011 Centre Road, Suite 108 Wilmington, DE 19805
JMD Delaware, Inc.	6,442,327	(2)(5)(6)(13)	1.1%		0		*	**	*	**
Knight Protector, Inc.	63,554,306	(2)(14)	10.5%		0		*	**	8.1%
Citibank, N.A.	61,704,353	(15)	10.2%		0		*	**	7.8%
399 Park Avenue New York, NY 10043
Citicorp	61,704,353	(15)	10.2%		0		*	**	7.8%
399 Park Avenue New York, NY 10043
Citicorp Trust, National Association	61,699,199	(15)	10.2%		0		*	**	7.8%
222 Delaware Avenue, 14th Floor Wilmington, DE 19801
Citigroup Inc.	62,891,278	(15)	10.4%		0		*	**	8.0%
399 Park Avenue New York, NY 10043
David Bernstein	77,217	(16)	*	**	0		*	**	*	**
Gerald R. Cahill	282,721	(17)	*	**	0		*	**	*	**
Pier Luigi Foschi	0		*	**	273,264	(18)	*	**	*	**
c/o Costa Crociere S.p.A. Via XII Ottobre, 2 16121 Genoa Italy
Howard S. Frank	690,090	(19)	*	**	0		*	**	*	**
Sir Jonathon Band	3,088		*	**	0		*	**	*	**
33 Auckland Road East Southsea, Hampshire PO5 2HB United Kingdom
Robert H. Dickinson	395,088	(20)	*	**	0		*	**	*	**
Arnold W. Donald	49,855	(21)	*	**	0		*	**	*	**
1 North Brentwood Blvd., Suite 510 Clayton, MO 63105
Richard J. Glasier	43,386	(22)	*	**	0		*	**	*	**
122 Crystal Canyon Drive Carbondale, CO 81623
Modesto A. Maidique	49,386	(23)	*	**	0		*	**	*	**
c/o Florida International University 11200 SW 8th Street, CBC 317 Miami, FL 33199
Sir John Parker	15,235		*	**	10,004	(24)	*	**	*	**
c/o National Grid plc 1-3 Strand London WC2N 5EH United Kingdom

Name and Address Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percentage of Carnival Corporation Common Stock		Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares		Percentage of Carnival plc Ordinary Shares		Percentage of Combined Voting Power**
Peter G. Ratcliffe	190,000	(25)	*	**	0	(26)	*	**	*	**
c/o Princess Cruise Lines 24305 Town Center Drive Santa Clarita, CA 91355
Stuart Subotnick	24,835	(27)	*	**	0		*	**	*	**
c/o Metromedia Company 810 7th Avenue, 29th Floor New York, NY 10019
Laura Weil	11,840		*	**	0		*	**	*	**
220 East 73rd Street New York, NY 10021
Randall J. Weisenburger	27,735		*	**	0		*	**	*	**
354 Stanwich Road Greenwich, CT 06830
Uzi Zucker	111,435	(28)	*	**	0		*	**	*	**
870 5th Avenue New York, NY 10021
Capital Research Global Investor	35,841,186	(29)	5.9%		0		*	**	4.5%
333 South Hope Street Los Angeles, CA 90071	0		*	**	10,627,443	(30)	5.8%		1.3%
AXA S.A.
25 Avenue Matignon 75008 Paris France
BlackRock, Inc.	0		*	**	21,608,974	(30)	11.8%		2.7%
33 King William Street London EC4R 9AS United Kingdom
Legal & General Group plc and/or its subsidiaries	0		*	**	9,150,688	(30)	5.0%		1.2%
Temple Court 11 Queen Victoria Street London EC4N 4SB United Kingdom
All directors and executive officers as a group (21 persons)	183,978,015	(31)	30.3%		313,635	(32)	*	**	23.3%

*

As part of the establishment of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of Carnival Corporation common stock. Under a pairing agreement, the trust shares of beneficial interest in the Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

**

As a result of the DLC structure, on most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. Combined voting is accomplished through the special voting shares that have been issued by each company.

***	Less than one percent.
(1)

The address of each natural person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178. The address of all entities, unless otherwise noted, is 1201 North Market Street, Wilmington, Delaware 19899.

(2)	The Principal Shareholders and others have filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock held by such persons.
(3)	TAMMS Management Corporation holds 32,439 shares of common stock (“TAMMS Corp.”). TAMMS Corp. is wholly-owned by MBA I, L.P. (“MBA I”).
(4)

Includes (i) 696,000 Vested Options, (ii) 317,099 shares of common stock held by the Nickel 2006 GRAT, (iii) 121,308 shares of common stock held by the Nickel 2007 GRAT, (iv) 438,220 shares of common stock held by the Nickel 2008 GRAT; (v) 2,244,231 shares of common stock held by the Nickel 2008-2 GRAT, (vi) 1,071,469 shares of common stock held by the Nickel 2009 GRAT, (vii) 1,500,000 shares of common stock held by the Nickel 2010 GRAT, (viii) 664,674 shares of common stock held by the Nickel 2003 Revocable Trust, (ix) 103,638,843 shares of common stock held by MA 1994 B Shares, L.P., (x) 69,821,132 shares of common stock held by the Artsfare 2005 Trust No. 2, Eternity Four Trust and the Nickel 97-07 Irrevocable Trust by virtue of the authority granted to Mr. Arison under the last will of Ted Arison and (xi) 932,439 shares of common stock held by the Artsfare 2003 Trust by virtue of authority granted under the trust instrument all of which may be deemed to be beneficially owned by Mr. Arison. Of these shares, Eternity Four Trust has pledged approximately 9.5 million shares. Mr. Arison does not have an economic interest in the shares of common stock held by Artsfare 2005 Trust No. 2, Artsfare 2003 Trust and Eternity Four Trust.

(5)

MA 1994 B Shares, L.P. (“MA 1994, L.P.”) owns 103,638,843 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. (“MA 1994, Inc.”), which is wholly-owned by the Nickel 1994 “B” Trust, a trust established for the benefit of Mr. Arison and his heirs (the “B Trust”). The sole limited partner of MA 1994, L.P. is the B Trust. Under the terms of the instrument governing the B Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 103,638,843 shares of common stock. By virtue of Mr. Arison’s interest in the B Trust and the B Trust’s interest in MA 1994, L.P., Mr. Arison may be deemed to beneficially own all such 103,638,843 shares of common stock. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

(6)

Nickel 2003 Revocable Trust, a trust established for the benefit of Mr. Arison and his heirs (the “Nickel 2003 Trust”) owns 664,674 shares of common stock. Under the terms of the instrument governing the Nickel 2003 Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock held by the Nickel 2003 Trust. The trustee of the Nickel 2003 Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

(7)

JMD-LMA Protector, Inc., a Delaware corporation, is the protector of the Artsfare 2005 Trust No. 2. JMD-LMA Protector, Inc. has shared voting and dispositive power with respect to the shares of common stock held by Artsfare 2005 Trust No. 2.

(8)

J.P. Morgan Trust Company of Delaware acts as trustee of Eternity Two Trust. As trustee of Eternity Two Trust, J.P. Morgan Trust Company of Delaware has shared voting and dispositive power with respect to 1,879,504 shares of common stock held by Eternity Two Trust. J.P. Morgan Trust Company of Delaware disclaims beneficial ownership of the common stock held by Eternity Two Trust.

(9)

MBA I owns 900,000 shares of common stock and is the sole shareholder of TAMMS Corp. (See Note 3 above). MBA I may be deemed to own 32,439 shares of common stock held by TAMMS Corp. The Artsfare 2003 Trust owns a controlling interest in MBA I; therefore, the Artsfare 2003 Trust is deemed to beneficially own all such 932,439 shares of common stock.

(10)

By virtue of being the sole shareholder of JMD Delaware, Inc. and JMD-LMA Protector, Inc., a 50% shareholder of Knight Protector, Inc., and the sole trustee of the Artsfare 2003 Trust, Mr. Dubin may be deemed to own the aggregate of 108,510,002 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin beneficially owns 1,000 shares of common stock held directly.

(11)

By virtue of being a 50% shareholder of Knight Protector, Inc., Mr. O’Neil may be deemed to own the aggregate of 63,554,306 shares of common stock beneficially owned by such entity, as to which he disclaims beneficial ownership.

(12)	SunTrust Delaware Trust Company acts as trustee for the Artsfare 2005 Trust No. 2.
(13)

JMD Delaware, Inc. is a Delaware corporation wholly owned by Mr. James Dubin. JMD Delaware, Inc. acts as trustee of, the Jafasa Continued Irrevocable Trust, the Nickel 2006 GRAT, the Nickel 2007 GRAT, the Nickel 2008 GRAT, the Nickel 2008-2 GRAT, the Nickel 2009 GRAT and the Nickel 2010 GRAT. JMD Delaware, Inc. has shared dispositive power over the shares of common stock held by the Jafasa Continued Irrevocable Trust, the Nickel 2006 GRAT, the Nickel 2007 GRAT, the Nickel 2008 GRAT, the Nickel 2008-2 GRAT, the Nickel 2009 GRAT and the Nickel 2010 GRAT.

(14)

Knight Protector, Inc. acts as protector of the Eternity Four Trust, and has shared dispositive power with respect to all 61,674,802 shares of common stock held by Eternity Four Trust, shared voting power with respect to 31,701,809 shares of common stock held by Eternity Four Trust and sole voting power with respect to 29,972,993 shares of common stock held by Eternity Four Trust. Knight Protector, Inc. acts as protector of the Eternity Two Trust, and has shared voting and dispositive power with respect to 1,879,504 shares of common stock held by Eternity Two Trust.

(15)

Citicorp Trust, National Association acts as trustee for the Eternity Four Trust. Citigroup Trust-Delaware, N.A. (former trustee of the Eternity Four Trust) has shared dispositive power of 61,699,199 shares of common stock (61,674,802 shares of which are shares held by the Eternity Four Trust), Citibank, N.A. has shared voting power of 1,959 shares of common stock and shared dispositive power of 61,704,353 shares of common stock (61,674,802 shares of which are shares held by the Eternity Four Trust), Citicorp has shared voting power of 1,959 shares of common stock and shared dispositive power of 61,704,353 shares of common stock (61,674,802 shares of which are shares held by the Eternity Four Trust) and Citigroup Inc. has shared voting power of 1,188,883 shares of common stock and shared dispositive power of 62,891,278 shares of common stock (61,674,802 shares of which are shares held by the Eternity Four Trust).

(16)	Includes 33,600 Vested Options.
(17)	Includes 170,000 Vested Options.
(18)	Includes 238,264 Vested Options.

(19)	Includes (i) 340,000 Vested Options, (ii) 907 shares held in Howard S. Frank GRAT #4 and (iii) 8,592 shares held in Howard S. Frank GRAT #5.
(20)

Includes (i) 312,000 Vested Options and (ii) 80,000 shares of common stock owned by Dickinson Enterprises Limited Partnership (the “Dickinson Partnership”). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the “Dickinson Trust”). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.

(21)	Includes (i) 37,000 Vested Options and (ii) 1,807 shares held by The Arnold W. Donald Revocable Trust UAD 5/26/98.
(22)	Includes 28,000 Vested Options.
(23)	Includes 34,000 Vested Options.
(24)	Includes 7,000 shares held by Whitefoord Limited on behalf of GHM Trustees Limited, the trustee for Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme.
(25)

Includes 190,000 Vested Options. Does not include Mr. Ratcliffe’s RSUs that represent a conditional right to receive 30,000 shares under the Carnival Corporation 2002 Stock Plan after a three-year retention period, during which Mr. Ratcliffe does not have the right to vote or direct the sale of those shares.

(26)

Does not include Mr. Ratcliffe’s conditional right to receive 21,590 share awards under the Carnival plc Deferred Bonus and Co-Investment Matching Plan after a three-year retention period, during which Mr. Ratcliffe does not have the right to vote or direct the sale of those shares.

(27)	Includes 9,600 Vested Options.
(28)	Includes 41,200 Vested Options.
(29)

As reflected in separate Schedules 13G/A, filed on December 31, 2009 with the SEC. Capital Research Global Investors reported sole voting power over 9,954,400 shares of common stock and sole dispositive power over 35,841,186 shares of common stock as a result of acting as an investment advisor to various investment companies. The company disclaims beneficial ownership of such shares.

(30)	Based on notifications to Carnival plc of interests of 3% or more in the voting rights of Carnival plc as required by the Disclosure and Transparency Rules of the UK Listing Authority.
(31)	Includes 2,274,059 Vested Options.
(32)	Includes 253,736 Vested Options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to Carnival Corporation and Carnival plc during and with respect to their most recent fiscal year and upon written representations from persons known to Carnival to be subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “reporting person”), all reporting persons filed on a timely basis reports required by Section 16(a) of the Exchange Act during and with respect to the year ended November 30, 2010, with the exception of Larry Freedman who filed one late report relating to one transaction.

PROPOSALS 1-14

RE-ELECTION OF DIRECTORS

The DLC structure requires the boards of Carnival plc and Carnival Corporation to be identical. Shareholders are required to approve the election or re-election of directors to each board. There are 14 nominees for re-election to each board of directors. Each nominee currently serves as a director of both companies. All nominees for director are to be re-elected to serve until the next annual meeting and until their successors are elected.

With respect to each nominee set forth below, the information presented includes such person’s age, the month and year in which such person first became a director, any other position held with Carnival Corporation and Carnival plc, such person’s principal occupations during at least the past five years, any directorships held by such nominee in public or certain other companies over the past five years and the nominees’ qualifications, including particular areas of expertise, to serve as a director.

The Nominating & Governance Committees conducted performance evaluations on the members of our boards of directors serving during fiscal 2010 and reported the results to the boards. The boards determined that each of those directors was an effective and committed member of the boards and, therefore, that each such director should be proposed for re-election.

Accordingly, the boards of directors unanimously recommend a vote FOR the re-election of each of the following nominees:

1.

Micky Arison, age 61 has been Chairman of the board of directors of Carnival Corporation since October 1990 and a director since June 1987. He became a director and Chairman of the board of directors of Carnival plc in April 2003. He has been Chief Executive Officer of Carnival Corporation (formerly known as Carnival Cruise Lines) since 1979 and became Chief Executive Officer of Carnival plc in April 2003.

Mr. Arison’s qualifications to serve on the boards include his decades of leadership experience with our company, as well as in-depth knowledge of our company, its history and the cruise industry, all gained through more than 30 years of service on the board.

2.

Sir Jonathon Band, age 61, has been a director of Carnival Corporation and Carnival plc since April 2010. He served in the British Navy from 1967 until his retirement in November 2009, having served as First Sea Lord and Chief of Naval Staff, the most senior officer position in the British Navy, until July 2009. He has been a non-executive director of Lockheed Martin UK Limited since May 2010.

Sir Jonathon’s qualifications to serve on the boards include his extensive experience in maritime and security matters gained through his 42 years of service with the British Navy. He also brings an international perspective of company and industry matters.

3.

Robert H. Dickinson, age 68, has been a director of Carnival Corporation since June 1987 and a director of Carnival plc since April 2003. From May 2003 to July 2007, Mr. Dickinson served as President and Chief Executive Officer of the Carnival Cruise Lines division of Carnival Corporation. He retired from Carnival Cruise Lines on November 30, 2007. From May 1993 through May 2003, Mr. Dickinson was President and Chief Operating Officer of Carnival Cruise Lines. He was a member of the board of Watsco Inc. from January 2006 to May 2006.

Mr. Dickinson’s qualifications to serve on the boards include over 35 years of leadership experience at Carnival Cruise Lines, as well as notable marketing expertise. He has twice been named “Travel Executive of the Year” by Travel Trade Readers and his marketing honors include The Association of Travel Marketing Executives Atlas Award and the Travel Industry Association Hall of Leaders designation. Mr. Dickinson is also former Chairman of the Cruise Line International Association.

4.

Arnold W. Donald, age 56, has been a director of Carnival Corporation since January 2001 and a director of Carnival plc since April 2003. Mr. Donald has been the President and Chief Executive Officer of The Executive Leadership Council, a professional network of African-American executives of major U.S. companies, since November 2010. He previously served as President and Chief Executive Officer of Juvenile Diabetes Research Foundation International from January 2006 to February 2008. From March 2000 to November 2005, Mr. Donald was the Chairman of the Board of Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal® and Canderel® brands. From March 2000 to March 2003, he was also the Chief Executive Officer of Merisant Company. From January 1998 to March 2000 he was Senior Vice-President of Monsanto Company, a company which develops agricultural products and consumer goods, and President of its nutrition and consumer sector. Prior to that he was President of Monsanto Company’s agricultural sector. He has been a member of the boards of directors of Crown Holdings, Inc. since July 1999, The Laclede Group, Inc. since January 2003 and Oil-Dri Corporation of America since December 1997. He was a member of the boards of Russell Corporation from June 2004 to October 2006 and The Scotts Company from March 2000 to January 2009.

Mr. Donald’s qualifications to serve on the boards include his broad leadership and other executive skills gained through his prior executive leadership experience with a Fortune-100 science-based research and development, manufacturing and marketing company, a privately-held company with global operations, and as head of a large international research-based not-for-profit corporation. He also has broad experience in corporate governance, having served as a director, past and present, of a number of other publicly-traded companies.

5.

Pier Luigi Foschi, age 64, has been a director of Carnival Corporation and Carnival plc since April 2003. He has been Chief Executive Officer of Costa Crociere S.p.A. (“Costa”), a subsidiary of Carnival plc, and chairman of its board since January 2000.

Mr. Foschi’s qualifications to serve on the boards include his extensive international managerial and operational expertise obtained over more than 10 years in the cruise industry. During that period and under his leadership, Costa Crociere has more than tripled its revenues and guest numbers. In 2007, Mr. Foschi was listed in the ‘Club 33’ – the 33 most important and influential people in global travel industry as published by the American Travel Weekly Magazine.

6.

Howard S. Frank, age 69, has been Vice Chairman of the board of directors of Carnival Corporation since October 1993 and a director since April 1992. He has been a director, Vice Chairman of the board of directors and Chief Operating Officer of Carnival plc since April 2003. He has served as Chief Operating Officer of Carnival Corporation since January 1998. Mr. Frank is a director of The Fairholme Funds, Inc.

Mr. Frank’s qualifications to serve on the boards include his broad managerial, financial, and operational expertise, as well as his deep institutional knowledge. The boards also took into consideration Mr. Frank’s established track record of achievement and sound judgment demonstrated throughout his career with Carnival Corporation & plc.

7.

Richard J. Glasier, age 65, has been a director of Carnival Corporation and Carnival plc since July 2004. From July 2002 to May 2005, Mr. Glasier was President of Argosy Gaming Company, an owner and operator of casinos, and its Chief Executive Officer from May 2003 until October 2005. From November 1995 to July 2002, Mr. Glasier was Executive Vice President and Chief Financial Officer of Royal Caribbean Cruises Ltd.

Mr. Glasier’s qualifications to serve on the boards include significant cruise industry experience as a senior financial officer of a major cruise line, as well as his managerial and corporate governance expertise acquired as the chief executive officer of a NYSE-listed operator of hotels and casinos, as well as a director of other public companies.

8.

Modesto A. Maidique, age 70, has been a director of Carnival Corporation since April 1994 and a director of Carnival plc since April 2003. He is a professor of management of Florida International University (“FIU”) and Executive Director of FIU’s Center for Leadership. He served as President of FIU from 1986 to 2009. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, as President and Chief Executive Officer of Genome Therapeutics Corporation (formerly known as Collaborative Research, Inc.), a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique served as director of National Semiconductor Corporation from October 1993 to September 2010.

Dr Maidique’s qualifications to serve on the boards include his internationally recognized expertise in corporate management and leadership, and his experience as chief executive officer of a biotech firm, a semiconductor company and a public research university for 30 years. He currently is Visiting Professor of Leadership at the Harvard Business School and the Alvah H. Chapman, Jr., Eminent Scholar Chair in Leadership at FIU.

9.

Sir John Parker, age 68, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000, having served as Deputy Chairman of Carnival plc from September 2002 to April 2003. He has been the non-executive Chairman of National Grid plc since October 2002, Vice Chairman of DP World Limited since May 2007 and a director of Anglo American plc since July 2009, serving as its Chairman since August 2009. He has also been a non-executive director of European Aeronautic Defence and Space Company EADS N.V. since October 2009 and a member of the Prime

Minister’s Business Council for Britain and Chancellor of the University of Southampton. From May 2007 to August 2009 he served as non-executive chairman of Mondi plc. He was formerly Senior Non-Executive Director of the Court of the Bank of England, a non-executive director of GKN plc, Brambles Industries plc and BG Group plc, Chairman of Babcock International Group plc, RMC Group plc and P&O Group plc and a President of the Royal Institution of Naval Architects. Sir John Parker has been a member of the General Committee of Lloyds Register of Shipping since 1983 and was Chairman of its Technical Committee from 1993 until 2002.

Sir John’s qualifications to serve on the boards include his extensive international background and wealth of corporate experience. His past and present service as a non-executive director of a number of listed UK companies provides the boards with invaluable knowledge and insight with respect to UK corporate governance policies and practices. In addition, Sir John, as a qualified naval architect and former head of a major shipbuilding company, is very experienced in the design, construction and operation of ships.

10.

Peter G. Ratcliffe, age 62, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. He was Carnival plc’s Chief Executive Officer until April 2003. From April 2003 to June 2007 he served as Chief Executive Officer of P&O Princess Cruises International comprised of Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), Princess Cruises and Princess Tours. He has been a member of the boards of directors of BBA Aviation plc since January 2009 and Mead Johnson Nutrition Company since February 2009.

Mr. Ratcliffe’s qualifications to serve on the boards include his more than 24 years of leadership positions within the cruise industry, and his significant experience both as an executive officer and a director of UK and U.S. public companies. The boards also benefit from his financial and accounting expertise, noting that he is a Fellow of the Institute of Chartered Accountants in England and Wales.

11.

Stuart Subotnick, age 69, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Subotnick has been a general partner of Metromedia Company, a privately held diversified Delaware general partnership, since July 1986. He has been President of Metromedia Company since September 2010, having previously served as its Executive Vice President since July 1986. He has been a member of the board of directors of Abovenet Inc. since July 1997.

Mr. Subotnick’s qualifications to serve on the boards include his significant experience in financing, investing and general business matters, as well as his past experience with us, which are important to the boards when reviewing our investor relations, assessing potential financings and strategies, and otherwise evaluating our business decisions.

12.

Laura Weil, age 54, has been a director of Carnival Corporation and Carnival plc since January 2007. Ms. Weil has been the Chief Executive Officer of Ashley Stewart LLC, a privately held retailer, since October 2010. Ms. Weil was the Chief Executive Officer of Urban Brands, Inc., a privately held apparel retailer, from August 2009 to September 2010. Urban Brands, Inc. filed for Chapter 11 bankruptcy protection in September 2010. Ashley Stewart LLC, the retail chain operated by Urban Brands, Inc., emerged from bankruptcy in October 2010. Ms. Weil was the Chief Operating Officer and Senior Executive Vice President of AnnTaylor Stores Corporation, a women’s apparel company, from October 2005 to May 2006. From December 1995 to September 2005, she was the Chief Financial Officer and Executive Vice President of American Eagle Outfitters, Inc., a clothing retailer.

Ms. Weil’s qualifications to serve on the boards include her extensive financial, information technology and operating skills developed over 30 years as an investment banker and senior financial operating executive. Ms. Weil also brings significant experience in global e-commerce and consumer strategies from her leadership experience with a multi-billion dollar NYSE listed retailer.

13.	Randall J. Weisenburger, age 52, has been a director of Carnival Corporation and Carnival plc since January 2009. Mr. Weisenburger has been the Executive Vice President and Chief Financial Officer of

Omnicom Group Inc., a Fortune-250 global advertising, marketing and corporate communications company, since September 1998.

Mr. Weisenburger’s qualifications to serve on the boards include his broad leadership and operational skills gained as a senior executive of a large multi-national corporation and his extensive financial and accounting skills acquired as an investment banker and senior financial operating executive.

14.

Uzi Zucker, age 75, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Zucker was a Senior Managing Director of Bear, Stearns & Co. until he retired in December 2002. Mr. Zucker is now a private investor.

Mr. Zucker’s qualifications to serve on the boards include his significant experience in financing, investing and general business matters, as well as his past experience with us, which are important to the boards when reviewing our investor relations, assessing potential financings and strategies, and otherwise evaluating our business decisions.

PROPOSALS 15 & 16

RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS FOR CARNIVAL PLC AND RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR CARNIVAL CORPORATION

The Audit Committee of the board of directors of Carnival plc has selected the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the year ending November 30, 2011, subject to approval of our shareholders. The Audit Committee of the board of directors of Carnival Corporation has selected the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered certified public accounting firm for the year ending November 30, 2011. Representatives of both the U.S. and UK firms of PricewaterhouseCoopers LLP will be present at the annual meetings and will have an opportunity to make a statement if they desire to do so. Representatives of PricewaterhouseCoopers LLP will be available to respond to appropriate questions from shareholders.

This resolution would re-appoint PricewaterhouseCoopers LLP as the independent auditors of Carnival plc until the conclusion of the next general meeting at which accounts are laid. It is a requirement of Section 489(2) of the Companies Act 2006 that Carnival plc appoint its independent auditors at a general meeting at which accounts are laid. You are also being asked to authorize the Audit Committee of Carnival plc to determine the remuneration of PricewaterhouseCoopers LLP as independent auditors of Carnival plc.

Although ratification by our shareholders of the appointment of an independent certified public accounting firm for Carnival Corporation is not legally required, our boards of directors believe that such action is desirable. If our shareholders do not approve Proposal 15, the Audit Committees will consider the selection of another accounting firm for 2011 and future years.

The boards of directors unanimously recommend a vote FOR the re-appointment of the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the 2011 fiscal year, the authorization of the Audit Committee of Carnival plc to agree the remuneration of PricewaterhouseCoopers LLP and the ratification of the selection of the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered certified public accounting firm for the 2011 fiscal year.

PROPOSAL 17

RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC

The directors of Carnival plc are required by the Companies Act 2006 to present the financial statements, the UK statutory Directors’ Report and the auditors’ report relating to those accounts to the Carnival plc shareholders. Accordingly, the directors of Carnival plc lay before the annual meetings the Carnival plc accounts and the reports of the directors and auditors for the year ended November 30, 2010, which have been approved by and signed on behalf of Carnival plc’s board of directors and will be delivered to the Registrar of Companies in the UK following the annual meetings. Shareholders are voting to approve receipt of these documents, as UK law does not require shareholder approval of the substance and content of these documents. The UK statutory Directors’ Report is attached to this proxy statement as Annex A. The full accounts and reports of Carnival plc will be available for inspection prior to and during the annual meetings.

The boards of directors unanimously recommend a vote FOR the receipt of the accounts and reports of Carnival plc for the year ended November 30, 2010.

PROPOSAL 18

AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, our shareholders are being provided with an advisory (non-binding) vote on our executive compensation. Although the vote is advisory and is not binding on the boards, the Compensation Committees will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The “say-on-pay” vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our shareholders at least once every three years thereafter.

The boards are committed to corporate governance best practices and recognize the significant interest of shareholders in executive compensation matters. The Compensation Committees seek to balance short-term and longer-term compensation opportunities to ensure that Carnival Corporation & plc meets short-term objectives while continuing to produce value for its shareholders over the long-term. They also promote a compensation program designed to attract, motivate and retain key executives. As discussed in the Compensation Discussion and Analysis, the Compensation Committees believe that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our named executive officers with those of our shareholders. For example:

•	Our compensation philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration.

•

In accordance with the Compensation Committees’ focus on long-term shareholder return, they approved new 2011 performance-based share awards for the named executive officers. The awards are based on earnings per share growth over a three year period, with award opportunity from zero to 200% based on the earnings per share percentage increase achieved at the of the third year.

•	To further promote long-term shareholder alignment, we require our named executive officers to meet and maintain stock ownership requirements.

•

The Compensation Committees review the position of each element of total direct compensation relative to the competitive market, and use the range of total direct compensation levels in the competitive market to assess the extent to which the compensation provided to the named executive officers is generally consistent with that offered by the competitive market to their named executive officers.

•	Carnival Corporation & plc does not enter into employment agreements with its U.S. executives and does not offer them excise tax gross-up protections.

We encourage you to read our Compensation Discuss and Analysis contained within this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our shareholders have the opportunity to vote for or against, or to abstain from voting, on the following resolution:

“Resolved, that the shareholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”

The above referenced disclosures appear at pages 55 to 86 of this proxy statement.

The boards of directors unanimously recommend a vote “FOR” approval of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).

PROPOSAL 19

AN ADVISORY (NON-BINDING) VOTE ON

HOW FREQUENTLY SHAREHOLDERS SHOULD VOTE

TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Act, our shareholders are being provided with an advisory (non-binding) vote on how frequently our shareholders should have an advisory (non-binding) vote on the compensation of our named executive officers. Although the vote is advisory and is not binding on the boards, the Compensation Committees will take into account the outcome of the vote when considering how frequently to hold “say-on-pay” votes. We refer to this non-binding advisory vote as the “say-on-frequency” vote. You may choose from the following alternatives: every year, every two years, every three years or you may abstain.

The “say-on-frequency” vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our shareholders at least once every six years thereafter.

The boards believe that having an annual “say-on-pay” vote to approve the compensation of our named executive officers in satisfaction of U.S. disclosure rules is appropriate. In this regard, we note that our shareholders are already provided with an annual vote to approve the Carnival plc Directors’ Remuneration Report (see Proposal 20), which covers all directors and includes the Compensation Discussion and Analysis (itself a significant portion of the executive compensation disclosure that is the subject of the “say-on-pay” vote). Moreover, the boards believe that more frequent “say-on-pay” votes will permit the boards to receive current feedback on a timely basis from our shareholders regarding our compensation program for our named executive officers, which will enable us to implement more quickly any modifications that the boards determine to be appropriate.

The boards of directors unanimously recommend that you vote in favor of holding a non-binding advisory vote every year to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 20

APPROVAL OF DIRECTORS’ REMUNERATION REPORT

In accordance with Sections 439 and 440 of the Companies Act 2006 and Schedule 8 of the Large and Medium Sized Companies and Groups (Accounts and Reports) Regulations 2008 (the “LMCG Regulations”), shareholders are voting to approve adoption of the Carnival plc Directors’ Remuneration Report, which is in two parts. Part I also constitutes the Compensation Discussion and Analysis as required by regulations promulgated by the SEC, and includes information that Carnival plc is required to disclose in accordance with the LMCG Regulations. Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this proxy statement and includes the additional information that Carnival plc is required to disclose in accordance with the LMCG Regulations, including certain information which has been audited for the purposes of the Carnival plc Annual Report. UK law does not require shareholder approval of the substance and content of the Carnival plc Directors’ Remuneration Report. Accordingly, disapproval of the Carnival plc Directors’ Remuneration Report will not require us to amend the report although under applicable UK guidelines the boards and Compensation Committees are expected to take into account both the voting result and the views of our shareholders in their application, development and implementation of remuneration policies and schemes.

The Carnival plc Directors’ Remuneration Report sets out the boards’ remuneration policy for the next and subsequent fiscal years and other details required by the LMCR Regulations and the Combined Code on Corporate Governance published by the UK Financial Reporting Council in June 2008 (the “UK Combined Code”).

The boards of directors unanimously recommend a vote FOR the approval of the Carnival plc Directors’ Remuneration Report.

PROPOSALS 21 & 22

APPROVAL OF THE GRANT OF AUTHORITY TO ALLOT NEW CARNIVAL PLC SHARES

AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS APPLICABLE TO THE ALLOTMENT OF NEW CARNIVAL PLC SHARES

Summary. Proposal 21 authorizes the directors of Carnival plc to issue, until the next annual general meeting of Carnival plc (or, if earlier, until the close of business on July 12, 2012), a maximum number of Carnival plc ordinary shares (or to grant rights to subscribe for or convert any securities into ordinary shares up to a maximum aggregate amount) without further shareholder approval. Proposal 22 authorizes the directors of Carnival plc to issue (or sell any ordinary shares which Carnival plc elects to hold in treasury), until the next annual general meeting of Carnival plc (or, if earlier, until the close of business on July 12, 2012), a maximum number of Carnival plc ordinary shares for cash without first offering them to existing shareholders in accordance with the pre-emption rights that would otherwise be applicable. As is the case with many UK companies, these resolutions are proposed each year as the directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted without shareholder approval and for shares to be allotted for cash without making a pre-emptive offer. The Carnival plc directors have no current commitments or plans to allot additional shares of Carnival plc.

Discussion. Under Article 30 of the Articles of Association of Carnival plc, the directors have, for a “prescribed period,” unconditional authority to allot ordinary shares in Carnival plc up to an aggregate nominal amount known as the “allotment amount.”

The power to implement the authority provided by Article 30 is sought each year by the proposal of an ordinary resolution to establish the prescribed period and the allotment amount. By passing this ordinary resolution, shareholders are authorizing the board of Carnival plc to issue, during the prescribed period, a maximum number of shares having an aggregate nominal value equal to the allotment amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval.

Under Article 31 of the Articles of Association of Carnival plc, the directors have, for the same “prescribed period” referred to above, power to allot a small number of ordinary shares for cash without making a pre-emptive offer to existing shareholders up to an aggregate nominal amount known as the “disapplication amount.”

The power to implement the authority provided by Article 31 is sought each year by the proposal of a special resolution to establish the disapplication amount. By passing this special resolution, shareholders are authorizing the board of Carnival plc to issue, during the prescribed period, an amount of shares having an aggregate nominal value equal to the disapplication amount, for cash without first offering them to existing shareholders of Carnival plc.

The Third Amended and Restated Articles of Incorporation of Carnival Corporation do not contain equivalent provisions and holders of Carnival Corporation shares do not have pre-emption rights. Accordingly, no action is required in respect of the ability of Carnival Corporation to allot shares or to disapply pre-emption rights.

In common with many UK companies, resolutions to renew the prescribed period and re-establish the allotment amount and the disapplication amount are normally proposed each year as the directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted and for shares to be allotted for cash without making a pre-emptive offer. This is the purpose of Proposal 21 (an ordinary resolution) and Proposal 22 (a special resolution). As usual, the prescribed period is the period from the passing of the resolutions until the next annual general meeting (or, if earlier, until the close of business on July 12, 2012).

Guidelines issued by the Association of British Insurers, whose member insurance companies are some of the largest institutional investors in UK listed companies, require the allotment amount to be limited to one-third of the issued ordinary share capital (except in the case of a rights issue). By reference to Carnival plc’s issued ordinary share capital on January 14, 2011, the maximum allotment amount is $118,566,098, which is equal to 71,425,360 new Carnival plc ordinary shares, being one third of the amount of the issued ordinary share capital.

In line with guidance issued by the Association of British Insurers, paragraph (b) of Proposal 21 would give the directors of Carnival plc authority to allot ordinary shares or grant rights to subscribe for or convert any securities into ordinary shares in connection with a rights issue in favor of ordinary shareholders up to an aggregate nominal amount equal to $236,214,852 (representing 142,850,720 ordinary shares), as reduced by the nominal amount of any shares issued under paragraph (a) of Proposal 21. However, if they do exercise the authorities given to them if Proposals 21 and 22 are passed, the directors intend to follow the Association of British Insurers’ recommendations concerning their use (including as regards the directors standing for re-election in certain cases. This amount (before any reduction) represents approximately two-thirds of the issued ordinary share capital (excluding treasury shares) of Carnival plc as at January 14, 2011.

Guidelines issued by the Pre-emption Group, a group comprising representatives of UK listed companies, investment institutions and corporate finance practitioners and formed under the support of the London Stock Exchange to monitor the operation of the Guidelines, recommend that a resolution to disapply the statutory pre-emption rights provided by UK company law should be limited to an amount of equity securities not exceeding 5% of the nominal value of the company’s issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on January 14, 2011, the maximum disapplication amount is $17,784,915, which is equal to 10,713,804 new Carnival plc ordinary shares. In respect of this aggregate nominal amount, the directors of Carnival plc confirm their intention to follow the provisions of the Pre-emption Group’s Statement of Principles regarding cumulative usage of authorities within a rolling 3-year period where the Principles provide that usage in excess of 7.5% should not take place without prior consultation with shareholders.

In summary, if Proposals 21 and 22 were passed, the extent of the authority of the directors to allot new Carnival plc ordinary shares for cash on terms which would be dilutive to the existing shareholdings of Carnival plc shareholders, without shareholder approval, would be limited to 10,713,804 new Carnival plc ordinary shares, being 5% of the issued ordinary share capital of Carnival plc at January 14, 2011. The directors have no current commitments or plans to allot additional shares of Carnival plc. Furthermore, the adoption of Proposals 21 and 22 would have no material effect on the ability of Carnival plc to undertake or defend against a takeover attempt.

The boards of directors have authorized the repurchase of up to 19.2 million Carnival plc ordinary shares and up to 31.5 million shares of Carnival Corporation common stock under “Stock Swap” programs. We use the “Stock Swap” programs in situations where we can obtain an economic benefit because either Carnival Corporation common stock or Carnival plc ordinary shares are trading at a price that is at a premium or discount to the price of Carnival plc ordinary shares or Carnival Corporation common stock, as the case may be.

In the event Carnival Corporation common stock trades at a premium to Carnival plc ordinary shares, we may elect to issue and sell Carnival Corporation common stock in “At The Market” transactions and use the sale proceeds to repurchase Carnival plc ordinary shares in the UK market on at least an equivalent basis, with the remaining net proceeds used for general corporate purposes. In the offering, Carnival Corporation may issue and sell up to 19.2 million of its common stock in the U.S. market, which shares are to be sold from time to time at prevailing market prices in ordinary brokers’ transactions.

In the event Carnival Corporation common stock trades at a discount to Carnival plc ordinary shares, we may elect to sell existing ordinary shares of Carnival plc, with such sales made by Carnival Corporation or Carnival Investments Limited, a subsidiary of Carnival Corporation, with a sales agent from time to time in “at the market” transactions, and use the sale proceeds to repurchase Carnival Corporation common stock in the U.S. market on at least an equivalent basis, with the remaining net proceeds used for general corporate purposes. In the offering, Carnival Corporation or Carnival Investments Limited may sell up to 31.5 million Carnival plc ordinary shares in the UK market, which shares are to be sold from time to time at prevailing market prices in ordinary brokers’ transactions by a sales agent.

The boards of directors unanimously recommend a vote FOR the approval of limits on the authority to allot Carnival plc shares and the disapplication of pre-emption rights for Carnival plc.

PROPOSAL 23

GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES

In June 2006, the boards of directors authorized the repurchase of up to an aggregate of $1 billion of Carnival Corporation common stock and Carnival plc ordinary shares subject to certain restrictions. On September 19, 2007, the boards of directors increased the remaining $578 million general repurchase authorization back to $1 billion (the “Repurchase Program”). The Repurchase Program does not have an expiration date and may be discontinued by our boards of directors at any time.

At January 14, 2011, the remaining availability pursuant to the Repurchase Program was $787 million. We may repurchase shares of Carnival Corporation common stock or Carnival plc ordinary shares under the Repurchase Program, in addition to repurchases made with net proceeds resulting from the “Stock Swap” programs described above.

Shareholder approval is not required for us to buy back shares of Carnival Corporation, but is required under the Companies Act 2006 for us to buy back shares of Carnival plc. Accordingly, last year Carnival Corporation and Carnival plc sought and obtained shareholder approval to effect market purchases of up to 21,344,716 ordinary shares of Carnival plc (being approximately 10% of Carnival plc’s ordinary shares in issue). No Carnival plc ordinary shares have been purchased under the Repurchase Program and the Stock Swap Programs through January 14, 2011. Carnival Corporation & plc treats any such purchases made by Carnival Corporation or Carnival Investments Limited under the Repurchase Program or the Stock Swap Programs as if they were made by Carnival plc under the Carnival plc share buy back authority. That approval expires on the earlier of (i) the conclusion of Carnival plc’s 2011 annual general meeting or (ii) October 12, 2011. Shareholder approval to effect market purchases (within the meaning of Section 693(4) of the Companies Act 2006) of up to 21,427,608 ordinary shares of Carnival plc (being 10% of Carnival plc’s ordinary shares in issue as of January 14, 2011) is being sought.

The boards of directors confirm that the authority to purchase Carnival plc’s shares under the Repurchase Program and the “Stock Swap” program will only be exercised after careful consideration of prevailing market conditions and the position of Carnival plc. In particular, the program will only proceed if we believe that it is in the best interests of Carnival Corporation, Carnival plc and their shareholders generally. The boards of directors are making no recommendation as to whether shareholders should sell any shares in Carnival plc and/or Carnival Corporation.

If the boards of directors exercise the authority conferred by Proposal 23, we would have the option of holding the shares in treasury, or canceling them. Shares held in treasury can be re-sold for cash, used for employee share schemes or later cancelled. The boards of directors think it prudent to maintain discretion as to dealing with the purchased shares.

The boards of directors consider that any buy back of Carnival plc shares may include the purchase of its American Depositary Shares (“ADSs”), each representing one ordinary share of Carnival plc, with a subsequent cancellation of the underlying ADSs. If the underlying ADSs are so cancelled, Carnival plc will either cancel or hold in treasury the ordinary share represented by such ADSs.

The minimum price (exclusive of expenses) which may be paid for each Carnival plc ordinary share is $1.66, and the maximum price which may be paid is an amount (exclusive of expenses) equal to the higher of: (i) 105% of the average middle market quotations for an ordinary share, as derived from the London Stock Exchange Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange at the time the purchase is carried out.

As of January 14, 2011, there are options outstanding to subscribe for 1,968,020 ordinary shares and Carnival plc has issued 738,540 RSUs, which represent in the aggregate approximately 1.31% of Carnival plc’s issued share capital. If 21,427,608 ordinary shares of Carnival plc were purchased by Carnival plc and cancelled, these options and RSUs would represent in the aggregate approximately 1.45% of Carnival plc’s issued share capital.

The authority to purchase Carnival plc ordinary shares will expire at the conclusion of the Carnival plc annual general meeting in 2012 or on October 12, 2012, whichever is earlier (except in relation to any purchases of shares the contract for which was entered before the expiry of such authority).

The boards of directors unanimously recommend a vote FOR the general authority to buy back Carnival plc ordinary shares.

PROPOSAL 24

APPROVAL OF CARNIVAL CORPORATION 2011 STOCK PLAN

Effective as of January 1, 2011, pursuant to the terms of the existing Carnival Corporation Amended and Restated 2001 Outside Director Stock Plan (the “2001 Director Plan”), no future awards may be granted under the 2001 Director Plan. Similarly, the terms of the existing Carnival Corporation 2002 Stock Plan, as amended (the “2002 Plan”), provide that no future awards will be able to be granted after January 14, 2012. We refer to the 2001 Director Plan and the 2002 Plan as the “Prior Plans.” In order to ensure that Carnival Corporation & plc may continue to grant equity-based awards with respect to Carnival Corporation common stock to its management and directors following the expiration of the Prior Plans, the boards of directors have adopted the Carnival Corporation 2011 Stock Plan (the “2011 Plan”), a copy of which is attached to this proxy statement as Annex D, subject to shareholder approval at the annual meetings.

Reasons Why You Should Vote in Favor of the Approval of the 2011 Plan

The boards of directors recommend a vote for the approval of the 2011 Plan because they believe the plan is in the best interests of Carnival Corporation & plc and their shareholders for the following reasons:

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the 2011 Plan is to promote the success of Carnival Corporation & plc by giving us a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of Carnival Corporation & plc.

Aligns director, employee and shareholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of Carnival Corporation & plc’s equity; (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period; and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the 2011 Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our shareholders.

The boards of directors and Compensation Committees believe the 2011 Plan contains several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

No “evergreen” provision. The number of shares of Carnival Corporation common stock available for issuance under the 2011 Plan is fixed and will not adjust based upon the number of shares outstanding. We currently expect the number of shares authorized for issuance under the 2011 Plan will be sufficient to provide for future awards for approximately eight to ten years, at which time we expect to ask our shareholders to approve an additional share authorization.

Will not be excessively dilutive to our shareholders. Subject to adjustment, the maximum number of shares of Carnival Corporation common stock authorized for issuance under the 2011 Plan is 15,000,000 shares, plus the number of shares subject to awards outstanding under the Prior Plans as of the date of shareholder approval of the 2011 Plan, but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. If the 2011 Plan is approved by shareholders, no new awards will be granted under the Prior Plans and any shares of Carnival Corporation common stock available for issuance under the Prior Plans that are not subject to outstanding awards will no longer be available for issuance. As of January 14, 2011, there were 9,762,805 shares subject to stock options outstanding, with a weighted-average exercise price of $45.11 and a weighted-average remaining term of 2.7 years, and 1,326,326 full value shares (unvested) outstanding under the Prior Plans.

Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The 2011 Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of Carnival Corporation common stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

No repricing or exchange without shareholder approval. The 2011 Plan prohibits the repricing of outstanding stock options or SARs without shareholder approval, except in connection with certain corporate transactions involving Carnival Corporation & plc.

“Clawback” provisions. The 2011 Plan contains “clawback” provisions. The Compensation Committees may require the participant to surrender and return to Carnival Corporation & plc any shares received, and/or to repay any profits or any other economic value made or realized by the participant if such participant is determined by the Compensation Committees to have violated a noncompete, nonsolicit, nondisclosure or other agreement or taken action that would constitute a “detrimental activity,” as that term is defined in the 2011 Plan, that is in conflict with or adverse to the interest of Carnival Corporation & plc and its affiliates, including fraud or conduct contributing to any financial restatements or irregularities, or if the participant receives any amount in excess of what he or she should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error). The U.S. Securities and Exchange Commission has not yet promulgated final rules relating to the “clawback” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Once these rules are effective, they will apply to all awards made under the 2011 Plan, including awards that were granted prior to the date on which such rules become effective.

Summary of the 2011 Plan Features

The following summary of the material features of the 2011 Plan is qualified in its entirety by reference to the complete text of the 2011 Plan, which is attached as Annex D to this proxy statement.

Administration. Our Compensation Committees (or subcommittee thereof, if necessary for Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) will administer the 2011 Plan. The Compensation Committees will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2011 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2011 Plan. The Compensation Committees will have full discretion to administer and interpret the 2011 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any employees, directors, officers or consultants (and prospective employees, directors, officers or consultants) of Carnival Corporation & plc or of its subsidiaries or their respective affiliates will be eligible for awards under the 2011 Plan. The Compensation Committees have the sole and complete authority to determine who will be granted an award under the 2011 Plan. Additional employees of certain designated foreign subsidiaries of Carnival Corporation & plc are also eligible under separate “Sub Plans.”

Number of Shares Authorized. The 2011 Plan provides for an aggregate of 15,000,000 shares of Carnival Corporation common stock to be available for awards under the 2011 Plan and the Sub Plans. No more than 1,000,000 shares of Carnival Corporation common stock may be issued to any participant during any single year with respect to incentive stock options under the 2011 Plan. No participant may be granted awards of options and SARs with respect to more than 1,000,000 shares of Carnival Corporation common stock in any one year. No more than 1,000,000 shares of Carnival Corporation common stock may be granted under the 2011 Plan to any participant during any single fiscal year with respect to performance compensation awards in any one performance period. The maximum amount payable for an individual employee or officer under the 2011 Plan for any single year during a performance period is $10,000,000 (with respect to each year if the performance period is more than one year). Shares of Carnival Corporation common stock subject to awards are generally unavailable for future grant. If there is any change in our corporate capitalization, the Compensation Committees in their sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2011 Plan, the number of shares covered by awards then outstanding under the 2011 Plan, the limitations on awards under the 2011 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in Carnival Corporation & plc’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, including an unpairing of Carnival Corporation and Carnival plc (that is, an unpairing of the share of common stock from the trust share of beneficial interest in the P&O Princess Special Voting Trust that is currently paired with a share of Carnival Corporation common stock), such that the Compensation Committees determine that an adjustment is necessary or appropriate, then the Compensation Committees can make adjustments in a manner that they deem equitable, including, without limitation, (1) adjusting the number of shares or other securities of Carnival Corporation (or number and kind of other securities or other property) which may be delivered in respect of awards or with respect to which awards may be granted under the 2011 Plan, or the terms of any outstanding award (including the number of shares or other securities of Carnival Corporation (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, the exercise price with respect to any award or any applicable performance measures; (2) providing for a substitution or assumption of awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time (which shall not be required to be more than ten (10) days) for participants to exercise outstanding awards prior to the occurrence of such event (and any such award not so exercised shall terminate upon the occurrence of such event); and (3) cancelling any one or more outstanding awards and causing to be paid to the holders thereof, in cash, shares, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Compensation Committees (which if applicable may be based upon the price per share received or to be received by other stockholders of Carnival Corporation in such event), including without limitation, in the case of an outstanding option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Compensation Committees) of the shares subject to such option or SAR over the aggregate exercise price of such option or SAR, respectively (it being understood that, in such event, any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share subject thereto may be canceled and terminated without any payment or consideration therefor).

Awards Available for Grant. The Compensation Committees may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Awards may be granted under the 2011 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by Carnival Corporation & plc or with which Carnival Corporation & plc combines (“Substitute Awards”).

Stock Options. The Compensation Committees will be authorized to grant options to purchase shares of Carnival Corporation common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2011 Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the 2011 Plan will be subject to the terms and conditions established by the Compensation Committees. Under the terms of the 2011 Plan, the exercise price of the options will not be less than the fair market value of Carnival Corporation common stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2011 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committees and specified in the applicable award agreement. The maximum term of an option granted under the 2011 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% shareholder); provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of Carnival Corporation common stock is prohibited by Carnival Corporation & plc’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of Carnival Corporation common stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest) or by such other method as the Compensation Committees may permit in their sole discretion, including: (i) by withholding or surrender of the minimum number of shares of Carnival Corporation common stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes; (ii) if there is a public market for the shares of Carnival Corporation common stock at such time, by means of a broker-assisted cashless exercise mechanism; or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes.

Stock Appreciation Rights. The Compensation Committees will be authorized to award SARs under the 2011 Plan. SARs will be subject to the terms and conditions established by the Compensation Committees. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2011 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Compensation Committees (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of Carnival Corporation common stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be subject to terms established by the Compensation Committees and reflected in the award agreement.

Effect of Termination of Employment or Service on Options and SARs. Unless otherwise provided by the Compensation Committees, in the event (i) the participant’s employment or service with Carnival Corporation & plc is terminated without “cause” or by the participant for any reason other than “retirement,” each option and SAR to the extent then vested shall remain exercisable for up to three months after the date of such termination; provided, however, that any such participant who is subsequently rehired or reengaged by Carnival Corporation & plc within three months following such termination and prior to the expiration of the option or SAR shall not be considered to have undergone a termination; (ii) the participant’s employment or service with Carnival Corporation is terminated on account of death or “disability,” or the participant dies following a termination described in clause (i) above but prior to the expiration of an option or SAR, the option or SAR shall to the extent then vested shall remain exercisable for up to one year after the date of death or termination on account of Disability, as applicable; (iii) the participant’s employment or service with Carnival Corporation & plc is terminated for “cause,” the option or SAR shall expire immediately upon such cessation of employment or service; (iv) the participant retires, the option and SAR will continue to vest and remain exercisable through the expiration of its original full term; and (v) a participant who is a member of the boards ceases to be a member of the boards due to death or Disability, all unvested options and SARs shall immediately vest and become exercisable and all vested options and SARs (including after giving effect to such accelerated vesting) shall continue to be exercisable for up to one year from such cessation, provided, however, that upon a participant’s ceasing to be a member of the boards for any reason other than death or Disability, all unvested options and SARs shall continue to vest in accordance with their initial terms, and all vested options and SARs shall continue to be exercisable until the original expiration date of such option or SAR; provided, further, that if the participant ceases to be a member of the boards prior to serving in such capacity for one year, all of such participant’s options shall immediately expire upon such termination. In addition, if a participant’s employment is terminated due to disability at a time when he or she also meets the requirements for retirement, the participant will receive the better of the disability or retirement treatment for the participant’s options and SARs.

Restricted Stock. The Compensation Committees will be authorized to award restricted stock under the 2011 Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committees. Restricted stock is Carnival Corporation common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committees for a specified period. A holder of restricted stock will generally have the rights of a shareholder, including without limitation, the right to vote the shares. At the discretion of the Compensation Committees, dividends paid on restricted stock may be either currently paid or accumulated (and interest may be credited on cash dividends at a rate determined by the Compensation Committees), and any accumulated dividends will be distributable to the participant at the same time as the original underlying shares of restricted stock are delivered. A member of the boards of directors who ceases to be a member of the boards of directors prior to the first anniversary of his or her initial election to the boards will forfeit any shares of restricted stock that were granted upon such initial election to the boards.

Restricted Stock Unit Awards. The Compensation Committees will be authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committees. Unless the Compensation Committees determine otherwise, or specify otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committees, the participant will receive a number of shares of Carnival Corporation common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committees. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by Carnival Corporation & plc of dividends on shares of Carnival Corporation common stock, either in cash or (at the sole discretion of the Compensation Committees) in shares of Carnival Corporation common stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committees, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committees, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled. A member of the boards of directors who ceases to be a member of the boards of directors prior to the first anniversary of his or her initial election to the boards will forfeit any restricted stock units that were granted upon such initial election to the boards.

Other Stock-Based Awards. The Compensation Committees will be authorized to grant awards of unrestricted shares of Carnival Corporation common stock, rights to receive grants of awards at a future date, the grant of securities convertible into shares of Carnival Corporation common stock, or other awards denominated in shares of Carnival Corporation common stock under such terms and conditions as the Compensation Committees may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of Carnival Corporation & plc (and/or in respect of Carnival Corporation, Carnival plc or one or more cruise brands or reporting units, administrative departments, or any combination of the foregoing) and shall be limited to the following or any combination thereof:

•	income before taxes or net income (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);

•	basic or fully diluted earnings per share (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);

•	net revenue, net revenue yield or the growth of either in current or constant dollars;

•	net passenger revenue, net passenger revenue yield or the growth of either in current or constant dollars;

•	net ticket revenue, net ticket revenue yield or the growth of either in current or constant dollars;

•	net onboard revenue, net onboard revenue yield or the growth of either in current or constant dollars;

•	net other revenue, net other revenue yield or the growth of either in current or constant dollars;

•

net cruise costs excluding fuel, net cruise costs excluding fuel per available lower berth day (“ALBD”), or the change of either in current or constant dollars (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);

•

operating income, operating income per ALBD or the growth of either in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);

•	fuel consumption, fuel consumption in tons per ALBD (x 1,000) or the change of either or any other metric of fuel efficiency;

•	occupancy percentage;

•

return measures (including, but not limited to, returns on investment, assets, or equity) calculated with or without asset impairments, gains and/or losses on sale of ships or other assets, construction-in-progress, goodwill and/or intangibles;

•

cash flow measures (including, but not limited to, cash provided by operating activities, free cash flow, and cash flow return on capital), which may, but are not required to be, measured on a per share or per ALBD basis, in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);

•

earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA) which may, but are not required to be, measured on a per share or per ALBD basis, in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets or cost reduction goals and general and administrative expense savings;

•	measures of economic value added or other ‘value creation’ metrics;

•	inventory control;

•	enterprise value;

•	employee recruitment and retention;

•	timely introduction of new ships or facilities;

•

objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting cruise brand, reporting unit or project budgets);

•	cost of capital, debt leverage, cash and liquidity positions or book value;

•	health, environmental, safety, security or other enterprise risk management initiatives; or

•	strategic objectives.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on a relative or absolute basis to measure the performance of Carnival Corporation & plc and/or its affiliates or any divisions, operation, or business units, brands, business segment, administrative departments or combination thereof, as the Compensation Committees deem appropriate. Performance Goals may be compared to the performance of a group of comparable companies or a published or special index that the Compensation Committees deem appropriate or, stock market indices. The Compensation Committees also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and Performance

Goals for such an award will be established, by the Compensation Committees in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Compensation Committees establish the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committees must certify in writing that the Performance Goals established with respect to such award have been achieved.

The Compensation Committees may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in Carnival Corporation & plc’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in Carnival Corporation & plc’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (I) the Performance Goals for such period are achieved; and (II) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2011 Plan) to such Performance Goals; provided, however, that, in the event of (i) the termination of a participant’s employment or service by Carnival Corporation & plc without “cause” or by the participant for or “retirement,” in each case within 12 months following a “change in control,” or (ii) the termination of a participant’s employment or service due to death or “disability,” the participant shall receive payment in respect of a Performance Compensation Award based on (A) actual performance through the date of termination as determined by the Compensation Committees or (B) if the Compensation Committees determine that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Compensation Committees (but not to the extent that using the assumed achievement of target performance would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such award for any participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

Change in Control. Except to the extent a particular award agreement otherwise provides, (1) in the event a participant’s employment or service is terminated by Carnival Corporation & plc without “cause” (and other than due to death or disability) on or within 12 months following a change in control, then notwithstanding any provision of the 2011 Plan to the contrary, all options and SARs shall become immediately exercisable, and the restrictions on restricted stock and restricted stock units and any other awards will immediately lapse (including a waiver of any applicable performance goals) and (2) in the event of a change in control, the Compensation Committees may in their discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding award and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share received or to be received by other shareholders of Carnival Corporation in the event.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, unless otherwise permitted by the Compensation Committees in the case of awards other than incentive stock options.

Amendment. The 2011 Plan will have a term of ten years. The boards of directors may amend, suspend or terminate the 2011 Plan at any time; however, shareholder approval to amend the 2011 Plan may be necessary if the law or New York Stock Exchange rules so require. Under the UK Listing Rules, the prior approval of Carnival plc’s shareholders in general meeting must be obtained in the case of any amendment to the advantage of participants which is made to the provisions of the 2011 Plan relating to eligibility, limits, variations of capital and the basis for determining participants’ entitlement to shares. However, minor amendments to benefit the administration of the 2011 Plan or to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for participants or for any member of the Carnival Corporation & plc group of companies, may be made without the prior approval of Carnival plc in general meeting. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committees may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without shareholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR; (ii) the Compensation Committees may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price); and (iii) no option or SAR may be exchanged for cash or another award. However, shareholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted as described in “Changes in Capital Structure and Similar Events” above. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without shareholder approval.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. References below to the effect of certain provisions of the Code on Carnival Corporation & plc’s ability to deduct compensation would be applicable only to the extent that Carnival Corporation & plc were otherwise subject to U.S. federal income tax and any such deductions were relevant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of Carnival Corporation common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option; or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. Carnival Corporation & plc will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. Carnival Corporation & plc will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended). Carnival Corporation & plc will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Carnival Corporation & plc will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. To the extent that Section 162(m) were to become applicable to Carnival Corporation & plc, the 2011 Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2011 Plan or would have been received by or allocated to participants for the last completed fiscal year if the 2011 Plan then had been in effect because awards under the 2011 Plan will be made at the discretion of the Compensation Committees (or subcommittee thereof, if necessary for Section 162(m) of the Code). Benefits under the 2011 Plan will not be pensionable.

The boards of directors unanimously recommend a vote FOR the approval of the 2011 Plan.

BOARD STRUCTURE AND COMMITTEE MEETINGS

Independence of Board Members

The boards of directors have determined that each of the following directors is an “independent director” in accordance with the corporate governance rules of the New York Stock Exchange as a result of having no material relationship with Carnival Corporation & plc other than (1) serving as a director and board committee member, (2) receiving related fees as disclosed in this proxy statement and (3) having beneficial ownership of Carnival Corporation and/or Carnival plc securities as disclosed in the section of this proxy statement entitled “Stock Ownership of Certain Beneficial Owners and Management”: Sir Jonathon Band, Arnold W. Donald, Richard J. Glasier, Modesto A. Maidique, Sir John Parker, Stuart Subotnick, Laura Weil, Randall J. Weisenburger and Uzi Zucker.

Changes in Board composition

Sir Jonathon Band was elected to the board of directors at the April 13, 2010 annual shareholders meeting. Richard G. Capen, Jr., having reached the age of 75, was not nominated for re-election at the last annual shareholders meeting in accordance with the Carnival Corporation & plc Corporate Governance Guidelines. His last day of service as a director was on April 13, 2010.

Board Meetings

During the year ended November 30, 2010, the board of directors of each of Carnival Corporation and Carnival plc held a total of nine meetings. Each Carnival Corporation director and each Carnival plc director attended either telephonically or in person at least 75% of all Carnival Corporation & plc board of directors and applicable committee meetings.

Our Corporate Governance Guidelines provide that our non-executive directors will meet privately in executive session at least quarterly. All of our non-executive directors, acting in executive session, elected Mr. Subotnick as the Presiding Director to preside at these meetings. Mr. Subotnick also acts as the senior independent director under the UK Combined Code.

All board members are expected to attend our annual meetings of shareholders. At the 2010 annual meetings, all of the board members of each company were in attendance, except for Modesto A. Maidique who was unable to attend.

Board Committees

The boards delegate various responsibilities and authority to different board committees. The committees regularly report on their activities and actions to the full boards. The board of directors of each of Carnival Corporation and Carnival plc has established standing Audit; Compensation; Executive; Health, Environmental, Safety & Security (“HESS”); and Nominating & Governance Committees, which are comprised of the same directors for each company. A majority of the directors of each company and all of the members of the Audit Committee, Compensation Committee, HESS Committee and Nominating & Governance Committee of each company are independent (as defined by the listing standards of the New York Stock Exchange, SEC rules and the UK Combined Code).

The membership and function of each committee is described below. Our Corporate Governance Guidelines and copies of the charters of our Audit, Compensation, HESS and Nominating & Governance Committees are available under the “Corporate Governance” section of our website at www.carnivalcorp.com and www.carnivalplc.com. Each committee periodically reviews its charter in light of new developments in applicable regulations and may make additional recommendations to the boards to reflect evolving best practices. Each committee can engage outside experts, advisers, and counsel to assist the committee in its work.

The current committee members are as follows:

Name	Audit	Compensation	Executive	HESS	Nominating & Governance
Micky Arison	—	—	Chair	—	—
Sir Jonathon Band	—	—	—	X	—
Robert H. Dickinson	—	—	—	—	—
Arnold W. Donald	—	Chair	—	X	—
Pier Luigi Foschi	—	—	—	—	—
Howard S. Frank	—	—	X	—	—
Richard J. Glasier	Chair	X	—	—	—
Modesto A. Maidique	X	—	—	—	—
Sir John Parker	—	—	—	Chair	X
Peter G. Ratcliffe	—	—	—	—	—
Stuart Subotnick	X	—	—	—	X
Laura Weil	X	X	—	—	—
Randall J. Weisenburger	X	—	—	—	—
Uzi Zucker	X	—	X	—	Chair
Number of committee meetings/consent actions in fiscal 2010	13	12	5	4	4

Audit Committees. The Audit Committees assist the boards in their general oversight of our financial reporting, internal controls and audit functions, and are responsible for the appointment, retention, compensation, and oversight of the work of our independent auditors and our independent registered certified public accounting firm. The board of directors of Carnival Corporation has determined that Mr. Glasier is both “independent” and an “audit committee financial expert,” as defined by SEC rules. In addition, the board of Carnival plc has determined that Mr. Glasier has “recent and relevant financial experience” for purposes of the UK Combined Code. The boards determined that each member of the Audit Committees has sufficient knowledge in reading and understanding the company’s financial statements to serve on the Audit Committees. The responsibilities and activities of the Audit Committees are described in detail in “Report of the Audit Committees” and the Audit Committees’ charter.

Compensation Committees. The Compensation Committees have authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our stock incentive plans, including reviewing and granting equity-based awards to our executive officers and all other employees. The Compensation Committees also review and determine various other compensation policies and matters, including making recommendations to the boards with respect to the compensation of the non-executive (non-employee) directors, incentive compensation and equity-based plans generally, and administering the employee stock purchase plans. For more information on the responsibilities and activities of the Compensation Committees, including the committees’ processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Executive Compensation,” and the Compensation Committees’ charter.

Executive Committees. The Executive Committees may exercise the authority of the full board between board meetings, except to the extent that the board has delegated authority to another committee or to other persons, and except as limited by applicable law.

HESS Committees. The HESS Committees review and recommend policies relative to the protection of the environment and the health, safety and security of employees, contractors, guests and the public. The HESS Committees also supervise and monitor health, environmental, safety and security policies and programs and review with management significant risks or exposures and actions required to minimize such risks. For more information on the responsibilities and activities of the HESS Committees, see the HESS Committees’ charter.

Nominating & Governance Committees. The Nominating & Governance Committees review and report to the boards on a periodic basis with regard to matters of corporate governance. The Nominating & Governance Committees also review and assess the effectiveness of our Corporate Governance Guidelines, make recommendations to the boards regarding proposed revisions to these Guidelines, and make recommendations to the boards regarding the size and composition of the boards and their committees. For more information on the responsibilities and activities of the Nominating & Governance Committees, see “Nominations of Directors,” “Procedures Regarding Director Candidates Recommended by Shareholders” and the Nominating & Governance Committees’ charter.

Additional information with respect to Carnival plc’s corporate governance practices during the 2010 fiscal year is included in the Carnival plc Corporate Governance Report attached to this proxy statement as Annex C.

Risk Oversight

The boards of directors have overall responsibility for the Carnival Corporation & plc Enterprise Risk Management (“ERM”) Program, which assesses, monitors and identifies mitigation enhancement for key risks facing our company. The boards of directors receive both written and oral reports on the ERM Program at least twice each year and provide guidance on the direction and reporting of the ERM Program. In addition, the boards of directors also receive presentations from operating company Chief Executive Officers on key risks facing their brand and the associated risk mitigations.

Our boards use their committees to assist in its risk oversight function as follows:

•

Our Audit Committees are responsible for oversight of our financial controls and compliance activities. The Audit Committees also oversee management’s processes to identify and quantify the material risks facing Carnival Corporation & plc. In connection with its risk oversight role, the Audit Committees regularly meet privately with representatives from our independent registered certified public accounting firm, the Chief Audit Executive and the General Counsel.

•	Our Compensation Committees are responsible for oversight of risk associated with our compensation plans.

•	Our HESS Committees are responsible for oversight of risk associated with the health, environment, safety and security of employees, contractors, guests and the public.

•	Our Nominating and Governance Committees are responsible for oversight of risk associated with board processes and corporate governance.

Each committee chairman presents this information to the full boards for review.

Discussions with the boards regarding the Carnival Corporation & plc strategic plan, consolidated business results, capital structure, and other business related activities include a discussion of the risks associated with the particular item under consideration. This oversight includes briefings by management, review of audit results and corrective actions, and results of risk assessment and risk monitoring activities.

The boards believe that the structure and assigned responsibilities provides the appropriate focus and oversight for key risks faced by our company.

Compensation Risk Assessment

Carnival’s management, in conjunction with the Compensation Committees’ independent compensation consultant, Frederic W. Cook & Co., Inc., conducted a thorough review of our compensation programs, including those programs in which our named executive officers participate, to determine if aspects of those programs contribute to excessive risk-taking. Based on the findings from this review, the Compensation Committees believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Carnival Corporation & plc.

To reach this conclusion, key elements of our compensation programs were assessed to determine if they exhibited excessive risk. These elements included pay mix (cash vs. equity) and pay structure (short- vs. long-term focus), performance metrics, performance goals and ranges, the degree of leverage, incentive maximums, payment timing, incentive adjustments, use of discretion and stock ownership requirements. Our assessment reinforced the Compensation Committees’ belief that our compensation programs are not contributing to excessive risk-taking, but instead contain many features and elements that help to mitigate risk. For example:

•

Pay Structure: Our compensation programs emphasize both short- and long-term performance through our annual bonus program (delivered in cash) and though the delivery of long-term incentives (equity) in a balanced approach (approximately 50% through base salary and bonus and 50% in long-term equity awards). The mix of our pay program is intended to motivate management to consider the impact of decisions on shareholders in the short, intermediate and long-terms.

•

Incentive Caps: Our annual cash bonus plans do not allow for unlimited payouts. Cash bonus awards cannot exceed 200% of target levels. The performance-based share awards (to be introduced in fiscal 2011 and described in the Compensation Discussion and Analysis) caps the payouts at 200% of target.

•

Performance-based Awards: To strengthen the relationship between pay and performance, our annual cash bonus and long-term incentive plans include performance-based awards. The entire annual cash bonus is measured against performance targets. Beginning in 2011 a significant portion of the long-term equity awards will be in the form of performance-based share awards. Performance-based share awards will have no value unless Carnival Corporation & plc achieves pre-determined three-year performance targets. Further, all restricted share and RSU awards vest at the end of three years, rather than vesting ratably on an annual basis.

•

Performance Measurement: For corporate officers, the performance measurement used when determining their annual cash bonus is based entirely on the performance of Carnival Corporation & plc. For officers of our operating units, the performance measurements used when determining their bonus is based 75% on the performance of their operating unit, with the remaining balance being based on the performance of Carnival Corporation & plc to ensure a continued focus on the overall success of Carnival Corporation & plc.

•

Stock Ownership Guidelines: All of our Section 16 Officers, including our NEOs, are subject to a Stock Ownership Policy pursuant to which specifies target ownership levels of Carnival Corporation and Carnival plc shares for each Section 16 Officer expressed in terms of the value of the equity holdings (including unvested restricted shares and RSUs) as a multiple of each Section 16 Officer’s base salary.

•

Clawback Policy: The proposed Plan (submitted for shareholder approval in Proposal 24 of this proxy statement) contains a clawback policy so that in the event Carnival Corporation & plc is required to restate its financial statements due to fraud or misconduct, we are authorized to recover incentive-based compensation granted under the 2011 Plan.

Adjustments and Discretion: There are no predetermined adjustments under the short-term incentive plans, and the Compensation Committees may use their discretion to make such adjustments as they deem appropriate in determining awards, thereby helping to mitigate windfall payments not anticipated or warranted.

Corporate Governance Guidelines

Our Corporate Governance Guidelines address various governance issues and principles, including director qualifications and responsibilities, access to management personnel, director compensation, director orientation and continuing education and annual performance evaluations of the boards and directors. Our Corporate Governance Guidelines are posted on our website at www.carnivalcorp.com and www.carnivalplc.com.

Combined Chairman/Chief Executive Officer

Under the Third Amended and Restated Articles of Incorporation of Carnival Corporation and the Articles of Association of Carnival plc, the boards select one of their members as Chairman. The boards believe that the interests of all shareholders are best met at the present time through a leadership model with a combined Chairman and Chief Executive Officer, and an independent Presiding Director. Micky Arison currently serves as both Chairman of the Boards and Chief Executive Officer. Stuart Subotnick currently serves as Presiding Director.

The boards have no policy with respect to the separation of the offices of Chairman of the Boards and the Chief Executive Officer. The boards believe that this issue is part of the succession planning process and that it is in the best interests of Carnival Corporation & plc for the boards to make a determination when they elect a new Chief Executive Officer. The current Chief Executive Officer possesses an in-depth knowledge of our company, its integrated, multinational operations, the evolving cruise industry and the array of challenges to be faced, gained through over 30 years of successful experience overseeing the growth of the company. The boards believe these experiences and other insights put Mr. Arison in the best position to provide broad leadership for the boards as they consider strategy and as they fulfill their fiduciary responsibilities to their shareholders.

Further, the boards have demonstrated their commitment and ability to provide independent oversight of management. A majority of the members of the boards are independent, and 100% of the members of the Audit, Compensation, HESS and Nominating & Governance Committees are independent. Pursuant to our Corporate Governance Guidelines, the non-executive directors designate one non-executive director to serve as the Presiding Director to preside at executive sessions of the non-executive directors and at meetings of the boards in the absence of the Chairman. In addition, the Presiding Director serves as the principal liaison to the non-executive directors, reviews and approves meeting agendas for the boards and reviews meeting schedules.

The non-executive directors meet at least annually under the direction of the Presiding Director to conduct an appraisal of the Chairman’s performance as leader of the boards.

Nominations of Directors

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Nominating & Governance Committee. As the DLC structure requires that there be identical boards of directors, the Nominating & Governance Committees make one set of determinations in relation to both companies.

The Nominating & Governance Committees actively seek individuals qualified to become board members and recommend to the boards the nominees to stand for election as directors at the annual meetings of shareholders or, if applicable, at a special meeting of shareholders.

When evaluating prospective candidates for director, regardless of the source of the nomination, the Nominating & Governance Committees will consider, in accordance with their charter, such factors as they deem appropriate, including:

•	the candidate’s judgment;

•	the candidate’s skill;

•	diversity considerations;

•	the candidate’s experience with businesses and other organizations of comparable size;

•	the interplay of the candidate’s experience with the experience of other board members; and

•	the extent to which the candidate would be a desirable addition to the boards and any committees of the boards.

Our Corporate Governance Guidelines dictate that diversity should be considered by the Nominating and Governance Committees in the director identification and nomination process. This means that the Nominating and Governance Committees seek nominees who bring a variety of business backgrounds, experiences and perspectives to the board. The boards believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the boards to fulfill their responsibilities.

The Nominating & Governance Committees will also use their best efforts to seek to ensure that the composition of the boards at all times adheres to the independence requirements applicable to companies listed for trading on the New York Stock Exchange and the London Stock Exchange. The Nominating & Governance Committees may consider candidates proposed by management, but are not required to do so. Other than the foregoing, there are no stated minimum criteria for director nominees.

The Nominating & Governance Committees identify nominees by first evaluating the current members of the boards willing to continue in service. Current members of the boards with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the boards with that of obtaining a new perspective. If any member of the boards does not wish to continue in service or if the Nominating & Governance Committees or the boards decide not to re-nominate a member for re-election, the Nominating & Governance Committees identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committees and the boards are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committees. The Nominating and Governance Committees may engage a third party search firm to identify or evaluate or assist in identifying potential nominees.

Procedures Regarding Director Candidates Recommended by Shareholders

The Nominating & Governance Committees will also consider shareholder recommendations of qualified director nominees when such recommendations are submitted in accordance with the procedures below. In order to have a nominee considered by the Nominating & Governance Committees for election at the 2012 annual meetings, a shareholder must submit his or her recommendation in writing to the attention of our Secretary at our headquarters no later than November 2, 2011. Any such recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation and service on boards of any public company or registered investment company for at least the last five years;

•	a statement of the particular experience, qualifications, attributes or skills of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we will deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Nominating & Governance Committees in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating & Governance Committees.

Communications between Shareholders and the Boards

Shareholders or interested parties who wish to communicate with the boards, the Presiding Director, the non-executive directors as a group or any individual director should address their communications to the attention of the Secretary of Carnival Corporation and Carnival plc at 3655 N.W. 87th Avenue, Miami, Florida 33178. The Secretary will maintain a log of all such communications, promptly forward to the Presiding

Director those which the Secretary believes require immediate attention, and also periodically provide the Presiding Director with a summary of all such communications and any responsive actions taken. The Presiding Director will notify the boards or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

Code of Business Conduct and Ethics

Carnival Corporation and Carnival plc’s Code of Business Conduct and Ethics applies to all employees and members of the boards of Carnival Corporation and Carnival plc. Our Code of Business Conduct and Ethics is posted on our website at www.carnivalcorp.com and www.carnivalplc.com. The Code of Business Conduct and Ethics may be amended periodically to remain in line with best practices.

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director, executive officer, nominee or principal shareholder, or any affiliate thereof, is a party adverse to Carnival Corporation or Carnival plc, or has a material interest adverse to Carnival Corporation or Carnival plc.

DIRECTOR COMPENSATION

Our non-executive directors are entitled to receive an annual retainer of $40,000 per year, an attendance fee per board meeting of $5,000 ($2,000 if meeting attended by telephone), equity compensation, as further described below, and reimbursement for travel, meals and accommodation expenses attendant to their board membership. We do not provide retirement benefits or other benefits to our non-executive directors. We reimburse directors for travel expenses incurred for spouses or partners when we request that they attend a special event. Any amount reimbursed for spousal or partner travel is reported below in the “Director Compensation for Fiscal Year 2010” table. The Presiding Director receives an additional retainer of $20,000 per annum. In addition, non-executive directors receive additional compensation for serving as chairman or a member of a board committee. Board members who are employed by us do not receive additional compensation for their services as a member of the boards of directors.

The retainer and meeting attendance fees currently in effect for the board committees are as follows:

	Retainer		Attendance Fee
	Chair	Member	In Person	By Telephone
Audit Committees	$23,000	$7,500	$3,000	$1,500
Compensation Committees	$23,000	$3,750	$2,500	$1,250
Executive Committees	—	$3,750	—	—
HESS Committees	$23,000	$7,500	$3,000	$1,500
Nominating & Governance Committees	$10,000	$3,750	$2,500	$1,250

For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting. Non-executive directors receive payment of their earned retainer and meeting fees in quarterly installments. Annual retainers are pro-rated so that adjustments can be made during the year. Unearned portions of cash retainers are forfeited upon termination of service.

Non-executive directors receive annual share awards under the Carnival Corporation 2001 Outside Director Stock Plan. In April 2010 the board approved awards with a dollar value equal to $120,000. As a result, an award of 3,088 Carnival Corporation restricted shares or RSUs was made to each non-executive director elected or re-elected on April 13, 2010 when the closing price of a share was $38.86.

Awards under the plan vest in their entirety on the third anniversary of the grant date. The plan no longer permits awards of options. Awards of restricted shares have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock. Awards of RSUs do not receive dividends and do not have voting rights. Each RSU awarded is credited with dividend equivalents equal to the value of cash and stock dividends paid on Carnival Corporation common stock, and, for RSUs awarded prior to December 1, 2008, interest is credited on the amount of cash dividend equivalents at a rate of 2% per annum. The cash and stock dividend equivalents will be distributed upon the settlement of the RSUs upon vesting. It is anticipated that non-executive directors will receive their annual awards initially upon their election to the boards and subsequently at the time of their annual re-election to the boards.

Director Compensation for Fiscal Year 2010

The following table details the total compensation earned by our non-executive directors in fiscal 2010. Compensation for our executive directors, being Messrs. Arison, Foschi and Frank is reflected in the section entitled “Summary Compensation Table,” which follows the Compensation Discussion and Analysis. Board members who are employed by us do not receive additional compensation for their services as a member of the boards of directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)
Sir Jonathon Band	63,625	120,000	862	184,487
Richard G. Capen, Jr.	34,812	0	18,236	53,048
Robert H. Dickinson	70,000	120,000	10,933	200,933
Arnold W. Donald	132,500	120,000	6,582	259,082
Richard J. Glasier	141,000	120,000	10,337	271,337
Modesto A. Maidique	93,500	120,000	5,235	218,735
Sir John Parker	118,750	120,000	897	239,647
Peter G. Ratcliffe	70,000	120,000	1,058	191,058
Stuart Subotnick	136,750	120,000	0	256,750
Laura Weil	126,750	120,000	0	246,750
Randall J. Weisenburger	98,500	120,000	0	218,500
Uzi Zucker	126,750	120,000	5,040	251,790

(1)	Refer to the table above describing the board committee membership.
(2)

No stock option awards were granted in fiscal 2010. The amounts in the above table reflect the grant date fair value, assuming no risk of forfeiture of the grants of Carnival Corporation restricted shares and Carnival plc RSUs awarded in fiscal 2010, calculated in accordance with Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC 718”). Each of the non-executive directors received a grant of 3,088 restricted shares or RSUs upon their re-election to the boards on April 13, 2010 when the closing price of a share was $38.86. We calculate the grant date fair value related to a share of restricted stock and an RSU based on the market price of Carnival Corporation common stock or Carnival plc ordinary shares, as applicable, on the date of grant. The restricted shares and RSUs granted in 2010 vest on the third anniversary of the grant date. The restricted shares and RSUs granted to non-executive directors also vest in full upon the death or disability of the director, and continue to vest in accordance with the original vesting schedule and are not forfeited if a director ceases to be a director for any other reason after having served as a director for at least one year. Except for Sir Jonathon Band, all of the above directors have served for the entire 2010 fiscal year.

(3)	The aggregate number of Carnival Corporation and Carnival plc restricted shares, RSUs and options (both exercisable and unexercisable) outstanding at November 30, 2010 are as follows:

Name	Unvested Restricted Shares	Unvested RSUs	Unexercised Options
Sir Jonathon Band	3,088	0	0
Richard G. Capen, Jr.(5)	0	4,647	42,000
Robert H. Dickinson	83,088	7,147	360,000
Arnold W. Donald	7,735	250	38,000
Richard J. Glasier	7,735	0	30,000
Modesto A. Maidique	7,735	0	36,000
Sir John Parker	8,235	0	0
Peter G. Ratcliffe	21,591	50,235	200,000
Stuart Subotnick	8,235	0	9,600
Laura Weil	7,735	3,500	0
Randall J. Weisenburger	7,735	0	0
Uzi Zucker	7,735	0	43,200

(4)

Represents reimbursement of expenses associated with spousal or partner travel and the incremental cost of cruise benefits. For Mr. Capen, also includes the cost of a watch given to him upon his retirement.

(5)

Because Mr. Capen had reached the age of 75 and in accordance with the Corporate Governance Guidelines, he was not nominated for re-election at the April 2010 annual general meeting. As a result, his term ended on April 13, 2010.

The following policies also apply to our non-executive directors:

•

Stock Ownership Guidelines. All non-executive directors are required to own at least 5,000 shares (inclusive of unvested restricted shares, RSUs and shares in a trust beneficially owned by the director) of either Carnival Corporation common stock or Carnival plc ordinary shares. New directors must achieve this requirement no later than two years from the date of their initial election to the boards by the shareholders. Other than Sir Jonathon Band who was initially elected by the shareholders in 2010, each of the non-executive directors have achieved this board mandated requirement.

•

Product Familiarization. All non-executive directors are encouraged to take a cruise for up to 14 days per year for product familiarization and pay a fare of $35 per day for such cruises. In addition, guests traveling with the non-executive director in the same stateroom are charged a fare of $35 per day. All other charges associated with the cruise (e.g., air fares, fuel supplements, government fees and taxes, gratuities, ground transfers, tours, etc.) are the responsibility of the non-executive director.

Carnival plc

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2010 for non-executive directors is included in Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

and

CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT – PART I

INTRODUCTION

Carnival Corporation and Carnival plc are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and Compensation Committee. However, as is required by the agreements governing the dual listed company (“DLC”) structure, the boards of directors and members of the committees of the boards, including the Compensation Committees, are identical and there is a single management team.

Carnival Corporation and Carnival plc are subject to disclosure regimes in the U.S. and UK. While some of the disclosure requirements are the same or similar, some are very different. As a result, the Carnival plc Directors’ Remuneration Report is in two parts. The information contained in this Part I constitutes the Compensation Discussion and Analysis as required by regulations promulgated by the SEC, and includes information that Carnival plc is required to disclose in accordance with the Sections 439 and 440 of the Companies Act 2006 and Schedule 8 of the Large and Medium Sized Companies and Groups (Accounts and Reports) Regulations 2008 (the “LMCG Regulations”). Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this proxy statement and includes the additional information that Carnival plc is required to disclose in accordance with the LMCG Regulations, including certain information which has been audited for the purposes of the Carnival plc Annual Report.

Parts I and II of the Carnival plc Directors’ Remuneration Report are in compliance with the LMCG Regulations, the Combined Code on Corporate Governance published in June 2008 by the UK Financial Reporting Council (the “UK Combined Code”), the UK Companies Act 2006 and the Listing Rules of the UK Listing Authority. Both Parts I and II form part of the Annual Report of Carnival plc for the year ended November 30, 2010.

Pursuant to rules promulgated by the SEC and the LMCG Regulations, this Compensation Discussion and Analysis reviews the compensation of the following named executive officers of Carnival Corporation & plc (the “NEOs”):

Name	Title
Micky Arison	Chairman of the Boards of Directors and Chief Executive Officer
David Bernstein	Senior Vice President and Chief Financial Officer
Gerald R. Cahill	President and Chief Executive Officer of Carnival Cruise Lines
Pier Luigi Foschi	Chairman and Chief Executive Officer of Costa
Howard S. Frank	Vice Chairman of the Boards of Directors and Chief Operating Officer

OVERALL PHILOSOPHY AND OBJECTIVES

The objectives of the Compensation Committees with respect to executive compensation are to create competitive compensation packages that provide both short-term rewards and long-term incentives for positive individual and corporate performances and to increase the alignment of the financial interests of our executive officers and Carnival Corporation & plc’s shareholders. To help strengthen that linkage, the Compensation Committees’ philosophy is to place more emphasis on the variable elements of compensation, such as the annual cash bonus and equity-based compensation, than on base salary. The Compensation Committees seek to provide total direct compensation for each NEO within a reasonable range of the median for the competitive market (as described below under “Competitive Market (Peer Group) Comparison on an Aggregate Basis”), adjusted as necessary to take into consideration a particular NEO’s individual circumstances, as applicable (including the NEO’s tenure with Carnival Corporation & plc and in his current role, the NEO’s performance as evaluated over sustained periods, and the performance of the NEO’s operating group and/or area of responsibility). The Compensation Committees review the position of each element of total direct compensation relative to the competitive market, and use the range of total direct compensation levels in the competitive market to assess the extent to which the compensation provided to the NEOs is generally consistent with that offered by the competitive market to their named executive officers.

Most of the executive officers of Carnival Corporation & plc are located in the U.S., with others based in Europe. As a global entity, it is challenging to establish consistent compensation practices across geographic and corporate lines that satisfy the particular requirements of all jurisdictions. Since the largest presence of executive officers is in the U.S., our compensation policies primarily reflect U.S. market practices. However, the Compensation Committees seek to incorporate UK compensation principles, including those contained in the UK Combined Code, as far as practicable, unless the application of those principles would not be competitive in the U.S. or other markets, or would restrict Carnival Corporation & plc’s ability to transfer executives between operating units.

It is the policy of the Compensation Committees for executive officers to have notice periods, if any, of not more than 12 months in duration. Following U.S. accepted practice on remuneration, the Compensation Committees have adopted a policy not to enter into service contracts with U.S. executives. The Compensation Committees will continue to regard the individual circumstances of each case taking account of best practice in the UK and the U.S. and the expected cost to Carnival Corporation & plc of any termination of an executive’s employment arrangements.

EXECUTIVE SUMMARY

The following highlights the Compensation Committees’ key compensation decisions in 2010, as reported in the “Summary Compensation Table.” These decisions were made with the advice of the Compensation Committees’ independent consultants, Pearl Meyer Partners (“PMP”) and Frederic W. Cook & Co., Inc. (“FWC”) and are discussed in greater detail elsewhere in this Compensation Discussion and Analysis.

Key compensation decisions recognized the challenging operating environment in 2010, the significant results achieved in 2010 and superior financial performance in comparison to the competition and overall travel industry. Carnival Corporation & plc achieved operating income of $2.3 billion, a solid year of improvement from one of the most difficult economic climates in 2009 and included the following notable operating achievements: (1) significant cost reductions, (2) successful ship initiatives, including the absorption of six new ships into our fleet, (3) port development, (4) continued progress in realizing synergies among the various operating companies, (5) securing orders of the three new vessels at attractive pricing, (6) reinstatement of a dividend and (7) maintaining the strength of our brands. The Compensation Committees endeavored to maintain a high level of commitment from the NEOs in leading the business into a sustained recovery in 2010.

Base salaries for the Chairman and CEO and the Vice Chairman and COO remained unchanged for 2010. The base salaries for the other NEOs increased for 2010 based on individual performance appraisals for 2009. The NEOs’ overall average salary increase was 2.6%, equating to a 3.0% increase in salary expense for the NEO group. The recommendation recognizes both superior individual performance and new incumbents progressing in their positions.

In determining the 2010 annual cash bonuses for the NEOs, the Compensation Committees determined that pay for fiscal 2010 should be more, in general, than in fiscal 2009, in light of the overall economic performance of Carnival Corporation & plc in fiscal 2010 as compared to fiscal 2009 (including a 9% increase in year-over-year operating income performance). Consistent with this approach, the 2010 cash bonuses were on average 3.7% above target and 11% higher than the 2009 bonuses. As compared to 2009, the 2010 bonuses ranged from a 41% increase to a 6% decrease. The 2010 bonuses for the NEOs were paid at an average of 110.1% of target as compared to 88.5% of target for 2009.

The Compensation Committees approved equity awards based on 2010 performance with approximately the same value of awards granted in 2009.

In accordance with the Compensation Committees’ focus on long-term shareholder return, which was 30% for fiscal 2010, the Compensation Committees also approved new 2011 performance-based share (“PBS”) awards for the NEOs and other key executives within Carnival Corporation & plc. The awards are based on Carnival Corporation & plc earnings per share growth (“EPS”) over a three year period, with award opportunity from zero to 200% based on the EPS percentage increase achieved at the end of the third year.

OVERVIEW OF TOTAL DIRECT COMPENSATION FOR 2010 AND COMPARISON TO 2009

Total Cash Compensation. Annual changes in total cash compensation for Carnival Corporation & plc’s senior management team, including the NEOs, are managed to take into account changes in operating income as measured at the most relevant levels (corporate and/or operating company). Other considerations impacting cash compensation include changes in responsibility, market pay positioning and comparisons to other Carnival Corporation & plc executives with similar responsibility levels.

At the time fiscal 2010 salaries and target bonuses were established, Carnival Corporation & plc’s operating income was forecast to increase from the actual operating income for fiscal 2009 by approximately 1.4%. While the actual operating income for fiscal 2010 increased by 7.5%, as compared to fiscal 2009 operating income, the Compensation Committees noted that this financial result was a significant achievement, taking into account the very difficult operating environment caused by the continuing global economic downturn experienced in 2010.

The table below shows how actual cash compensation for fiscal 2010 compared to actual cash compensation for fiscal 2009. Annual cash bonuses generally increased in fiscal 2010 from fiscal 2009, except in the case of Mr. Foschi, consistent with operating performance of the business units under his management. Annual cash bonuses for performance in a fiscal year are paid early in the following fiscal year, following the Compensation Committees’ review of Carnival Corporation & plc’s overall performance and individual performance for such fiscal year.

NEO	2009 Salary Plus Bonus	2010 Salary Plus Bonus	Change from 2009 Salary Plus Bonus
Micky Arison	$3,086,116	$3,341,168	8.3%
David Bernstein	$917,500	$1,045,550	14.0%
Gerald R. Cahill	$1,599,750	$1,972,298	23.3%
Pier Luigi Foschi(1)	€2,240,750	€2,185,875	(2.4%)
Howard S. Frank	$2,917,175	$3,164,256	8.5%

(1)

Mr. Foschi’s base salary and bonus is payable in euros. His base salary and bonus is equivalent to $2,907,214 for fiscal 2010 and $3,114,643 for fiscal 2009 when converted into U.S. dollars at the average exchange rate for fiscal 2010 of $1.33:€1 and fiscal 2009 of $1.39:€1.

Total Direct Compensation. Similar to cash bonuses, equity-based compensation awards for the NEOs are granted early in one fiscal year based on overall company and individual performance results from the prior fiscal year. Unlike the annual cash bonuses, however, individual equity awards are not directly linked to operating income results from the prior year. Equity awards take into account the scope of the NEO’s responsibilities, the NEO’s performance and long-term retention considerations. The changes in total direct compensation in fiscal 2010 from fiscal 2009 for the NEOs were primarily driven by the same factors that explain the year-over-year change in NEO cash compensation.

The table below compares each NEOs’ total direct compensation for fiscal 2010 (salary, annual cash bonus and equity awards made for fiscal 2010 performance) to total direct compensation for fiscal 2009.

NEO	2009 Total Direct Compensation	2010 Total Direct Compensation	Change from 2009 Total Direct Compensation
Micky Arison	$6,587,207	$6,842,264	3.9%
David Bernstein	$1,457,492	$1,585,543	8.8%
Gerald R. Cahill	$2,699,742	$3,072,268	13.8%
Pier Luigi Foschi(1)	€3,088,508	€3,037,652	(1.6%)
Howard S. Frank	$5,834,745	$6,081,828	4.2%

(1)

Mr. Foschi’s base salary and bonus is payable in euros. His total direct compensation is equivalent to $4,040,077 for fiscal 2010 and $4,293,026 for fiscal 2009 when converted into U.S. dollars at the average exchange rate for fiscal 2010 of $1.33:€1 and fiscal 2009 of $1.39:€1. The Carnival plc shares awarded to Mr. Foschi are denominated in sterling. Because Mr. Foschi is compensated in euros, the value of the Carnival plc shares awarded for fiscal 2010 has been converted from sterling into euros based on the January 19, 2011 exchange rate of €1.19:£1, and the value of the Carnival plc shares awarded for fiscal 2009 has been converted from sterling into euros based on the February 1, 2010 exchange rate of €1.15:£1.

The fiscal 2010 compensation values included in the above table reflect the fair value of grants made in January 2011 (awarded in fiscal 2011 based on performance in fiscal 2010). Under SEC disclosure rules, because the equity awards were not granted until fiscal 2011, the grants do not appear in the “Fiscal 2010 Grants of Plan-Based Awards” table, even though these grants are based on performance in fiscal 2010. However, the Compensation Committees believe that the equity grants made in fiscal 2011 are properly considered as part of the NEOs compensation for fiscal 2010 performance (in the same way that bonuses paid in fiscal 2011 are treated as compensation for fiscal 2010 performance).

PROCESS FOR MAKING COMPENSATION DETERMINATIONS

The Compensation Committees determine the compensation policy and the compensation payable to all of our executive officers, including Carnival Corporation & plc’s Chief Executive Officer and Chief Financial Officer. The Compensation Committees interact with management of Carnival Corporation & plc on compensation issues primarily through communications, meetings and discussions with Mr. Arison, Mr. Frank and the Senior Vice President – Global Human Resources, who also attend meetings of the Compensation Committees as requested by the Compensation Committees. As part of the annual compensation determination process, Mr. Arison and Mr. Frank recommend to the Compensation Committees key initiatives and goals for Carnival Corporation & plc at the beginning of each year. After the fiscal year is complete, Mr. Arison and Mr. Frank review with the Compensation Committees the results of those initiatives, progress towards goals and other material items relating to overall Carnival Corporation & plc performance. The compensation for the NEOs is then determined by the Compensation Committees using their discretion to evaluate the individual performance of the NEOs and the overall performance of Carnival Corporation & plc.

The Compensation Committees believe that the incentive structure for senior management does not raise environmental, social or governance risks by inadvertently motivating irresponsible behavior, and that risks arising from its compensation policies and practices for the employees of Carnival Corporation & plc are not reasonably likely to have a material adverse effect on Carnival Corporation & plc. Please refer to the section of the proxy statement entitled “Compensation Risk Assessment” for additional information.

Compensation Consultant

In March 2010, the Compensation Committees engaged a consultant from PMP as their outside compensation consultant while the Compensation Committees conducted a formal selection process. Following that selection process, the Compensation Committees engaged a consultant from FWC to assist in their annual review of our executive and director compensation programs.

The Compensation Committees believe that both PMP and FWC provided objective advice to the Compensation Committees. The Compensation Committees also determined that both PMP and FWC and their consultants are independent because they provide no other services for Carnival Corporation & plc.

During the period they were each engaged, a consultant from PMP or FWC attended meetings of the Compensation Committees and provided its views on proposed actions by the Compensation Committees.

Peer Group Characteristics

When determining each element of NEO compensation, the Compensation Committees annually review the compensation practices of certain other publicly-listed companies with the assistance of a consultant. The annual market assessment consists of an analysis of top officer pay at a group of publicly-listed peer companies. Based on the recommendations of PMP, the Compensation Committees approved a peer group before the annual assessment commenced. The peer group used when assessing the fiscal 2010 compensation for the NEOs consisted of 13 U.S. publicly-listed companies comparable in size to Carnival Corporation & plc (considering revenue, market capitalization, operating income, total assets and reported full-time employees) and reflect a balanced group of media, entertainment, consumer goods and services and retailing companies. Notwithstanding the use of this peer group, the Compensation Committees believe there are no public companies that are directly comparable to Carnival Corporation & plc in terms of comparing executive officer pay. The only direct peer is Royal Caribbean Cruises Ltd., which is a substantially smaller corporation with significantly less revenue than Carnival Corporation & plc. The other selected companies have some characteristics similar to Carnival Corporation & plc, but they also have some significant differences.

Current Peer Group Companies

Colgate-Palmolive Company	Starbucks Corporation
Macy’s, Inc.	Starwood Hotels & Resorts Worldwide, Inc.
General Mills, Inc.	Target Corporation
Marriott International, Inc.	The DIRECTV Group, Inc.
McDonald’s Corporation	The Walt Disney Company
NIKE, Inc.	Yum! Brands, Inc.
Royal Caribbean Cruises Ltd.

Competitive Market (Peer Group) Comparison on an Aggregate Basis

Annually, the Compensation Committees’ independence consultant conducts a competitive market review to assist the Compensation Committees in their assessment of the NEOs’ competitive positioning of total compensation relative to the markets in which we compete for executive talent. PMP conducted a competitive market assessment on behalf of the Compensation Committees for fiscal 2010. The Compensation Committees reviewed our aggregate NEO total compensation in comparison to the competitive market, which consists of our peer group, and, in those cases where there was data for relevant comparable positions, companies contained in third-party surveys that reflect a broad database pool of hundreds of companies. The Compensation Committees were not provided with the identities of the companies in the surveys generally (or of the subsets of companies which had data for relevant comparable positions). As applicable, any utilized survey data was combined with the data for the peer group to produce a consolidated aggregated competitive market range for total direct compensation.

These analyses suggest that, in the aggregate, total direct compensation levels for Carnival Corporation & plc’s NEOs are competitively positioned against other similarly-sized public companies, but are also relatively conservative given Carnival Corporation & plc’s profitability and its market capitalization. Consistent with the approach that the Compensation Committees take in reviewing each element of total direct compensation, these analyses assist the Compensation Committees in assessing the extent to which the compensation provided to the NEOs is generally consistent with (or significantly inconsistent with) that offered by companies with whom we compete for executive level talent. The Compensation Committees do not use these analyses to peg any particular element of compensation (or total compensation) to any specific targeted peer group level.

NEO COMPENSATION DESIGN AND ELEMENTS

The compensation elements for our NEOs consist of base salary, an annual cash bonus, equity-based compensation, retirement benefits, perquisites and other benefits.

The compensation practices for each of our NEOs vary in order to reflect the organizational structure of Carnival Corporation & plc. Three of our NEOs (Messrs. Arison, Bernstein and Frank) had company-wide roles during fiscal 2010 and two of our NEOs (Mr. Cahill and Mr. Foschi) were chief executive officers of one or more operating units during fiscal 2010. As a result, the compensation practices for these two groups are different. Carnival Corporation & plc provides these executives a level of compensation opportunity that is higher than typical market practice for operating unit executives and an annual cash bonus program that places more emphasis on performance of their respective operating unit. Moreover, the benefits and perquisites and certain elements of the equity-based awards vary among the NEOs to reflect local market practices where an NEO resides.

In determining the amount of any particular element of compensation to award, the Compensation Committees consider the impact of such element on total compensation (and thus, indirectly each element affects the amount paid in respect of other elements of compensation). For example, the Compensation Committees consider the amount of the base salary and annual bonus that may be earned by an NEO when granting an equity award. However, the annual bonus and equity-based compensation awards are set independently on the basis of dollar values (and are not set or determined as a fixed percentage of base salary).

Mr. Foschi’s base salary and annual target bonus amount is generally set higher than that of the other NEOs, which is due to a combination of factors, including the terms of his previously negotiated service agreement, local labor market pressures, exchange rate differentials, and relative historical performance of the operating units run by Mr. Foschi as compared to the other business unit groups of Carnival Corporation & plc. Mr. Bernstein’s base salary and target bonus have generally been increased at a higher rate than the other NEOs due to the recognition by the Compensation Committees that his base salary level and total direct compensation were at the low end of the compensation range for chief financial officers of the peer group and competitive market companies, as well as the Compensation Committees’ favorable perspective on Mr. Bernstein’s continued growth and performance since becoming Chief Financial Officer in July 2007.

Base Salaries

A.	General

Base salaries are intended to provide a baseline level of fixed compensation that reflects each NEO’s level of responsibility. Base salaries for fiscal 2010 to our NEOs are reported in the “Summary Compensation Table.” With the exception of Mr. Foschi, our NEOs do not have agreements that establish a minimum base salary. Mr. Foschi’s service agreement sets forth a minimum base salary of €950,000. The Compensation Committees annually review the NEO’s performance and may increase the NEO’s base salary in their discretion if merited by performance or other market factors in order to attract and retain our executives.

Salaries are established for NEOs after performance results for the prior fiscal year are available. Mr. Arison and Mr. Frank review the annual competitive market analysis provided by the consultant, as well as individual and operating unit performance, and provide the Compensation Committees with recommended salaries for all NEOs, except for their own salaries. The recommendations include a capsule review of each NEO’s individual performance for the prior fiscal year.

Mr. Arison and Mr. Frank also submit a self-assessment regarding the overall performance of Carnival Corporation & plc and summarize their individual activities and results as compared to the goals as presented to the Compensation Committees at the beginning of the year. The Compensation Committees determine the salaries for Mr. Arison and Mr. Frank, and may also request recommendations from the consultant. The base salaries of Mr. Arison and Mr. Frank typically are within $100,000 of each other, reflecting the belief of the Compensation Committees that they have a similar level of job responsibility and both have significant impact on the success of Carnival Corporation & plc.

B.	2010 Base Salaries and Analysis

In response to economic conditions and flat projected revenues, Carnival Corporation’s Chairman and CEO and Vice Chairman and COO recommended to the Compensation Committees that their base salaries would remain unchanged for fiscal 2010. The Compensation Committees accepted the recommendation for the remaining NEOs, which included a proposed salary increase for Messrs. Bernstein, Cahill and Foschi. Messrs. Cahill and Foschi were provided salary increases in consideration of the relative positive performance of the operating unit(s) under their control in a very challenging operating year. As a result, the base salaries for 2010 were approved as follows:

NEO	Fiscal 2009 Base Salary	Fiscal 2010 Base Salary	Percentage Increase (%)
Micky Arison	$880,000	$880,000	0
David Bernstein	$450,000	$500,000	11.1
Gerald R. Cahill	$750,000	$775,000	3.3
Pier Luigi Foschi(1)	€950,000	€975,000	2.6
Howard S. Frank	$780,000	$780,000	0

(1)

Mr. Foschi’s base salary is payable in euros. His base salary is equivalent to $1,296,750 for fiscal 2010 and $1,320,500 for fiscal 2009 when converted into U.S. dollars at the average exchange rate for fiscal 2010 of $1.33: €1 and fiscal 2009 of $1.39: €1.

Annual Cash Bonuses

A.	General

The performance-related annual cash bonus is the most significant cash compensation feature of our executive compensation program. In fiscal 2010, each NEO’s bonus comprised the majority of their respective total cash compensation, supporting Carnival Corporation & plc’s objective to pay for performance. Annual cash bonus payments are intended to reward short-term individual and corporate and operating unit performance results and achievements. The emphasis on the annual cash bonus allows Carnival Corporation & plc greater flexibility in rewarding favorable individual and overall company performance than is possible under a compensation structure where the majority of compensation is a fixed salary.

B.	2010 Annual Cash Bonuses and Analysis

For fiscal 2010, the annual cash bonuses for NEOs were determined in accordance with the annual bonus programs described below.

The Corporate Plan

Messrs. Arison, Bernstein and Frank, who have company-wide roles, participate in the Carnival Corporation & plc Management Incentive Plan for Executive Officers (the “Corporate Plan”), which was adopted in January 2008. The Corporate Plan is designed to focus the attention of these NEOs on achieving outstanding performance results as reflected by income from operations of Carnival Corporation & plc and other relevant measures.

Under the Corporate Plan, the target bonus for each participant is revised from year-to-year directly in proportion to the percentage change in the Corporation Operating Income Target for the new plan year as compared to the

Corporation Operating Income Target of the prior year. The “Corporation Operating Income Target” for each year will be equal to the projected Corporation Operating Income for the year that corresponds to the midpoint of the diluted earnings per share guidance publicly announced during the first month of the fiscal year by Carnival Corporation & plc. “Corporation Operating Income” is defined in the plan to mean the net income of Carnival Corporation & plc before interest income and expense, other nonoperating income and expense and income taxes as reported by Carnival Corporation & plc in its full year earnings report issued following each plan year. The Compensation Committees may, in their discretion, increase or decrease the Corporation Operating Income Target for any reason they deem appropriate. The Compensation Committees also have discretion to modify the target bonus.

The Corporate Plan contains a schedule that calibrates the Corporation Operating Income Target for the year with the target bonus for each participant. The performance range in the schedule is from 72% to 123% of the Corporation Operating Income Target with results at 72% or less producing a preliminary bonus amount equal to 50% of the target bonus and at 123% or more producing a preliminary bonus amount equal to 150% of the target bonus. Results from 97% to 103% of the Corporation Operating Income Target result in a preliminary bonus amount equal to 100% of the target bonus. The preliminary bonus amount for results between 72% and 97% as well as results between 103% and 123% are calculated using interpolation.

The Corporation Operating Incomes, performance levels and resulting performance level payouts for fiscal 2010 were as follows:

Corporation Operating Income	Performance Level (% of Target Achievement)	Resulting Percent of Target Bonus
$1,572,357,828	Threshold (72%)	50%
$2,183,830,828	Target (97% - 103%)	100%
$2,686,111,289	Maximum (123%)	150%

Following the end of each fiscal year, the Compensation Committees confirm the actual Corporation Operating Income for the year and the preliminary bonus amount for each participant. The Compensation Committees then may consider other factors deemed relevant to the performance of Carnival Corporation & plc, including the impacts of changes in accounting principles, unusual gains and losses and other events outside the control of management. The Compensation Committees also may consider other factors relevant to the performance of each participant such as successful implementation of strategic initiatives and business transactions, significant business contracts, departmental accomplishments, executive recruitment, new ship orders, and management of health, environment, safety and security matters. Based on such factors the Compensation Committees may increase or decrease the bonus to determine the final bonus amount. However, the final bonus amount may not exceed 200% of the target bonus of the participant.

In January 2010, the Compensation Committees set the initial fiscal 2010 target bonuses for Messrs. Arison, Bernstein and Frank after consideration of both competitive market analysis and historical bonus payout levels at Carnival Corporation & plc, along with corresponding Carnival Corporation & plc financial performance results. They also considered that the Corporation Operating Income Target for fiscal 2010 was approximately 1.4% more than the actual Corporation Operating Income achieved in fiscal 2009. For fiscal 2010, the Compensation Committees established target bonuses of $2,321,856 for Mr. Arison, $2,249,298 for Mr. Frank and $467,500 for Mr. Bernstein. When these target annual cash bonuses are combined with their 2010 base salary, their target cash compensation for fiscal 2010 represented decreases of approximately 5.9% for Mr. Arison and 6.1% for Mr. Frank and an increase of approximately 8.8% for Mr. Bernstein, over their respective target cash compensation for fiscal 2009.

Following the end of fiscal 2010, the Compensation Committees confirmed funding guideline bonus amounts for the NEO participants based on the actual Corporation Operating Income results achieved during fiscal 2010. Actual Corporation Operating Income for fiscal 2010 was $2.3 billion, or 105.4% of the Corporation Operating

Income Target, and was 6.9% higher than the actual Corporation Operating Income for fiscal 2009. Based on the formula set forth above, the achievement of 105.4% of the Corporation Operating Income Target resulted in a funding guideline equal to 106%% of a participant’s target bonus.

Mr. Arison and Mr. Frank made recommendations to the Compensation Committees for all NEO cash bonuses except for their own. The recommendations included a capsule review of the prior fiscal year performance of each NEO. Mr. Arison and Mr. Frank also submitted self-assessments to the Compensation Committees summarizing their own activities and results as compared to their goals, as well as Carnival Corporation & plc’s overall performance. Their bonuses were then determined by the Compensation Committees, which requested input from FWC. In making their determinations, including whether to vary bonuses from the amount determined under the funding guidelines, the Compensation Committees considered the factors summarized in the Executive Summary above, in addition to the competitive market compensation for each NEO and individual NEO performance in fiscal 2010. Based on such factors, the Compensation Committees determined the final bonus amounts.

Based on the bonus funding schedule set forth in the Corporate Plan, the Compensation Committees awarded Mr. Arison a fiscal 2010 bonus of $2,461,168 or approximately 106% of his target. This bonus represents an 11.6% increase from Mr. Arison’s fiscal 2009 bonus.

Based on the bonus funding schedule set forth in the Corporate Plan, the Compensation Committees awarded Mr. Frank a fiscal 2010 bonus of $2,384,256 or approximately 106% of his target. This bonus represents an 11.6% increase from Mr. Frank’s fiscal 2009 bonus.

Based on the bonus funding schedule set forth in the Corporate Plan, Mr. Bernstein’s fiscal 2010 funding guideline under the Corporate Plan was calculated at $495,550 or approximately 106% of his target bonus of $467,500.

Mr. Arison and Mr. Frank recommended modification of Mr. Bernstein’s annual cash bonus. As permitted by the terms of the Corporate Plan, the Compensation Committees considered other factors relevant to the financial performance of Carnival Corporation & plc and the personal performance of Mr. Bernstein as noted above, and increased his bonus by $50,000, for a total annual bonus of $545,550. This final annual cash bonus for fiscal 2010, as adjusted, represents a 16.7% increase from Mr. Bernstein’s fiscal 2009 bonus, which is consistent with the Compensation Committees’ determination that pay for fiscal 2010 should be more, in general, than in fiscal 2009 in light of the overall economic performance of Carnival Corporation & plc in fiscal 2010 as compared to fiscal 2009.

The CCL Plan

Mr. Cahill participates in the Carnival Cruise Lines Management Incentive Plan (the “CCL Plan”). The CCL Plan is designed to focus the attention of the employees of Carnival Cruise Lines on achieving outstanding performance results as reflected in the operating income of Carnival Cruise Lines and the operating income of Carnival Corporation & plc, as well as other relevant measures. The majority of the other operating units also have their own bonus plans that are generally similar to the structure and operation of the CCL Plan, except for the bonus plan for Mr. Foschi described below under “The Costa Plan.”

Bonus funding under the CCL Plan is calculated by reference to a bonus schedule that calibrates the weighted Carnival Cruise Lines Operating Income Target (75%) and Corporation Operating Income Target (25%) for the 2010 plan year with the target bonus. The performance range in the bonus schedule is from 75% to 120% of the Operating Income Targets with results at 75% or less producing a preliminary bonus amount equal to 50% of the target bonus and at 120% or more producing a preliminary bonus amount equal to 150% of the target bonus. Results from 75% to 120% of the Operating Income Targets will be calculated using interpolation.

The “CCL Operating Income” means the net income of Carnival Cruise Lines before interest income and expense and other nonoperating income and expense and income taxes, as reported by Carnival Cruise Lines for the plan year. The “CCL Operating Income Target” for the plan year will be equal to the actual Carnival Cruise Lines Operating Income for the prior plan year adjusted for any change in capacity. The “Corporation Operating Income” and the “Corporation Operating Income Target” are calculated in the same manner as described above for the Corporate Plan.

The Compensation Committees have the discretion to increase or decrease the CCL Operating Income Target and/or the Corporation Operating Income Target or establish an alternative target for any reason they deem appropriate. In addition, in the discretion of the Compensation Committees, certain items, including, but not limited to, gains or losses on ship sales can be excluded from the CCL and Corporation Operating Income Targets and the actual CCL and Corporation Operating Income for any plan year.

Following the end of each plan year, the Compensation Committees confirm the actual CCL Operating Income, adjusted to reflect the impact of constant (prior year) fuel prices on fuel expense, and the actual Corporation Operating Income for the plan year and the preliminary bonus amount for Mr. Cahill. The Compensation Committees then may consider other factors deemed relevant to the performance of Carnival Cruise Lines and Carnival Corporation & plc, including the impacts of changes in accounting principles, unusual gains and losses and other events outside the control of management. The Compensation Committees also may consider other factors relevant to the performance of Carnival Cruise Lines or Mr. Cahill, including, but not limited to operating performance metrics (such as return on investment, revenue yield, costs per available lower berth day), successful implementation of strategic initiatives and business transactions, significant business contracts, departmental accomplishments, executive recruitment, new ship orders, and management of health, environment, safety and security matters. Based on such factors the Compensation Committees may increase or decrease the preliminary bonus to determine the final bonus amount. However, the final bonus amount may not exceed 200% of Mr. Cahill’s target bonus.

Both the CCL Operating Income Target and the actual CCL Operating Income achieved for fiscal 2010 were measured using a constant fuel price per ton. The Corporation Operating Income Target and actual Corporation Operating Income for fiscal 2010 are as described above for the Corporate Plan.

For fiscal 2010, the Compensation Committees established Mr. Cahill’s target bonus at $849,750, representing a 25% decrease from his fiscal 2009 target bonus. When determining the discretionary reduction of Mr. Cahill’s 2010 target bonus, the Compensation Committees took into account that the CCL Plan sets the CCL Operating Income Target for the current year at the level of the prior year’s actual CCL Operating Income (adjusted for any change in capacity), and considered the forecasted increase in CCL Operating Income for fiscal 2010. The Compensation Committees also gave consideration to the competitive market analysis, his individual historical bonus levels and the aggregate compensation levels of the other chief executives of the operating companies within Carnival Corporation & plc. In light of the target setting provisions of the CCL Plan, the Compensation Committees considered it reasonably likely that the CCL Operating Income target would be achieved, and that as a result of the reduction in his fiscal 2010 target bonus, Mr. Cahill’s preliminary bonus funding for fiscal 2010 was expected to be close to Mr. Cahill’s target bonus for fiscal 2009.

The actual CCL Operating Income for fiscal 2010 was approximately 126.1% of its target and the actual Corporation Operating Income for fiscal 2010 was 105.4% of its target, resulting in a funding guideline equal to approximately 140.9% of Mr. Cahill’s target bonus.

In making their bonus determination for Mr. Cahill under the CCL Plan, including whether to vary his bonus from the amount determined under the funding guidelines, the Compensation Committees considered the same factors discussed under the Corporate Plan.

Based on the funding guideline for fiscal 2010 the Compensation Committees awarded Mr. Cahill a fiscal 2010 bonus of $1,197,298 or approximately 140.9% of his target bonus of $849,750. This final annual bonus for fiscal 2010 represents a 40.9% increase from Mr. Cahill’s fiscal 2009 bonus, which is consistent with the Compensation Committees determination that pay for fiscal 2010 should be more, in general, than in fiscal 2009 in light of overall economic performance of CCL and Carnival Corporation & plc in fiscal 2010 as compared to fiscal 2009.

The Costa Plan

Costa entered into a service agreement with Pier Luigi Foschi, dated August 21, 2009, which provides for 12-month terms, and automatically renews unless either party gives 60 days advance written notice. Pursuant to the agreement, Mr. Foschi’s annual cash bonus is determined pursuant to the Costa Crociere CEO Lines Management Incentive Plan (the “Costa Plan”). The Costa Plan is designed to focus Mr. Foschi’s attention on achieving outstanding performance results as reflected in the operating income of (1) Costa, including its Asia operations, (2) Ibero Cruises, (3) AIDA Cruises, and (4) any other operating company under Mr. Foschi’s management (the entities identified in (1), (2), (3) and (4) shall be collectively referred to as the “Group” and each of such entities shall be individually referred to as a “Member”) and the operating income of Carnival Corporation & plc (the “Corporation”), as well as other relevant measures.

Bonus funding will be calculated by reference to a bonus schedule that calibrates the weighted Group Operating Income Target Per Berth Day (75%) and the Corporation Operating Income Target (25%) for the plan year with the target bonus. The performance range in the bonus schedule is from 75% to 120% of the Operating Income Targets with results at 75% or less producing a preliminary bonus amount equal to 50% of the target bonus and at 120% or more producing a preliminary bonus amount equal to 150% of the target bonus. Results from 75% to 120% of the Operating Income Targets will be calculated using interpolation.

The Compensation Committees may, in their discretion, increase or decrease the Group Operating Income Target Per Berth Day and the Corporation Operating Income Target or establish an alternative target for any reason they deem appropriate. In addition, in the discretion of the Compensation Committees, certain items, including, but not limited to, gains or losses on ship sales can be excluded from the Group Operating Income Target Per Berth Day and the Corporation Operating Income and the actual Group and Corporation Operating Income for any Plan Year.

“ALBD” means available lower berth day. “Group Operating Income Target Per Berth Day” for the plan year is calculated as follows:

Step 1: Add together each Member’s Member Operating Income Per ALBD for the prior Plan Year, multiplied by such Member’s current Plan Year’s budgeted ALBDs;

Step 2: The amount determined in Step 1 shall then be divided by the sum of the current Plan Year’s budgeted ALBDs of all the Members.

“Group Operating Income” is the sum of the prior Plan Year’s actual Member Operating Income for each Member of the Group. “Group Operating Income Per Berth Day” for the Plan Year shall be equal to (A) the Group Operating Income; divided by (B) the sum of the ALBDs of each Member. “Member Operating Income” shall mean the consolidated net income of a Member before interest income and expense and other nonoperating income and expense and income taxes, as reported by such Member for the Plan Year. “Member Operating Income Per ALBD” shall mean the consolidated net income of a Member before interest income and expense and other nonoperating income and expense and income taxes, as reported by such Member for the Plan Year, divided by the ALBDs of the Member. The “Corporation Operating Income” and the “Corporation Operating Income Target” are calculated in the same manner as described above for the Corporate Plan.

Following the end of each fiscal year, the Compensation Committees confirm the actual Group Operating Income Per Berth Day and the actual Corporation Operating Income for the plan year and the preliminary bonus amount for Mr. Foschi. The Compensation Committees may then consider other factors deemed, in their discretion, relevant to the performance of the Group and the Corporation, including, but not limited to, the impacts of changes in accounting principles, unusual gains and losses and other events outside the control of Mr. Foschi. The Compensation Committees may also consider other factors they deem, in their discretion, relevant to the performance of the Group or Mr. Foschi, including, but not limited to, operating performance metrics (such as return on investment, revenue yield, costs per ALBD), successful implementation of strategic initiatives and business transactions, significant business contracts, departmental accomplishments, executive recruitment, new ship orders, and management of health, environment, safety and security matters. Based on such factors, the Compensation Committees may increase or decrease the preliminary bonus amount to determine the final bonus amount. The final bonus amount shall not exceed 200% of Mr. Foschi’s target bonus.

For fiscal 2010, Mr. Foschi’s target bonus remained at €1.5 million, which was the same as his fiscal 2009 target bonus, in accordance with the terms of the Costa Plan and his service agreement. The Compensation Committees determined not to exercise their discretion to adjust this amount, after considering the competitive market analysis, his individual historical bonus levels and the aggregate compensation levels of the other chief executives of the operating companies within Carnival Corporation & plc. In light of the better performance in fiscal 2009 of the operating units whose performance is taken into account under the Costa Plan (relative to the performance of the other operating groups of Carnival Corporation & plc in fiscal 2009), the Compensation Committees expected, based on the original forecasts for fiscal 2010, that it would be likely that near-target performance under the Costa Plan would be attained in fiscal 2010 and that his actual fiscal 2010 bonus would approximate the target bonus amount.

The actual Group Operating Income Per Berth Day for fiscal 2010 was approximately 84.9% of its target and the actual Corporation Operating Income for fiscal 2010 was 105.4% of its target, resulting in a funding guideline equal to 80.7% of Mr. Foschi’s target bonus.

In making their bonus determination for Mr. Foschi under the Costa Plan, including whether to vary his bonus from the amount determined under the funding guidelines, the Compensation Committees considered the same factors discussed under the Corporate Plan.

Based on the funding guideline for fiscal 2010, the Compensation Committees awarded Mr. Foschi a fiscal 2010 bonus of €1,210,875 ($1,610,464) or approximately 80.7% of his target. This bonus represents a 6.2% decrease from Mr. Foschi’s fiscal 2009 bonus.

Equity-Based Compensation

A.	General

The Compensation Committees award equity-based compensation to NEOs to provide long-term incentives and align management and shareholder interests. The Compensation Committees believe that a significant percentage of compensation should be equity-based, rather than paid in cash. Awards are granted pursuant to the Carnival Corporation 2002 Stock Plan or the Carnival plc 2005 Employee Share Plan, which have been approved by Carnival Corporation & plc’s shareholders. Messrs. Arison, Bernstein, Cahill and Frank receive equity awards under the Carnival Corporation 2002 Stock Plan. Mr. Foschi receives awards under the Carnival plc 2005 Employee Share Plan. These awards are in the form of restricted shares or RSUs, which appreciate or depreciate in value based on the trading price of our shares. The equity-based compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance and align the interests of the executive with our shareholders’ interests. Existing ownership levels are not a factor in award determinations, as we do not want to discourage executives from holding significant amounts of Carnival Corporation & plc shares.

The specific equity awards granted to NEOs reflect the desire of the Compensation Committees to have a substantial portion of compensation be in the form of equity-based compensation. The number and form of equity awards granted annually to our NEOs are determined both in the discretion of the Compensation Committees and pursuant to certain agreements with certain NEOs. In 1998, Mr. Arison and Mr. Frank entered into Long-Term Equity Incentive Compensation Agreements that provide for an annual grant of restricted shares. These grants are subject to the Compensation Committees’ review of their performance taking into consideration each NEO’s long-term contributions. The terms of these agreements are described below in the narrative disclosure following the “Grants of Plan-Based Awards in Fiscal Year 2010 table.

The number of equity awards granted to the other NEOs is determined by the Compensation Committees after reviewing the recommendation of Mr. Arison and Mr. Frank, the size of the NEO’s prior year award and other elements of an NEO’s current year compensation, and taking into account the position and role of the NEO, his individual performance in the preceding fiscal year and historically, and his perceived future value to Carnival Corporation & plc. The Compensation Committees also review the competitive market assessment for long-term incentive compensation provided by the consultant to confirm that the value of an NEO’s aggregate equity-based compensation and total direct compensation remains generally competitive.

Equity-based awards granted in recognition of fiscal 2010 performance were made in the form of restricted shares or RSUs and the Compensation Committees currently expect this practice to continue in future years unless market trends and practices, expense implications, tax efficiencies or other considerations warrant reconsideration of the form of equity-based awards. Restricted shares and RSUs, as compared to stock options, use a smaller percentage of our shares outstanding for compensation purposes (to deliver equivalent grant-date value) and are regarded by employees as an award with a lower risk than stock options, because at vesting, restricted shares and RSUs will have value equal to the market price of the underlying shares, even if there has been no appreciation in the market price of our stock during the vesting period. Stock options, even if vested, will not have any value unless the market price for our stock at the time of exercise is greater than the exercise price of the option. Accordingly, the Compensation Committees believe that restricted shares and RSUs are a more effective retention and recruiting tool because the value of the awards is perceived as more tangible by our NEOs.

If the Carnival Corporation 2011 Stock Plan is approved by shareholders at the annual shareholders meetings, equity-based awards with respect to Carnival Corporation common stock will be made under the 2011 Plan in lieu of the 2002 Stock Plan. See Proposal 24 for a description of the proposed Carnival Corporation 2011 Stock Plan.

B.	Disclosure and the Timing of Equity-Based Compensation

Equity-based compensation awards for the NEOs are determined by the Compensation Committees based on overall company and individual officer performance results for the previous year. Thus, equity-based awards in recognition of fiscal 2010 performance are made early in fiscal 2011. As noted above, these grants will not appear in the Grants of Plan-Based Awards table for fiscal 2010 (but will appear in next year’s proxy for fiscal 2011). Nonetheless, the Compensation Committees believe that discussion of these equity-based compensation awards made after year end is important to an understanding of overall NEO compensation for the preceding fiscal year. As a result, in the next section of this Compensation Discussion and Analysis, we first discuss equity-based awards made in fiscal 2011 based on 2010 performance. Following that discussion, we include a description of the equity-based awards that were made in early fiscal 2010 based on 2009 performance (and which were discussed previously in last year’s proxy statement but first appear in the Grants of Plan-Based Awards table in this year’s proxy statement).

The Compensation Committees met in January 2011 to determine the equity awards to be granted in fiscal year 2011 for performance during fiscal 2010, including awards to the NEOs. The restricted share and RSU awards for performance during fiscal 2010 were approved by the Compensation Committees in January 2011, after the public release in December 2010 of earnings results for fiscal 2010.

The Compensation Committees determined the number of equity awards to grant to the NEOs and all other participants based on the value of the shares rather than based on share numbers. Basing equity awards on value facilitates comparisons to external market references and also to other forms of remuneration such as salaries, bonuses and benefits. Value-based equity awards help Carnival Corporation & plc more effectively manage stock compensation expense.

While the size of the equity award granted to each NEO at the beginning of each fiscal year is influenced by his experience and long-term prior performance, the vesting of equity-based awards made to the NEOs in fiscal 2010 are not subject to performance criteria. However, as noted above in the “Executive Summary” section, the Compensation Committees have determined to include grants of performance-based RSUs as part of the equity-based compensation program for key executives in fiscal 2011 (representing approximately 25% of the total value of equity-based grants made in fiscal 2011 to such individuals).

C.	Equity-Based Awards Made During Fiscal 2011 Based on Fiscal 2010 Performance

Equity-based awards made during fiscal 2011 were based on overall company and individual performance during fiscal 2010. All participants in the Carnival Corporation 2002 Stock Plan and the Carnival plc 2005 Employee Share Plan, including the NEOs, receive restricted shares or RSUs that cliff vest after three years, which vesting is in conformity with the UK Combined Code.

The Compensation Committees approved the equity-based awards to the NEOs (other than Mr. Arison and Mr. Frank) after consideration of recommendations received from Mr. Arison and Mr. Frank and reviewing their long-term and fiscal 2010 performance. The NEOs received restricted shares of Carnival Corporation common stock under the Carnival Corporation 2002 Stock Plan, with the exception of Mr. Foschi who received Carnival plc RSUs under the Carnival plc 2005 Employee Share Plan. The equity-based awards approved for the NEOs in January 2011 were as follows:

NEO	Restricted Shares/RSUs (#)	Grant Date Fair Value of Stock Awards(1)
Micky Arison	75,683	$3,501,096
David Bernstein	11,673	$539,993
Gerald R. Cahill	23,778	$1,099,970
Pier Luigi Foschi	23,717	€851,777	(2)
Howard S. Frank	63,069	$2,917,572

(1)	The grant date fair value of the stock awards is calculated by reference to the price of Carnival Corporation common stock on the New York Stock Exchange on the date of grant.
(2)

The Carnival plc shares awarded to Mr. Foschi are denominated in sterling. Because Mr. Foschi is compensated in euros, the value of the Carnival plc shares awarded to Mr. Foschi has been converted from sterling into euros based on the January 19, 2011 exchange rate of €1.19:£1.

A portion of the awards made to Mr. Arison and Mr. Frank, specifically 84,000 restricted shares to Mr. Arison and 70,000 restricted shares to Mr. Frank, was made under the Carnival Corporation 2002 Stock Plan pursuant to their Executive Long-Term Compensation Agreements. These grants were contingent on the Compensation Committees’ determination that their long-term and recent performance was satisfactory.

D.	Equity-Based Awards Made During Fiscal 2010 Based on Fiscal 2009 Performance

Equity-based awards made during fiscal 2010 were based on overall company and individual performance during fiscal 2009. These awards were previously discussed in detail in our 2010 proxy statement.

All participants in the Carnival Corporation 2002 Stock Plan and the Carnival plc 2005 Employee Share Plan, including the NEOs, received restricted shares or RSUs in February 2010 that cliff vest after three years, which vesting is in conformity with the UK Combined Code.

The Compensation Committees approved the equity-based awards to the other NEOs after consideration of recommendations received from Mr. Arison and Mr. Frank and reviewing their long-term and fiscal 2009 performance. The NEOs received restricted shares of Carnival Corporation common stock under the Carnival Corporation 2002 Stock Plan, with the exception of Mr. Foschi who received Carnival plc RSUs under the Carnival plc 2005 Employee Share Plan. The equity-based awards made to the NEOs in February 2010 were as follows:

NEO	Restricted Shares/RSUs (#)	Grant Date Fair Value of Stock Awards(1)
Micky Arison	102,551	$3,501,091
David Bernstein	15,817	$539,992
Gerald R. Cahill	32,220	$1,099,991
Pier Luigi Foschi	32,290	€847,758	(2)
Howard S. Frank	85,459	$2,917,570

(1)	The value of the stock awards has been calculated by reference to the price of Carnival Corporation common stock on the New York Stock Exchange on the date of grant.
(2)

The Carnival plc shares awarded to Mr. Foschi are denominated in sterling. Because Mr. Foschi is compensated in euros, the value of the Carnival plc shares awarded to Mr. Foschi has been converted from sterling into euros based on the February 1, 2010 exchange rate of €1.15:£1

The value of the equity-based compensation awarded in respect of fiscal 2009 performance to Messrs. Cahill, Bernstein and Foschi represent an increase over awards in respect of fiscal 2008 performance. This reflects a determination by the Compensation Committees to increase the portion of their total direct compensation that is in the form of equity-based awards, so as to more closely align the long-term interests of these NEOs with our shareholders. In light of Mr. Arison’s and Mr. Frank’s existing holdings and long-term compensation agreements, the Compensation Committees concluded that it was not necessary to increase the value of their annual equity awards. A portion of the awards made to Mr. Arison and Mr. Frank, specifically 84,000 restricted shares to Mr. Arison and 70,000 restricted shares to Mr. Frank, were made under the Carnival Corporation 2002 Stock Plan pursuant to their Executive Long-Term Compensation Agreements. These grants were contingent on the Compensation Committees’ determination that their long-term and recent performance was satisfactory.

The number of restricted shares and RSUs granted to our NEOs during fiscal 2010 are shown in the “Grants of Plan-Based Awards in Fiscal Year 2010” table and are included in the “Outstanding Equity Awards at 2010 Fiscal Year-End” table, and the grant date fair value of those shares is reflected in the Summary Compensation Table.”

E.	Performance-Based Share Awards

In order to further align our senior management team’s compensation with Carnival Corporation & plc’s long-term performance, the Compensation Committees will introduce three-year PBS awards into the executive compensation program starting in 2011. The PBS awards will enable the NEOs and other key executives to earn from zero to 200% of the number of target shares underlying the award, depending on the extent to which Carnival Corporation & plc’s EPS increases over the three-year performance period. The Compensation Committees believe that EPS growth is a critical measure of Carnival Corporation & plc’s ability to maintain and grow earnings over time. The awards will align a portion the total compensation of key members of our management team (approximately 80 senior managers worldwide, including NEOs) with the long-term growth of Carnival Corporation & plc. The Compensation Committees believe the implementation of PBS awards into the compensation program for NEOs demonstrates the Compensation Committees’ continued focus on pay for performance and strengthens our commitment to aligning management compensation with shareholder outcomes.

Perquisites and Other Compensation

The NEOs are provided various perquisites believed by the Compensation Committees to be representative of common practices for executives in their respective countries. Some of Mr. Foschi’s perquisites and other benefits are provided pursuant to terms of his service agreement and are consistent with the executive compensation practices in Italy where he resides. The Compensation Committees believe these benefits are standard in the hospitality industry. The Compensation Committees, with the assistance of a consultant, review perquisites provided to the NEOs on a periodic basis and taking into account the individual NEO’s particular circumstances, and believe the perquisites provided by Carnival Corporation & plc continue to be an appropriate element of the overall compensation package used to attract and retain such officers.

The Compensation Committees have approved a policy to establish procedures and controls as to the authorized use of aircraft owned or chartered by Carnival Corporation & plc (the “Aircraft”). According to the policy, the Aircraft can only be used for business purposes, except that Mr. Arison and Mr. Frank (with the authorization of Mr. Arison) are authorized to use the Aircraft for personal travel. Guests may accompany these executives when traveling. The Compensation Committees determined that the aircraft usage policy, and levels of usage and costs (taking into account that the Carnival Corporation & plc program includes usage by not only the Chief Executive Officer but also the Chief Operating Officer), was consistent with those offered by large multinational companies like Carnival Corporation & plc.

The perquisites received by each NEO in fiscal 2010, as well as their incremental cost to Carnival Corporation & plc, are reported in the “Summary Compensation Table” and its accompanying footnotes.

POST-EMPLOYMENT COMPENSATION OBLIGATIONS

Carnival Corporation & plc does not have any change of control agreements that provide cash severance to our NEOs upon a change of control of Carnival Corporation & plc. With the exception of Mr. Foschi, we do not have employment agreements with any of our NEOs that provide cash severance benefits in connection with an executive’s termination of employment. Under his service agreement, Mr. Foschi is generally entitled to an amount equal to one-year base salary and bonus if his employment is terminated by us. The Compensation Committees believe that the severance benefits provided to Mr. Foschi under his service agreement are reasonable and in accordance with market practice in Italy.

Upon termination of employment for certain circumstances or upon a change of control, our NEOs may be entitled to receive accelerated vesting of equity awards. (Under the terms of the proposed Carnival Corporation 2011 Stock Plan, however, the default provision upon a change in control would provide only for a “double trigger” acceleration of equity awards (such that no acceleration would occur unless the participant’s employment were subsequently terminated by Carnival Corporation & plc (or its successor) without cause.) These benefits are provided under the terms of the plans pursuant to which the equity grants were awarded and under individual agreements with certain NEOs. However, none of the NEOs are entitled to receive any tax gross-up payments in respect of their severance benefits or accelerated equity awards. The benefits that our NEOs may be eligible to receive in connection with termination of employment or upon a change of control are described in detail in this proxy statement under the heading “Potential Payments Upon Termination or Change of Control.”

The Compensation Committees believe these arrangements are reasonable and encourage an executive to comply with post-termination non-compete and other restrictive covenants and to cooperate with us both before and after their employment is terminated.

Pensions and Deferred Compensation Plans

As part of the overall compensation program, Carnival Corporation & plc operates various group pension programs for certain of its executives; however, since January 1, 2009, none of the NEOs are able to participate. Under the Carnival Corporation pension programs, base salaries and annual cash bonuses were used to determine pension benefits.

Until January 1, 2009, Mr. Arison, Mr. Cahill and Mr. Frank received retirement benefits under the Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees (the “Retirement Plan”) and Mr. Frank also participated in the Carnival Corporation Supplemental Executive Retirement Plan (“Carnival SERP”). In light of the application of Section 457A of the U.S. Internal Revenue Code (discussed in more detail below), the present value of any annual accruals after fiscal 2008 earned by eligible and participating employees (including participating NEOs) under the Retirement Plan and the Carnival SERP are payable currently. See the information regarding defined benefit retirement plan benefits for each of the NEOs in the “Pension Benefits in Fiscal Year 2010” table. The benefit formula for these plans is described in the narrative immediately following this table.

In addition, until January 1, 2009, Messrs. Bernstein, Cahill and Frank also participated in a nonqualified deferred compensation plan established by Carnival Corporation. Carnival Corporation offered the Carnival Corporation Fun Ship Nonqualified Savings Plan (the “Savings Plan”), which is a nonqualified defined contribution plan whereby certain executives may defer salary and/or bonus amounts into the Savings Plan. Because Mr. Bernstein was not a participant in the Retirement Plan, which was closed to participation prior to his commencement of employment, Carnival Corporation matched 50% of every dollar Mr. Bernstein deferred into the Savings Plan up to the lower of (i) 50% of the U.S. Internal Revenue Service qualified plan limitation (which in 2010 was $16,500 or $22,000 with catch-up contributions) or (ii) 6% of his annual base salary (before any pre-tax contributions from his pay and taxes) and bonus. Additional information regarding the Savings Plan is described in the narrative immediately following the “Nonqualified Deferred Compensation in Fiscal Year 2010” table. Information regarding nonqualified deferred compensation for each of the NEOs is shown in the “Nonqualified Deferred Compensation in Fiscal Year 2010” table.

Mr. Foschi does not participate in any pensions or defined benefit pension plans sponsored by Carnival Corporation or Carnival plc.

The Tax Extenders and Alternative Minimum Tax Relief Act of 2008 added Section 457A to the U.S. Internal Revenue Code (“Section 457A”), which applies to foreign corporations, including Carnival Corporation, that maintain nonqualified deferred compensation plans. Under Section 457A, participants in a nonqualified deferred compensation plan are subject to U.S. federal income tax when an amount of compensation becomes vested. Section 457A provides that compensation earned after December 31, 2008 cannot be deferred unless it is subject to a substantial risk of forfeiture (that is, continued employment is required to earn the benefit). As a result, Carnival Corporation no longer provides future accruals under the Retirement Plan, the Savings Plan or the Carnival SERP to its employees, including the NEOs. Furthermore, all vested funds in these retirement and deferred compensation plans as of December 31, 2008 will be distributed by December 31, 2017 or be subject to a 20% penalty and interest assessment. Employees were given an opportunity to change their form and timing elections under these plans to be in compliance with the Transition Relief under the applicable Section 409A Treasury Regulations.

In an effort to minimize the adverse impact of Section 457A on Carnival Corporation’s ability to provide retirement benefits to the employees who would have been eligible to participate in the Retirement Plan or the Savings Plan, the Compensation Committees approved payment of an additional annual cash bonus directly to these employees in an amount equal to what would have been deposited on behalf of those employees into those plans, less, as described below, any amount Carnival Corporation contributes to the Carnival Corporation Fun Ship Savings Plan, a 401(k) plan (the “401(k) Plan”). These payments are taxable as ordinary income. The first such bonus will be paid to applicable employees in March 2010.

The Compensation Committees believe that pension plans would enhance our executive compensation package. The primary objective of pension plans is to attract and retain our executives. The Compensation Committees continue to seek alternative pension arrangements that do not violate Section 457A. Beginning with the 2010 calendar year, the 401(k) Plan was amended to allow Messrs. Arison, Bernstein, Cahill and Frank (as well as all other highly compensated employees) to defer a limited amount of compensation into the 401(k) Plan subject to nondiscrimination testing. Similarly, except for Messrs. Arison, Cahill and Frank, Carnival Corporation shall make a matching contribution to the 401(k) Plan under the plan’s formula, subject to nondiscrimination testing.

STOCK OWNERSHIP REQUIREMENTS

Our boards of directors and Compensation Committees believe it is important for executive officers and directors to build and maintain a long-term ownership position in Carnival Corporation and Carnival plc shares to align their financial interests with those of our shareholders and to encourage the creation of long-term value. Our compensation structure provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period. As a result, in January 2010, our Compensation Committees established a stock ownership policy for our senior executives who are designated as reporting officers under Section 16 of the Exchange Act (“Section 16 Officers”), including our NEOs. The policy specifies target ownership levels of Carnival Corporation and Carnival plc shares for each participant expressed in terms of the value of the equity holdings (including unvested restricted shares and RSUs) as a multiple of each Section 16 Officer’s base salary as follows:

Officers	Ownership Target Multiple of Base Salary
Chairman & Chief Executive Officer	5X salary
Vice Chairman & Chief Operating Officer	4X salary
Other Section 16 Officers	3X salary

Current Section 16 Officers are expected to be in compliance with the stock ownership policy within five years of the date of the policy’s adoption. Individuals who are newly designated as Section 16 Officers are expected to be in compliance with the stock ownership policy within five years of the date of becoming a Section 16 Officer. All of our NEOs have already complied with the stock ownership policy. Our Section 16 Officers are restricted from trading call and put options and entering into any hedging transactions with respect to our shares. Carnival Corporation & plc does not make any commitment to any persons covered by the stock ownership policy that they will receive any particular level of equity-based awards.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

In making determinations regarding executive compensation, the Compensation Committees consider relevant issues relating to accounting treatment, tax treatment (both company and individual) and regulatory requirements. The global nature of Carnival Corporation & plc’s operations necessarily means that monitoring these technical issues and considering their potential impact on appropriate design and operation of executive remuneration programs is increasingly a complex exercise. Technical issues are evaluated in light of Carnival Corporation & plc’s philosophy and objectives for executive compensation and its corporate governance principles as described earlier in this Compensation Discussion and Analysis.

As described above, Section 457A significantly impacted the Compensation Committees ability to provide pension and deferred compensation arrangements to the NEOs.

COMPENSATION COMMITTEES REPORT

The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committees recommended to our boards of directors that the Compensation Discussion and Analysis be incorporated by reference into the Carnival Corporation & plc joint Annual Report on Form 10-K for 2010 and included in the Carnival Corporation & plc 2011 proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committees:

The Compensation Committee of Carnival Corporation	The Compensation Committee of Carnival plc
Arnold W. Donald, Chairman	Arnold W. Donald, Chairman
Richard J. Glasier	Richard J. Glasier
Laura Weil	Laura Weil

EXECUTIVE COMPENSATION

Although Carnival Corporation and Carnival plc are two separate entities with separate officers, our business is run by a single management team. The following table sets forth the annual compensation for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the year ended November 30, 2010. Because Mr. Foschi lives in Italy, his compensation is payable in euros. These euro amounts have been converted into U.S. dollars at the average exchange rate of the dollar for the 2010 fiscal year of $1.33:€1.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total(4) ($)
Micky Arison	2010	880,000		—		3,501,091	2,461,168		128,313	127,137	7,097,709
Chairman of the Board & CEO	2009	880,000		—		3,618,481	2,206,116	(5)	255,581	496,513	7,456,691
	2008	880,000		—		3,501,120	—		112,718	404,329	4,898,167

David Bernstein	2010	500,000		50,000	(6)	539,992	495,550		—	114,897	1,700,439
Senior Vice President & CFO	2009	450,000		83,915	(6)	430,760	383,585		—	107,269	1,455,529
	2008	350,000		155,860		416,800	428,260		—	105,088	1,456,008

Gerald R. Cahill	2010	775,000		—		1,099,991	1,197,298		442,450	56,854	3,571,593
President and CEO of Carnival Cruise Lines	2009	750,000		194,310	(6)	1,076,924	665,441		884,716	58,869	3,630,260
	2008	750,000		—		1,042,000	1,162,288		675,536	48,775	3,678,599

Pier Luigi Foschi	2010	1,296,750	(7)	—		1,179,489	1,610,464		—	349,358	4,436,061
Chairman and CEO of Costa Crociere S.p.A	2009	1,320,500		—		1,033,963	1,794,143		—	340,033	4,488,639
	2008	1,415,500		996,810		1,029,113	800,441		—	402,830	4,644,694

Howard S. Frank	2010	780,000		—		2,917,570	2,384,256		—	176,660	6,258,486
Vice Chairman of the Board & COO	2009	780,000		—		3,015,393	2,137,175		—	267,303	6,199,871
	2008	780,000		—		2,917,600	2,709,400		3,899,136	355,255	10,661,391

(1)

No stock option awards were granted in fiscal 2008 through 2010. For the grant date fair value of equity awards granted to the named executive officers based on their performance during 2010, which awards were granted in January 2011, see the “Grants of Equity Awards during Fiscal 2011 based on Fiscal 2010 Performance Table.” The amounts included in the “Summary Compensation Table” reflect the grant date fair value, assuming no risk of forfeiture of the grants of Carnival Corporation restricted shares and Carnival plc RSUs awarded to the named executive officers in fiscal 2010, calculated in accordance with ASC 718. The valuation of share-based awards is discussed in footnotes 2 and 12 in the Carnival Corporation & plc financial statements for the year ended November 30, 2010. For the proceeds actually received by the listed officers upon exercise of options granted in prior years or the vesting of restricted shares or RSUs, see the “Option Exercises and Stock Vested for Fiscal Year 2010” table.

(2)

Represents the actuarial increase during the applicable fiscal year in the pension value for the plans in which each named executive officer participates. Carnival Corporation & plc does not pay above-market rates under its nonqualified deferred compensation plans. A description of these benefits is set forth in the “Pension Benefits in Fiscal Year 2010” and “Nonqualified Deferred Compensation Benefits in Fiscal Year 2010” tables.

(3)	See the “All Other Compensation Table” for additional information.
(4)	Totals for fiscal 2008 and 2009 have been recalculated based on the requirements for equity awards under SEC rules and described in note 2 above.
(5)

Pursuant to Mr. Arison’s request, Carnival Corporation donated the entire amount of Mr. Arison’s fiscal 2009 Non-Equity Incentive Plan Compensation to the following relief organizations: UNICEF, the University of Miami’s Project Medishare, American Red Cross, and Save the Children to aid in the relief efforts in Haiti following the devastating earthquake in January 2010.

(6)	Represents the discretionary increases in the bonus above the funding guideline set forth in the Corporate Plan or CCL Plan, as applicable.
(7)	Includes an annual non-competition payment in accordance with his service agreement described below.

The amounts set forth in the column entitled Stock Awards in the “Summary Compensation Table” do not represent the equity-based compensation awarded to the named executive officers based on their performance during fiscal 2010. As required by SEC rules and as described in note 1 to the “Summary Compensation Table,” the amounts reported in this column only reflect the awards granted during fiscal 2010. The amounts reported in this column do not include value associated with grants made in January 2011 based on performance during fiscal 2010 that are described in the Compensation Discussion and Analysis. The equity awards granted to the named executive officers in January 2011 relating to their performance during fiscal 2010 are as follows:

Grants of Equity Awards During Fiscal 2011 Based on Fiscal 2010 Performance Table

Name	Grant Date Fair Value of Stock Awards(1) ($)	Option Awards ($)
Micky Arison	3,501,096	0
David Bernstein	539,993	0
Gerald R. Cahill	1,099,970	0
Pier Luigi Foschi	1,145,246	0
Howard S. Frank	2,917,572	0

(1)

The amounts in this column are the full value of the stock awards on January 19, 2011, the date the awards were granted. The value for Carnival plc shares has been converted from sterling into U.S. dollars based on the January 19, 2011 exchange rate of $1.60:£1. The full grant date fair value for an award is the amount that Carnival Corporation & plc will expense in its financial statements over the award’s vesting period or until the retirement eligibility date, if such date is earlier than the vesting date, when vesting is not contingent upon any future performance. The full grant date fair value may not correspond to the actual value that will be realized by the named executive officers.

All Other Compensation Table

Each component of the All Other Compensation column in the “Summary Compensation Table” above is as follows:

Item	Micky Arison ($)	David Bernstein ($)	Gerald R. Cahill ($)	Pier Luigi Foschi ($)	Howard S. Frank ($)
Compensation in lieu of Savings Plan profit sharing contribution	—	27,698	—	—	—
Private medical/health insurance costs and premiums(1)	22,581	41,149	22,603	—	29,465
Automobile lease or allowance	11,861	11,400	18,000	54,961	21,488
Personal use of Aircraft(2)	76,503	—	—	—	79,479
Other personal air travel(3)	—	13,662	8,881	—	10,061
Tax planning and tax return preparation services	—	4,200	5,820	—	27,643
Living accommodations and maintenance	—	—	—	184,706	—
Driver and Security	6,286	—	—	89,464	—
Other(4)	9,906	16,788	1,550	20,227	8,524

Total	127,137	114,897	56,854	349,358	176,660

(1)

Certain of our named executive officers are eligible to participate in an executive health insurance program, which includes a fully insured plan and a secondary insured plan. Amounts reported represent the cost of the premiums paid on a named executive officer’s behalf under these plans plus the cost of medical services rendered during the fiscal year. Named executive officers participating in this plan generally have until March 31, 2011 to submit their 2010 claims for reimbursement, and as a result, these amounts may increase. The maximum amount that may be reimbursed in any year under the secondary plan is $20,000.

(2)

Represents the aggregate incremental cost to Carnival Corporation & plc for travel on the Aircraft not related to company business. The aggregate incremental cost for the use of the Aircraft for personal travel is calculated by multiplying the hourly variable cost rate for the Aircraft used by the hours used. The hourly variable cost rate primarily includes fuel, airport handling and other fees, aircraft repairs and maintenance, crew expenses and catering. The variable cost rate is recomputed annually to reflect changes in costs. Fixed costs which do not change based on usage, such as pilots’ salaries, Aircraft depreciation and overhead costs, are excluded.

(3)	The other personal air travel refers to the cost of tickets purchased by Carnival Corporation & plc used by the named executive officers or their guests on non-business occasions.
(4)

This item reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive officer. These other benefits include: accidental death or dismemberment insurance premiums, long-term disability insurance premiums, life and auto insurance premiums, automobile repairs and expenses, health or other club membership, the opportunity to travel on Carnival Corporation & plc cruise lines for reduced fares, employer contributions to a defined contribution plan, the equivalent of the matching award that would have been payable under the Savings Plan (as described below) and gross-ups for a portion of Mr. Foschi’s income taxes for his living accommodations and maintenance and automobile lease.

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2010 for non-executive directors is included in Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Grants of Plan-Based Awards in Fiscal Year 2010

Equity awards and non-equity awards granted to the named executive officers during fiscal 2010 are as follows:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1) ($)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock Awards(3) ($)
		Threshold	Target	Maximum
Micky Arison		1,160,928	2,321,856	3,482,784
	2/1/2010				102,551	3,501,091
David Bernstein		233,750	467,500	701,250
	2/1/2010				15,817	539,992
Gerald R. Cahill		424,875	849,750	1,274,625
	2/1/2010				32,220	1,099,991
Pier Luigi Foschi		997,500	1,995,000	2,992,500
	2/1/2010				32,290	1,179,489
Howard S. Frank		1,124,649	2,249,298	3,373,947
	2/1/2010				85,459	2,917,570

(1)

This column shows the potential value of the payout of the annual cash bonuses under the management incentive plan applicable for each named executive officer for fiscal 2010 performance. The Non-Equity Incentive Plan awards for Messrs. Arison, Bernstein and Frank were made under the Corporate Plan. The Non-Equity Incentive Plan award for Mr. Cahill was made under the CCL Plan. The Non-Equity Incentive Plan award for Mr. Foschi was made under the Costa Plan. The actual amount of a named executive officer’s annual cash bonus paid in fiscal 2011 for fiscal 2010 performance is shown in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. For a more detailed description of the potential payout under each plan, see the description in the Compensation Discussion and Analysis under the section “2010 Annual Cash Bonuses.”

(2)

This column shows the number of restricted shares of Carnival Corporation common stock granted to the named executive officers in fiscal 2010 granted under the Carnival Corporation 2002 Stock Plan, with the exception of Mr. Foschi who received Carnival plc RSUs granted under the Carnival plc 2005 Employee Share Plan.

(3)

The amounts in this column are the full grant date values of the stock awards made in fiscal 2010, which were determined based on the assumptions set forth in footnotes 2 and 12 in the Carnival Corporation & plc financial statements for the year ended November 30, 2010 (disregarding estimated forfeitures). Unless otherwise noted, the value for Carnival plc shares has been converted from sterling into U.S. dollars based on the February 1, 2010 exchange rate of $1.60:£1. The full grant date fair value for an award is the amount that Carnival Corporation & plc will expense in its financial statements over the award’s vesting schedule, and may not correspond to the actual value that will be realized by the named executive officers.

Narrative Disclosure to the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal 2010” Table

Executive Long-Term Compensation Agreements. In 1998 Carnival Corporation entered into Executive Long-Term Compensation Agreements with Mr. Arison and Mr. Frank. These agreements provide that during the term of such officer’s employment, Carnival Corporation will provide equity-based compensation (in addition to his annual compensation consisting of a base salary and annual cash bonus) in the form of annual restricted share awards, contingent upon a satisfactory review of the performance of the officer. In accordance with these agreements, Mr. Arison is eligible to receive 84,000 restricted shares and Mr. Frank is eligible to receive 70,000 restricted shares. The restricted shares issued to Mr. Arison and Mr. Frank will cliff vest after a period of three years and will be subject to the forfeiture provisions described in the section entitled “Potential Payments upon Termination or Change of Control.” The Compensation Committees have discretion to award more shares outside of the terms of these agreements.

Service Agreement with Pier Luigi Foschi

Mr. Foschi entered into an agreement in August 2009 setting forth the contractual and economic terms of his post as Chairman of the Board and Chief Executive Officer of Costa. The agreement provides for twelve month terms, which automatically renew unless either party gives 60 days advance written notice. Mr. Foschi’s annual base salary compensation for 2010 is €860,000. Pursuant to the agreement, Mr. Foschi’s annual performance-based bonus is determined pursuant to the Costa Plan. He also receives €115,000 annually as consideration for a non-competition provision whereby he may not undertake to operate in favor of companies in competition with Costa nor acquire a shareholding in such companies (unless the company is a listed company, in which case his ownership may not exceed 2%), entice away any of Costa’s suppliers of goods or services, nor induce any employee to resign in order to enter into an employment or independent contractor relationship in favor of other cruise vessel operators or owners.

If Mr. Foschi’s agreement is terminated by Costa for reasons other than Mr. Foschi’s breach of his obligations under the agreement or because Mr. Foschi is removed as a director of Costa for cause, or if Mr. Foschi resigns with cause under Italian law or as a result of a change of control of Costa, Mr. Foschi is entitled to a termination payment equal to his annual base salary, the annual non-competition compensation, and a bonus equal to the bonus paid for the year prior to termination (unless in the case of a change of control an alternative contractual arrangement is entered into with the new controlling group).

Annual Cash Bonus Plans

Annual cash bonuses for the named executive officers are determined based on the Corporate Plan, the CCL Plan and the Costa Plan. For more detailed information regarding these plans, please refer to the Compensation Discussion and Analysis and the exhibit index to the most recently filed Carnival Corporation & plc joint Annual Report on Form 10-K.

Equity-Based Compensation

In February 2010, the Compensation Committees awarded restricted shares or RSUs to the named executive officers that cliff vest after three years, in conformity with the UK Combined Code. The closing price of Carnival Corporation common stock and Carnival plc ordinary shares on February 1, 2010, the grant date, was $34.14 and £22.83, respectively.

The restricted shares have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock. RSUs do not receive dividends or have voting rights. Each RSU is credited with dividend equivalents equal to the value of cash and stock dividends paid on Carnival Corporation common stock or Carnival plc ordinary shares, and, for RSUs awarded prior to December 1, 2008, interest shall be credited on the amount of cash dividend equivalents at a rate of 2% per annum. The cash and stock dividend equivalents will be distributed to Mr. Foschi upon the settlement of the RSUs upon vesting.

For further information regarding forfeiture and treatment upon termination or change of control, refer to the section entitled “Potential Payments Upon Termination or Change of Control” below.

Outstanding Equity Awards at 2010 Fiscal Year-End

Information with respect to outstanding Carnival Corporation options, restricted shares and RSUs granted by Carnival Corporation & plc to and held by the named executive officers as of November 30, 2010, except for the options and RSUs issued to Mr. Foschi, which related to Carnival plc ordinary shares, is as follows:

	Option Awards					Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Micky Arison	120,000	0		22.57	10/8/2011	60,000	(4)(5)	2,478,600
	120,000	0		27.88	12/2/2012	60,000	(4)(6)	2,478,600
	120,000	0		34.45	10/13/2013	84,000	(4)(7)	3,470,040
	120,000	0		49.09	10/18/2014	149,524	(4)(8)	6,176,836
	120,000	0		46.61	10/18/2012	102,551	(4)(9)	4,236,382
	96,000	24,000	(3)	47.83	10/16/2013

TOTAL	696,000	24,000				456,075

David Bernstein	12,000	0		49.09	10/18/2014	10,000	(7)	413,100
	12,000	0		46.61	10/18/2012	17,800	(8)	735,318
	9,600	2,400	(3)	47.83	10/16/2013	15,817	(9)	653,400

TOTAL	33,600	2,400				43,617

Gerald Cahill	30,000	0		34.45	10/13/2013	10,000	(6)	413,100
	50,000	0		49.09	10/18/2014	25,000	(7)	1,032,750
	50,000	0		46.61	10/18/2012	44,501	(8)	1,838,336
	40,000	10,000	(3)	47.83	10/16/2013	32,220	(9)	1,331,008

TOTAL	170,000	10,000				111,721

Pier Luigi Foschi	200,000	0		39.75	2/25/2012	10,000	(7)	409,000
	28,800	0		44.46	10/17/2014	10,000	(11)	409,000
	58,264	0		44.46	10/17/2014	25,000	(7)	1,022,500
	21,200	0		45.75	4/13/2015	44,880	(8)	1,835,592
	40,000	0		44.97	10/17/2013	32,290	(9)	1,320,661
	40,000	10,000	(10)	49.89	2/20/2013
	30,000	20,000	(12)	40.56	2/19/2014

TOTAL	418,264	30,000				122,170

Howard S. Frank	20,000	0		27.88	12/2/2012	50,000	(5)	2,065,500
	40,000	0		34.45	10/13/2013	50,000	(6)	2,065,500
	100,000	0		49.09	10/18/2014	70,000	(7)	2,891,700
	100,000	0		46.61	10/18/2012	124,603	(8)	5,147,350
	80,000	20,000	(3)	47.83	10/16/2013	42,729	(9)	1,765,135

TOTAL	340,000	20,000				337,332

(1)

Option exercise prices indicate rounding with respect to prices prior to 2002 which extended to three decimal places. Options issued to Mr. Foschi are in Carnival plc shares which are priced in British Pounds Sterling. These options have been converted into the figures above based on the November 30, 2010 exchange rate of $1.56:£.

(2)

Market value of the stock awards is based on the closing price of Carnival Corporation common stock on November 30, 2010 of $41.31, except for the Carnival plc RSUs awarded to Mr. Foschi under the Carnival plc 2005 Employee Share Plan, which are based on closing price of Carnival plc shares on November 30, 2010 of £26.22, which has been converted into $40.90 based on the November 30, 2010 an exchange rate of $1.56:£1.

(3)	Options granted October 16, 2006 and vest 20% per year on the first through the fifth anniversaries of the grant date.
(4)	All shares are transferred upon issuance from Mr. Arison to the Nickel 2003 Revocable Trust of which Mr. Arison is a beneficiary.
(5)	Restrictions lapse on January 23, 2011.

(6)	Restrictions lapse on January 22, 2012.
(7)	Restrictions on the RSUs lapse on February 20, 2011.
(8)	Restrictions on the RSUs lapse on December 19, 2011.
(9)	Restrictions lapse on February 1, 2013.
(10)	Options granted February 21, 2006 vest 20% per year on the first through the fifth anniversaries of the grant date.
(11)	Restrictions on the RSUs lapse on February 19, 2012.
(12)	Options granted February 20, 2007 vest 20% per year on the first through the fifth anniversaries of the grant date.

Option Exercises and Stock Vested for Fiscal Year 2010

The following table provides information for the named executive officers on (1) option exercises during fiscal 2010, including the number of shares acquired on exercise and the value realized, and (2) the number of shares acquired upon the vesting of restricted shares and RSUs and the value realized each before the payment of any applicable withholding tax and broker commissions. The exercise prices reported in the notes below indicate rounding since prices prior to 2000 extend to three decimal places.

	Option Awards(1)		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Micky Arison	240,000	3,060,600	60,000	2,088,900
David Bernstein	4,800	42,950	0	0
Gerald R. Cahill	18,000	303,180	0	0
Pier Luigi Foschi	0	0	0	0
Howard S. Frank	0	0	92,730	3,199,552

(1)

The value realized on exercise represents the difference between the exercise price of the options and the fair market value of Carnival Corporation shares at exercise. The fair market value of Carnival Corporation shares realized on exercise or vesting has been determined using the average of the highest and lowest sale prices reported as having occurred on the New York Stock Exchange on the date of exercise in the case of options or the vesting date in the case of stock awards.

Pension Benefits in Fiscal Year 2010

The following table provides information regarding defined benefit retirement plan benefits for each of the named executive officers. Messrs. Arison, Cahill and Frank participate in the Retirement Plan. Mr. Frank also participates in the Carnival SERP.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year(3) ($)
Micky Arison	Retirement Plan	30	1,548,842	52,199
David Bernstein	None	—	—	—
Gerald R. Cahill	Retirement Plan	16	3,673,865	379,627
Pier Luigi Foschi	None	—	—	—
Howard S. Frank	Retirement Plan Carnival SERP	30 25	— —	— —

(1)

Credited service for benefit calculation purposes under the Retirement Plan and the Carnival SERP is limited to 30 and 25 years, respectively, while actual credited service for Messrs. Arison and Frank exceeds these amounts. In consideration of Mr. Frank’s forfeiture of retirement benefits from his prior employer, in April 1995, the Carnival Corporation Compensation Committee approved an agreement with Mr. Frank whereby Carnival Corporation agreed to compensate Mr. Frank upon his retirement for benefits he would have received if he had been credited with an additional 13 years of service in addition to the actual years of credited service. Mr. Frank has been paid his accrued benefit under both plans and, as a result, there is no longer any effect of the additional 13 years of credited service.

(2)

The present value of benefits was calculated based on the interest assumptions used to calculate the fiscal 2010 year end liabilities for each of the plans as disclosed in note 12 to the financial statements in the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2010. Specifically, for the Retirement Plan, benefits are assumed payable as lump sums at the later of age 65 or current age. Lump sums were calculated using an interest rate of 4.25% and the 1994 Group Annuity Reserving Table used to determine lump sum payments in 2010. They were then discounted to the current age using an interest rate of 4.5% and the RP 2000 mortality table with mortality improvements projected seven years beyond the valuation date for annuitants and 15 years beyond the valuation date for participants not yet receiving payments. Due to taxation issues created by the adoption of Section 457A, Retirement Plan benefits will be paid as lump sums at the earlier of retirement or December 31, 2017.

(3)	The benefits accrued after December 31, 2008 are being paid annually as a lump sum pursuant to an amendment to the Retirement Plan adopted in light of Section 457A.

Carnival Corporation & plc operate various group pension programs for its executives in which the named executive officers also participate. Under the Carnival plc pension schemes, in line with UK best practice, pension benefits are based solely on base salary and no other elements of compensation are taken into account when determining pension benefits. Under the Carnival Corporation pension programs, base salaries and annual cash bonuses are used to determine pension benefits.

Messrs. Arison, Cahill and Frank participate in the Retirement Plan. The Retirement Plan is unfunded and is not qualified for U.S. tax purposes. Benefits under the Retirement Plan are calculated based on age, length of service with Carnival Corporation and the average of a participant’s five highest consecutive years of compensation out of the last ten years of service. The benefit formula provides an annual benefit accrual equal to 1% of the participant’s earnings for the year up to “covered compensation” plus 1.6% of earnings for the year in excess of covered compensation then multiplied by the participant’s years of service up to a maximum of 30 years of credited service. “Covered compensation” may vary over the years based in part on changes in the Social Security taxable wage base. Covered compensation in 2010 for Messrs. Arison, Cahill and Frank was $71,724, $76,044 and $51,348, respectively. The elements of compensation to determine their benefits are their base salary and annual cash bonus. Each of Messrs. Arison, Cahill and Frank are vested in their respective benefit in accordance with the terms of the Retirement Plan. As a result of the adoption of Section 457A, benefits under the Retirement Plan will be paid as elected by the participant as a lump sum or monthly payments on or prior to the earlier of separation from employment, retirement or December 31, 2017. Annual accruals are paid in a lump sum each January up through 2017. During fiscal 2010, Messrs. Arison and Cahill received the present value of their 2009 annual accruals of $52,199 and $379,627, respectively, as a lump sum. The normal form of payment is a continuous and certain annuity for five years. Benefits payable in other forms are actuarially equivalent. At December 1, 2010, the accrued annual benefit for 2010 payable as a five-year certain and continuous annuity under the Retirement Plan to Messrs. Arison and Cahill are $ 141,504 and $332,135, respectively, for benefits earned before December 31, 2008 and $4,131 and $35,134, respectively, for benefits earned during 2010. At December 1, 2010, Mr. Frank does not have any unpaid benefits under the Retirement Plan because he previously received the present value of his accrued benefits earned before December 31, 2008 and did not accrue any additional benefit during 2010.

The Retirement Plan provides a reduced early retirement benefit at age 55 after completion of 15 years of service. The normal retirement age under the Retirement Plan is age 65. Benefits under the Retirement Plan are reduced by 6% for each year ( 1/2% for each month) that the participant retires before age 65. Mr. Arison and Mr. Cahill are currently eligible for early retirement under the Retirement Plan.

Mr. Frank also participates in the Carnival SERP. The Carnival SERP is also unfunded and is not qualified for U.S. tax purposes. The Carnival SERP provides a benefit equal to 50% of Mr. Frank’s highest cash compensation in any 12 month period within the last sixty months offset by any benefit payable under the Retirement Plan and Social Security benefits. As a result of Section 457A, benefits under the Carnival SERP are paid as a lump sum each January beginning in 2010 following the year of the accrual up through 2017. Mr. Frank received the present value of his accrued benefits earned before December 31, 2007 in 2008 and has not accrued additional SERP benefits since then as his cash compensation continues to be less than his 2007 cash compensation.

Carnival Corporation has a benefit limitation policy for the Retirement Plan which only applies to Mr. Arison. The annual compensation covered by the Retirement Plan for the calendar year 2010 for Mr. Arison has been limited to $353,078. Based on Mr. Arison’s level of compensation and his 30 credited years of service, the annual estimated benefits payable under the Carnival Corporation Retirement Plan to Mr. Arison at age 65 would be a life annuity (five-year certain benefit) $141,504 or a lump sum of $1,800,200. This lump sum is equal to the present value of his December 31, 2008 accrued benefit. The benefits accrued after December 31, 2008 are being paid annually as a lump sum pursuant to an amendment to the Retirement Plan adopted in light of Section 457A. The Retirement Plan does not reduce benefits on account of Social Security (or any other benefit), other than as reflected in the benefit formula which is integrated with Social Security.

Mr. Bernstein and Mr. Foschi do not participate in any defined benefit pension plans sponsored by Carnival Corporation or Carnival plc. Mr. Bernstein is not eligible to participate in the Retirement Plan because it was closed to participation prior to his commencement of employment.

Nonqualified Deferred Compensation in Fiscal Year 2010

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Micky Arison	0	0	0	0	0
David Bernstein	0	0	11,507	0	143,108
Gerald R. Cahill	0	0	430,307	0	8,128,491
Pier Luigi Foschi	0	0	0	0	0
Howard S. Frank	0	0	0	0	0

Carnival Corporation has established the Savings Plan, which is a nonqualified defined contribution plan for U.S. tax purposes. Until December 31, 2008, Messrs. Arison, Cahill, Bernstein and Frank could defer salary and/or bonus amounts into the Savings Plan. As described in the section of the Compensation Discussion and Analysis entitled “Impact of Regulatory Requirements on Compensation,” effective January 1, 2009, they could no longer defer any salary or bonus amounts into the Savings Plan. No company contributions were made on behalf of Messrs. Arison, Cahill and Frank since they participated in the Retirement Plan. Although the Savings Plan is unfunded, Carnival Corporation has established a “rabbi trust” that holds any executive deferrals and company contributions to the Savings Plan.

Benefits are paid based on the participant’s form and timing elections made in accordance with applicable Section 409A Treasury Regulations. Benefits are based on the participant’s deferrals of cash compensation and associated earnings and losses based on the investment allocation selected by the participant. The investment options available to participants in the Savings Plan are identical to those available to participants in the 401(k) Plan, except for the Standard & Poor’s index fund and money market investment options. A participant may change his or her investment allocation at any time.

Because Mr. Bernstein is not a participant in the Retirement Plan which was closed to participation prior to his commencement of employment, for every dollar Mr. Bernstein deferred into the Savings Plan, Carnival Corporation matched 50% up to the lower of (ii) 50% of the U.S. Internal Revenue Service qualified plan limitation (which in 2010 was $16,500 or $22,000 with catch-up contributions) or (ii) 6% of his eligible pay. “Eligible pay” includes regular pay (before any pre-tax contributions from his pay and taxes) and bonus. Carnival Corporation may also make profit sharing contributions into the Savings Plan based upon his eligible pay and years of service according to the following schedule:

Years of Service	Award (% of Eligible Pay)
Less than 2	0%
2-5	1%
6-9	2%
10-13	3%
14-16	5%
17-19	7%
20-22	9%
23-25	12%
26 and over	15%

As of November 30, 2010, Mr. Bernstein had 13 years of service.

Following the promulgation of Section 457A, salary and bonus deferrals into the Savings Plan are no longer permitted. Beginning in 2010, Mr. Bernstein and all other Savings Plan participants who are deemed highly compensated employees under IRS regulations are paid the equivalent of their annual matching award (less any amount actually contributed by Carnival Corporation to the 401(k) Plan on their behalf as a matching contribution) and profit sharing contribution as additional cash compensation. The effect of this change will result in no additional benefit for Mr. Bernstein and will not result in a material incremental cost to Carnival Corporation.

Additional information with respect to pension plan arrangements for Carnival plc for the year ended November 30, 2010 is included in Part I of the Carnival plc Directors’ Remuneration Report included in this proxy statement as the Compensation Discussion and Analysis and Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Potential Payments Upon Termination or Change of Control

Each of our named executive officers may be eligible to receive certain payments and benefits in connection with termination of employment under various circumstances. The potential benefits payable to our named executive officers in the event of termination of employment under various scenarios on November 30, 2010 are described below.

In addition to benefits described below, the named executive officers will be eligible to receive any benefits accrued under Carnival Corporation & plc broad-based benefit plans, such as distributions under life insurance and disability benefits and accrued vacation pay, in accordance with those plans and policies. These benefits are generally available to all employees. Our named executive officers will also be eligible to receive any account balances at the 2010 fiscal year under our nonqualified deferred compensation plans and programs as set forth in the “Nonqualified Deferred Compensation in Fiscal Year 2010” table in accordance with their payout election. Our named executive officers will also be eligible to receive any vested benefits under our pension programs upon termination of employment in accordance with those plans and policies. These benefits are described in the “Pension Benefits in Fiscal Year 2010” table and the description that follows that table. There are no special or enhanced executive benefits under our pension and nonqualified deferred compensation plans and programs, and all of our named executive officers are fully vested in those benefits.

Severance Benefits

It is the policy of the Compensation Committees for executive officers to have notice periods, if any, of not more than 12 months in duration. Following U.S. accepted practice on remuneration; the Compensation Committees have adopted a policy not to enter into service contracts with U.S. executives. The Compensation Committees will continue to have regard to the individual circumstances of each case taking account of best practice in the UK and the U.S. and the expected cost to Carnival Corporation & plc of any termination of an executive’s employment arrangements.

In accordance with U.S. practice, Messrs. Arison, Bernstein, Cahill and Frank have no employment agreements and no entitlement to severance except for possible retention of unvested options and restricted share awards depending on the circumstances of their separation of employment discussed below. Mr. Foschi is the only named executive officer with a service agreement providing cash severance. Mr. Foschi may be eligible to receive 12 months of base salary plus a cash bonus if his employment is terminated for certain reasons as described in the section entitled “Individual Arrangements Related to Equity Awards under the Carnival Corporation 2002 Stock Plan.” In line with U.S. practice, Mr. Foschi’s severance includes an amount equal to his prior year annual cash bonus. If Mr. Foschi’s agreement is terminated by Costa for reasons other than Mr. Foschi’s breach of his obligations under the agreement or because Mr. Foschi is removed as a director of Costa for cause, or if Mr. Foschi resigns with cause under Italian law or as a result of a change of control of Costa, Mr. Foschi is entitled to a termination payment equal to his annual base salary (which includes the annual non-competition compensation of €115,000) and a bonus equal to the bonus paid the year prior to termination (unless, in the case of a change of control, an alternative contractual arrangement is entered into with the new controlling group). If Mr. Foschi’s employment had terminated on November 30, 2010 under these circumstances, he would have received a severance payment equal to one year’s base salary of $1,296,750 (which includes the annual non-competition compensation of $152,950) plus a bonus equal to his prior fiscal year’s bonus of $1,716,698. These amounts would be payable in euros. For purposes of this discussion, his potential compensation has been converted into U.S. dollars at the average exchange rate of the dollar for the 2010 fiscal year of $1.33: €1.

Equity-Based Compensation

Vesting of options, restricted shares and RSUs upon termination of a named executive officer’s employment is dependent upon the reasons the named executive officer is terminated, the terms of the respective equity award plan and the associated equity award agreement. Awards granted to Messrs. Bernstein, Cahill and Foschi are subject to the same terms as all other participants generally, except as described below. Mr. Arison and Mr. Frank have Executive Long-Term Compensation Agreements that provide for accelerated or continued vesting of awards upon termination of employment under certain circumstances described below. Absent an Executive Long-Term Compensation Agreement or an employment and/or equity award agreement specifying a different treatment, equity awards held by named executive officers will be treated according to the respective provisions of the plans described further below.

Carnival Corporation 2002 Stock Plan

All named executive officers except Mr. Foschi receive equity awards under the Carnival Corporation 2002 Stock Plan. The terms of the Carnival Corporation 2002 Stock Plan and the equity award agreements applicable to participants generally provide that upon termination for death or disability all unvested equity awards will immediately vest. Upon retirement, awards continue to vest according to their terms as though employment had not ended; provided, however, that as each participant reaches retirement age after December 31, 2008 the award will immediately vest as to 50% of the award. For equity awards made prior to December 2008, retirement is defined as voluntary termination of an employee being at least 55 years of age with 15 years of service or at least 65 years of age with five years of service. In December 2008, the Compensation Committees amended the definition of retirement to increase the retirement age to 60 years of age with 15 years of service or at least 65 years of age with five years of service. Upon voluntary termination prior to qualifying for retirement, all unvested equity awards are forfeited. Upon a change of control, all options become immediately exercisable and the restricted period on all restricted shares and RSUs immediately expires. Change of control means the occurrence of any of the following (i) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (A) the then outstanding shares of common stock of Carnival Corporation or (B) the combined voting power of the then outstanding voting securities of Carnival Corporation and Carnival plc entitled to vote generally in the election of directors, except that this provision does not apply to affiliated companies or the Arison family, (ii) incumbent directors cease to constitute at least a majority of the boards of directors, (iii) the dissolution or liquidation of Carnival Corporation, (iv) the sale, transfer or other disposition of all or substantially all of the business or assets of Carnival Corporation, or (v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving Carnival Corporation that requires the approval of the shareholders, whether for such transaction or the issuance of securities in the transaction.

All of the equity-based awards made to the named executive officers in February 2008 and thereafter contain confidentiality and non-compete provisions that restrict them from competing with Carnival Corporation. All of the equity-based awards made to participants, including the named executive officers, in December 2008 and thereafter contain confidentiality and non-compete provisions (which restrict them from competing with Carnival Corporation for the remainder of the award’s vesting period). If they breach either of these provisions, they will forfeit the right to receive all unvested and unexercised equity awards.

Individual Arrangements Related to Equity Awards under the Carnival Corporation 2002 Stock Plan

Micky Arison and Howard S. Frank. In 1998, Mr. Arison and Mr. Frank entered into Executive Long-Term Compensation Agreements with Carnival Corporation that contain additional provisions pertaining to all of their equity awards under the Carnival Corporation 2002 Stock Plan. These agreements include provisions that differ from the standard terms of the plan described above that result in the vesting of awards upon termination of employment under certain circumstances. If their employment is terminated without cause, options will continue to vest according to their terms, and restricted share awards granted prior to February 2008 will vest in 20% annual installments on each of the first through fifth anniversaries of the date of grant of the award. Restricted share awards granted in February 2008 and thereafter will vest in 33.33% annual installments on each of the first through third anniversaries of the date of the grant of the award.

In December 2008, the Executive Long-Term Compensation Agreement with Mr. Arison was amended to change the age after which Mr. Arison may voluntarily terminate his employment and be eligible to continue to vest in the equity awards made to him under the agreement from 60 to 65 years of age. As to Messrs. Arison and Frank, if employment terminates due to diagnosis of a terminal medical condition or if Mr. Arison voluntarily terminates his employment after attaining age 65, all of their respective outstanding equity awards will continue to vest according to their original vesting schedule. For purposes of the agreement, “cause” is defined as any action or inaction which constitutes fraud, embezzlement, misappropriation, dishonesty, breach of trust, a felony or moral turpitude, as determined by the boards of directors.

If Mr. Arison voluntarily terminates his employment within 14 days of notice that the Compensation Committees elect to reduce the number of restricted shares granted under the agreement by more than 25%, then his restricted share awards will vest according to an alternate vesting schedule. The alternate vesting schedule allows Mr. Arison to retain 20% per year beginning with the first anniversary date of the restricted shares grant for awards granted prior to February 2008, and 33% per year for awards granted in February 2008 and thereafter. Any restricted shares remaining unvested after application of this alternate vesting schedule are forfeited. If Mr. Arison voluntarily terminates his employment before age 65, all unvested awards are forfeited. If termination occurs before the first anniversary date of the grant, all restricted shares are forfeited. The provisions of this paragraph are not applicable to Mr. Frank.

David Bernstein and Gerald R. Cahill. The terms of Mr. Bernstein and Mr. Cahill’s restricted stock agreement for awards granted in February 2008 and thereafter provide that if their employment is terminated without cause or they voluntarily terminate due to a diagnosis of terminal medical condition, the restricted share awards will continue to vest according to their original vesting schedule. For purpose of the agreement, “cause” is defined as any action or inaction which constitutes fraud, embezzlement, misappropriation, dishonesty, breach of trust, a felony or moral turpitude, as determined by the boards of directors.

Carnival plc Executive Share Option Plan

Mr. Foschi is the only named executive officer that holds outstanding options under this plan. Mr. Foschi receives the same treatment as other Carnival Executive Share Option Plan participants generally. Under the terms of the plan and Mr. Foschi’s award agreements, upon termination for cause or voluntary termination, all options will be forfeited. Upon change of control or termination of employment for retirement, injury, disability, ill health or termination by Carnival plc without cause, all options will vest and become exercisable. Change of control is defined to mean (i) a person, alone or in concert with others making a general offer to acquire the whole of the share capital of Carnival plc, (ii) a person becoming bound or entitled to give notice under sections 428 to 430F of the Companies Act 1985 to acquire shares, (iii) a court directing that a meeting of the holders of shares be convened pursuant to section 425 of the Companies Act 1985 for the purposes of considering a scheme of arrangement of Carnival plc or its amalgamation with any other company or companies and the scheme of arrangement being approved by the shareholders’ meeting or sanctioned by the court, or (iv) notice being duly given of a resolution for the voluntary winding-up of Carnival plc. Cause is not specifically defined in this plan.

Carnival plc 2005 Employee Share Plan

Mr. Foschi is the only named executive officer who receives awards under the Carnival plc 2005 Employee Share Plan. Mr. Foschi receives the same treatment under the Carnival plc 2005 Employee Share Plan as other participants generally for awards granted through fiscal year 2008, except with respect to termination in the event of disability as described in the section entitled “Individual Arrangements Related to Equity Awards under the Carnival plc Equity Plans.” All awards vest upon termination of employment for death. Upon retirement, all awards will continue to vest according to their terms as if employment had not been terminated. For equity awards made prior to December 2008, retirement is defined as voluntary termination of an employee being at least 55 years of age with 15 years of service or at least 65 years of age with five years of service. In December 2008, the Compensation Committees amended the definition of retirement to increase the retirement age to 60 years of age with 15 years of service. Upon a change of control, all awards will vest. Change of control is defined to mean the occurrence of any of the following (i) a person (either alone or together with any person acting in concert with him) obtaining control of Carnival plc as a result of a general offer or otherwise for the whole of the share capital of Carnival plc (other than those shares which are already owned by him and/or any person acting in concert with him), (ii) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (A) the then outstanding shares of Carnival plc or (B) the combined voting power of the then outstanding voting securities of Carnival plc entitled to vote generally in the election of directors, except that this provision does not apply to affiliated companies or members of the Arison family, (iii) incumbent directors cease to constitute at least a majority of the boards of directors, (iv) a person becoming bound or entitled to give notice under sections 428 to 430F of the Companies Act 1985 to acquire shares, (v) a court directing that a meeting of the holders of shares be convened pursuant to section 425 of the Companies Act 1985 for the purposes of considering a scheme of arrangement of Carnival plc or its amalgamation with any other company or companies and the scheme of arrangement being approved by the shareholders’ meeting or sanctioned by the court, (vi) notice being duly given of a resolution for the voluntary winding-up of Carnival plc, (vii) the sale, transfer or other disposition of all or substantially all of the business or assets of Carnival plc, or (viii) the completion of a reorganization, recapitalization, merger, consolidation, share exchange or similar form of corporate transaction involving Carnival plc that requires the approval of the shareholders, whether for such transaction or the issuance of securities in the transaction.

All of the equity-based awards made to the named executive officers in February 2008 and thereafter contain confidentiality and non-compete provisions that restrict them from competing with Carnival plc. If they breach either of these provisions, they will forfeit the right to receive all unvested and unexercised equity awards.

Individual Arrangements Related to Equity Awards under the Carnival plc Equity Plans

Pier Luigi Foschi. In the event of termination of employment as a result of disability, all of Mr. Foschi’s outstanding options and RSUs will vest. The terms of Mr. Foschi’s RSU agreement for awards granted in December 2008 and thereafter provide that if his employment is terminated without cause or he voluntarily terminates due to diagnosis of a terminal medical condition, the RSU award will continue to vest according to its original vesting schedule. For purposes of his agreement, “cause” is defined as any action or inaction which constitutes fraud, embezzlement, misappropriation, dishonesty, breach of trust, a felony or moral turpitude, as determined by the boards of directors.

Acceleration of Equity Awards Upon Termination of Employment or Change of Control

The following chart shows the value of option, restricted share, and RSU awards that would have become vested, or that could have continued to vest, subject to any non-compete and confidentiality requirement, for termination of employment or upon a change of control as of November 30, 2010. No termination of employment is required to trigger acceleration upon a change of control. For this purpose, options were valued as the difference between the closing price of Carnival Corporation common stock or Carnival plc ordinary shares, as applicable, as of that date and the applicable exercise price of the options. Restricted shares and RSUs were valued based on the closing price of Carnival Corporation common stock or Carnival plc ordinary shares, as applicable, as of that date. The value for Carnival Corporation common shares is based on $41.31, which is the closing price reported as having occurred on the New York Stock Exchange on November 30, 2010 and the value for Carnival plc ordinary shares is based on $40.90, which is the closing price reported as having occurred on the London Stock Exchange on November 30, 2010 of £26.22, which has been converted at November 30, 2010 exchange rate of $1.56:£1. The value of options includes only those options with an exercise price above these closing prices. As described above, certain options, restricted shares or RSUs do not vest upon termination of employment, but continue to vest over time according to the terms of the relevant equity plan, or Executive Long-Term Compensation, employment, service or equity award agreements. The true value of these equity awards for future vesting periods is subject to market fluctuations occurring over time.

Estimated Potential Value for Acceleration of Equity Awards

Name	Termination without Cause ($)	Voluntary Termination ($)	Retirement ($)	Death, Disability or Diagnosis of Terminal Medical Condition ($)	Change of Control ($)
Micky Arison	23,524,658	0	0	23,524,658	23,524,658
David Bernstein	1,801,818	0	0	1,801,818	1,801,818
Gerald R. Cahill	4,820,995	0	0	4,820,995	4,820,995
Pier Luigi Foschi	4,178,753	0	0	5,237,193	5,237,193
Howard S. Frank	14,478,326	14,478,326	14,478,326	14,478,326	14,478,326

Total	48,804,550	14,478,326	14,478,326	49,862,990	49,862,990

(1)	Mr. Foschi would receive $4,178,753 in the event of voluntary termination due to diagnosis of a terminal medical condition.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

PricewaterhouseCoopers LLP were the auditors of Carnival Corporation & plc during 2010 and 2009. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended November 30, 2010 and 2009 are set forth below:

	Carnival Corporation & plc 2010 (in millions)		Carnival Corporation & plc 2009 (in millions)
Audit Fees	$5.1		$5.1
Audit-Related Fees	0.0		0.0
Tax Fees	0.0	(1)	0.0	(1)
All Other Fees	0.3		0.1

Total	$5.4		$5.2

(1)	Less than $50,000.

Audit Fees for 2010 and 2009 were for professional services rendered for the integrated audits of the Carnival Corporation & plc consolidated financial statements and system of internal control over financial reporting, quarterly reviews of our joint Quarterly Reports on Form 10-Q, the audits of the Carnival plc IFRS annual consolidated financial statements, consents, comfort letters, registration statements, statutory audits of various international subsidiaries and other agreed upon procedures.

There were no Audit-Related Fees for 2010 and 2009.

Tax fees for 2010 and 2009 were for international tax research.

All Other Fees for 2010 and 2009 were primarily for information technology consulting and other services.

All of the services described above were approved by the Audit Committees, and in doing so, the Audit Committees did not rely on the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

In December 2003, the Audit Committees adopted Key Policies and Procedures which address, among other matters, pre-approval of audit and permissible non-audit services provided by the independent registered certified public accounting firm. The Key Policies and Procedures require that all services to be provided by the independent registered certified public accounting firm must be approved by the Audit Committees prior to the performance of such services. The Audit Committees consider whether the services requested are consistent with the rules of the SEC on auditor independence.

REPORT OF THE AUDIT COMMITTEES

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Audit Committee. In accordance with their charter, each Audit Committee assists the relevant board of directors in carrying out its oversight of:

•	the integrity of the relevant financial statements;

•	Carnival Corporation and Carnival plc’s compliance with legal and regulatory requirements;

•	the auditors’ qualifications and independence; and

•	the performance of Carnival Corporation & plc’s internal audit functions and independent auditors.

Both Audit Committees are subject to the audit committee independence requirements under the corporate governance standards of the New York Stock Exchange and relevant SEC rules, and the Audit Committee of Carnival plc is also subject to the requirements of the UK Combined Code. The two Audit Committees have identical members and each currently consists of six independent (as defined by the listing standards of the New York Stock Exchange currently in effect, SEC rules and the UK Combined Code), non-executive directors. The Carnival Corporation board of directors has determined that Richard J. Glasier is both “independent” and an “audit committee financial expert,” as defined by SEC rules. In addition, the Carnival plc board of directors has determined that Mr. Glasier has “recent and relevant financial experience” for purposes of the UK Combined Code.

Management has primary responsibility for Carnival Corporation & plc’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements. Carnival Corporation & plc’s independent auditor is responsible for performing an independent audit of those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committees are responsible for monitoring and overseeing the financial reporting process and the preparation of consolidated financial statements and for supervising the relationship between Carnival Corporation & plc and its independent auditor, as well as reviewing the group’s systems of internal controls and compliance with the group Code of Business Conduct and Ethics. The Audit Committees have met and held discussions with management of Carnival Corporation & plc and the independent auditor. In this context, management represented to the Audit Committees that Carnival Corporation & plc’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committees (i) reviewed and discussed Carnival Corporation & plc’s audited consolidated financial statements for the year ended November 30, 2010 with Carnival Corporation & plc’s management and with Carnival Corporation & plc’s independent auditor; (ii) discussed with Carnival Corporation & plc’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and (iii) received the written disclosures and the letter from Carnival Corporation & plc’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committees concerning independence and discussed with Carnival Corporation & plc’s independent auditor the independent auditors’ independence. The Audit Committees also considered whether the provision to the relevant entity by the independent auditor of non-audit services was compatible with maintaining the independence of the independent auditor. Based on the reviews and discussions described above, the Audit Committees recommended to the boards of directors that the audited consolidated financial statements of Carnival Corporation & plc be included in Carnival Corporation & plc’s Annual Report on Form 10-K for the year ended November 30, 2010 for filing with the SEC.

The Audit Committee of Carnival Corporation	The Audit Committee of Carnival plc
Richard J. Glasier, Chairman	Richard J. Glasier, Chairman
Modesto A. Maidique	Modesto A. Maidique
Stuart Subotnick	Stuart Subotnick
Laura Weil	Laura Weil
Randall J. Weisenburger	Randall J. Weisenburger
Uzi Zucker	Uzi Zucker

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Transactions with Related Persons

It is our practice to review all relationships and transactions in which Carnival Corporation & plc and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Legal and Global Accounting and Reporting Services Departments are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions in which the amount involved exceeds $120,000 in which Carnival Corporation & plc was or is to be a participant and a related person had or will have a direct or indirect material interest are disclosed in our proxy statement. In addition, the boards review and approve or ratify any related person transaction involving (1) a director regardless of the amount and (2) a non-director executive officer with an aggregate value in excess of $50,000.

In the course of its review and approval or ratification of a related person transaction, the boards may consider the following factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Carnival Corporation & plc;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the boards deem appropriate.

Any member of the boards who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the board that considers the transaction.

Related Person Transactions

Transactions with Micky Arison. Micky Arison, our Chairman and Chief Executive Officer, is also the Chairman, President and the indirect sole shareholder of FBA II, Inc., the sole general partner of Miami Heat Limited Partnership (“MHLP”), the owner of the Miami Heat, a professional basketball team. He is also the indirect sole shareholder of Basketball Properties, Inc., the sole general partner of Basketball Properties, Ltd. (“BPL”), the manager and operator of American Airlines Arena. Effective October 2009, Carnival Cruise Lines, MHLP and BPL entered into a three-year advertising and promotion agreement pursuant to which Carnival Cruise Lines paid approximately $162,500 during fiscal 2010. In addition, Carnival Cruise Lines paid approximately $9,850 for radio and in-game commercials to promote Carnival Cruise Lines during Miami Heat games.

Registration Rights. Pursuant to a letter agreement (the “Trust Registration Rights Agreement”) dated July 11, 1989, Carnival Corporation granted to the Ted Arison Irrevocable Trust (the “Irrevocable Trust”) and the Arison Children’s Irrevocable Trust (the “Children’s Trust,” and together with the Irrevocable Trust, the “Trusts”) certain registration rights with respect to certain shares of Carnival Corporation common stock held for investment by the Trusts (the “Shares”). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, our Chairman of the boards and Chief Executive Officer, and Shari Arison. Effective December 26, 1991, the Children’s Trust was divided into three separate continued trusts, including continued trusts for Micky Arison, Shari Arison and Michael Arison.

Under the Trust Registration Rights Agreement, Carnival Corporation has granted the Trusts demand and piggyback registration rights. Carnival Corporation is not required to effect any demand registration unless all of the Shares owned by either of the Trusts are included in the demand. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, selling costs, underwriting discounts and applicable filing fees.

Under a registration rights agreement dated June 14, 1991, as amended by an amendment dated July 31, 1991 and a succession agreement dated May 28, 2002 (together, the “Arison Registration Rights Agreement”), Carnival Corporation granted certain registration rights to Ted Arison with respect to certain shares of common stock beneficially owned by him (the “Arison Shares”) in consideration for $10,000. The registration rights were held by the Estate of Ted Arison. The Estate of Ted Arison subsequently transferred the Arison Shares to the Nickel 1997 Irrevocable Trust (formerly known as The 1997 Irrevocable Trust of Micky Arison), the Artsfare 1992 Irrevocable Trust (formerly known as the Ted Arison 1992 Irrevocable Trust for Lin No. 2) and the Eternity Four Trust (formerly known as the Ted Arison 1994 Irrevocable Trust for Shari No. 1) (collectively, the “Family Trusts”). The Arison Registration Rights Agreement provides the Family Trusts and certain transferees with demand and piggyback registration rights. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Family Trusts, selling costs, underwriting discounts and applicable filing fees.

Son of Pier Luigi Foschi. The son of Pier Luigi Foschi, one of our named executive officers and a director, is a minority partner in Studio Biscozzi-Nobili, an Italian tax consulting firm, which is retained from time to time to provide tax advice to Costa and AIDA Cruises, Carnival plc’s subsidiaries. During fiscal 2010, we paid approximately $163,000 to Studio Biscozzi-Nobili for providing such services to AIDA Cruises, Costa and Ibero Cruises.

Transactions with Omnicom Group, Inc. Randall J. Weisenburger, a member of our boards, is the Executive Vice President and Chief Financial Officer of Omnicom Group Inc., an advertising, marketing and corporate communications company. During fiscal 2010, Omnicom Group Inc. received approximately $15 million from Carnival Corporation & plc for advertising and marketing services. Such fees represented less than 2/10ths of 1% of the consolidated revenues of Omnicom Group Inc. It is anticipated that Carnival Corporation & plc will continue to do business with Omnicom Group Inc. in the future.

Charitable Donations. One of our board members, Modesto A. Maidique, is the former President of FIU and is now a professor of management of FIU and Executive Director of FIU’s Center for Leadership. In fiscal 2008, Carnival Corporation made a $900,000 gift commitment to FIU in support of the FIU School of Hospitality and Tourism Management, which is being paid in annual installments over five years. FIU agreed to use the gift, which qualified for $700,000 in matching funds from the State of Florida, to (1) renovate, furnish and equip a 2,600 square foot multi-purpose facility to be named the “Carnival Student Center” and (2) establish and endow Carnival Scholarships for students to be known as Carnival Scholars. During fiscal 2010, Carnival Corporation paid $150,000 in respect of this commitment. During fiscal 2010, Carnival Corporation also made additional donations in the amount of approximately $15,000 for event sponsorships and scholarship contributions.

Mary Frank, the spouse of Howard S. Frank, our Vice Chairman and Chief Operating Officer, is a past President of the Board of Trustees of the Miami Art Museum and currently serves on its Executive Committee. During fiscal 2008, Carnival Corporation made a conditional pledge of $5,000,000 to the Miami Art Museum, payable in installments. Miami Art Museum agreed to use these funds for on-going capital expenditures, a capital campaign to include construction of certain galleries to be named as the “Carnival Family Gallery” and the “Carnival Educational Gallery” and expenses relating to educational outreach programs. During fiscal 2010, Carnival

Corporation paid $250,000 in respect of this pledge. During fiscal 2010, Carnival Corporation also made additional donations in the amount of approximately $7,500 for general sponsorships and educational programs.

Alonzo Mourning is the founder and primary sponsor of the Overtown Youth Center, an 18,000 square foot facility located in the heart of Miami’s inner city, which provides academic and recreational activities for children. Mr. Mourning is current employee of and a former player for the Miami Heat, a professional basketball team. As described above, Micky Arison, our Chairman and Chief Executive Officer, is also the Chairman, President and the indirect sole shareholder of FBA II, Inc., the sole general partner of MHLP, the owner of the Miami Heat. During fiscal 2008, Carnival Corporation conditionally pledged a gift of $500,000 to the Overtown Youth Center Endowment Fund, payable in installments. During fiscal 2010, Carnival Corporation paid $100,000 in respect of this pledge. During fiscal 2010, Carnival Corporation also made additional donations in the amount of approximately $150,000 for program support.

The board has reviewed and approved or ratified these transactions.

Annex A

CARNIVAL PLC DIRECTORS’ REPORT

Directors’ Report

Carnival plc and Carnival Corporation are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and committees of the board. However, as is required by the agreements governing the dual listed company (“DLC”) structure, there is a single management team and the boards of directors and members of the committees of the boards are identical.

Principal activities

Carnival Corporation & plc is the largest and financially strongest cruise company and among the largest and most profitable vacation companies in the world, with a portfolio of cruise brands in North America, Europe, Australia and Asia. Together, these brands operate 98 ships totalling over 191,000 lower berths with ten new ships scheduled to enter service between April 2011 and June 2014. Carnival Corporation & plc also operates Holland America Princess Alaska Tours, the leading tour company in Alaska and the Canadian Yukon, which primarily complements our Alaska cruise operations. Carnival Corporation & plc has a multi-brand strategy, which provides products and services appealing to the widest possible target audience across all major sectors of the vacation industry. For a further discussion of Carnival Corporation & plc’s business and risk factors, please refer to the Carnival Corporation & plc joint 2010 Annual Report on Form 10-K (the “Form 10-K”), which is available at the Carnival Corporation & plc website at www.carnivalcorp.com or www.carnivalplc.com.

Business review and future developments

The directors consider that the most meaningful presentation of the Carnival plc group’s results and financial position under the DLC structure is by reference to information provided for Carnival Corporation & plc under U.S. GAAP which is included in the Carnival Corporation & plc 2010 Annual Report, which is available in the Investor Relations section of the Carnival Corporation & plc website at www.carnivalcorp.com or www.carnivalplc.com. Accordingly, the Carnival Corporation & plc U.S. GAAP consolidated financial statements are incorporated into the Carnival plc IFRS consolidated financial statements as additional disclosures.

Management’s Discussion and Analysis of Financial Condition and Results of Operations contained on pages 36 to 54 in the Carnival Corporation & plc 2010 Annual Report contains a review of the business and sets out the principal activities, operations, performance, liquidity, financial condition and capital resources, debt covenants, key performance indicators and likely future developments of Carnival Corporation & plc. That discussion also identifies the principal risks and uncertainties with related mitigating factors that might affect Carnival Corporation & plc’s future performance. In addition, note 26 to the Carnival plc IFRS financial statements and note 10 of the Carnival Corporation & plc 2010 Annual Report identifies concentrations of credit risk and mitigating factors. Further information is also provided in the Chairman’s statement on pages 2 and 3 of the Carnival Corporation & plc 2010 Annual Report. Finally, the Form 10-K, which is filed with the SEC, provides a detailed description of our business and risk factors, including dependency on key suppliers.

As is common with other cruise vacation companies, we use a number of key performance indicators to review the performance of our business. In particular, we use the measure of available lower berth days to represent passenger capacity for the period. Applying this measure to net revenues, net costs and net costs excluding fuel during a period allows us to analyze rate and capacity variances between periods. In addition, because a significant portion of our operations utilize the euro, sterling or Australian dollar to measure their results and financial condition, the translation of those operations to our U.S. dollar reporting currency results in decreases in reported U.S. dollar revenues and expenses if the U.S. dollar strengthens against these foreign currencies and increases in reported U.S. dollar revenues and expenses if the U.S. dollar weakens against these foreign currencies. Accordingly, we also monitor and report our key performance indicators assuming the current period’s currency exchange rates have remained constant with the prior year’s comparable rates in order to remove the impact of changes in exchange rates on our non-U.S. dollar functional currency cruise operations. We believe that this is a useful measure since it facilitates a comparative view of the growth of our business in a fluctuating currency exchange rate environment. We also monitor our brands’ fuel consumption and fuel cost per metric ton.

The consolidated net income for the Carnival plc group (being Carnival plc and its consolidated subsidiaries) under International Financial Reporting Standards as adopted in the European Union (“IFRS”) was $938m (2009—$875m). For the avoidance of doubt, this does not include the results of Carnival Corporation.

Dividends

During the year ended November 30, 2010, Carnival plc paid three quarterly dividends totalling $0.30 per ordinary share (2009—$.40). In January 2011, the boards of directors declared a quarterly dividend of $0.25 per share. The boards of directors approved a record date of February 18, 2011, and a payment date of March 11, 2011.

Although dividends are declared in U.S. dollars, they are paid in sterling to the holders of ordinary shares in Carnival plc unless they elect to receive their dividends in U.S. dollars. Dividends payable in sterling are converted from U.S. dollars into sterling at the U.S. dollar to sterling exchange rate quoted by the Bank of England in London at 12:00 p.m. on the next combined U.S. and UK business day that follows the quarter end.

Holders of the Carnival plc’s American Depositary Shares are paid their dividend in U.S. dollars.

On September 21, 2004, Bedell Trustees Limited, the trustee for the Carnival plc Deferred Bonus and Co-Investment Matching Plan, waived its right to all dividends payable by Carnival plc. Dividends paid during the year over which rights were waived amounted to $16,702.

Beginning in July 2008, each of Carnival Corporation and Carnival Investments Limited (a subsidiary of Carnival Corporation) waived its rights to all dividends payable by Carnival plc. Dividends paid during fiscal 2010 over which rights were waived amounted to $11,652,858.

Share capital and control

Changes in the share capital of Carnival plc during the year are given in note 17 to the Carnival plc consolidated IFRS financial statements.

The share capital of Carnival plc at the date of this report includes two allotted and issued subscriber shares of £1 each, 50,000 allotted but unissued redeemable preference shares of £1 each, one allotted and issued special voting share of £1 and 214,435,130 allotted and issued ordinary shares of $1.66 each. The subscriber shares carry no voting rights and no right to receive any dividend or any amount paid on a return of capital. The redeemable preference shares carry no voting rights, but are entitled to payment of a cumulative preferential fixed dividend of 8 percent per annum on the amount paid up on each such share, which is in issue. On a return of capital on a winding up or otherwise, the redeemable preference shares rank behind the ordinary shares but ahead of any other class of shares, and are entitled to receive payment of the amount paid up or credited as paid up on each such share. Redeemable preference shares which are fully paid may be redeemed at any time at the election of the holder or of the company, in which case the amount payable on redemption is the amount credited as paid up on each share which is redeemed, together with all arrears and accruals of the preferential dividend.

Details of options over ordinary shares and restricted stock units granted to employees are given in note 21 to the Carnival plc consolidated IFRS financial statements.

The Articles of Association of Carnival plc contain provisions which, in certain circumstances, would have the effect of preventing a shareholder (or a group of shareholders acting in concert) from holding or exercising the voting rights attributable to shares in Carnival plc which are acquired by them. These provisions would have effect if a shareholder (or a group of shareholders acting in concert) were to acquire ordinary shares in Carnival plc with the result that the total voting rights exercisable by that shareholder or group of shareholders on matters put to a vote as joint electorate actions under the DLC structure would exceed 30 percent of the total voting rights exercisable in respect of any joint electorate action. They would also have effect if a shareholder (or group of shareholders acting in concert) already holding between 30 percent and 50 percent of the total voting rights exercisable in respect of any joint electorate action were to acquire shares in Carnival plc and thereby increase the percentage of voting rights so held. In each such case, the percentage of voting rights held is determined after taking into account voting rights attributable to shares of Carnival Corporation common stock held by such shareholder (or group of shareholders) and also taking into account the effect of the equalization ratio which gives effect to common voting by the shareholders of Carnival plc and Carnival Corporation on joint electorate actions under the DLC structure.

Under the relevant provisions of the Articles of Association of Carnival plc (articles 277 to 287) shares which are acquired by a person and which trigger the thresholds referred to in the foregoing paragraph may be sold at the direction of the board, and the proceeds remitted to the acquiring shareholder, net of any costs incurred by Carnival plc. Pending such sale any dividends paid in respect of such shares would be paid to a charitable trust, and the trustee of such trust would be entitled to exercise the voting rights attaching to the shares.

The restrictions summarized in the preceding paragraphs would not apply in the case of an acquisition of shares which is made in conjunction with a takeover offer for Carnival plc which is announced in accordance with the City Code on Takeovers and Mergers, for so long as that offer has not lapsed or been withdrawn. However, if such a takeover offer is not made, or lapses or is withdrawn, the restrictions will apply in respect of any acquired shares.

The foregoing is a summary only of the relevant provisions of the Articles of Association of Carnival plc, and for a complete understanding of their effect, shareholders are recommended to refer to the Articles of Association themselves. A copy of the Articles of Association of Carnival plc is available at Carnival plc’s website at www.carnivalplc.com or upon request from the Company Secretary, 3655 N.W. 87th Avenue, Miami, Florida 33178, United States of America.

There are two significant agreements to which Carnival plc is a party which may be altered or terminated in the event of a change of control. These are (1) the Facilities Agreement dated October 21, 2005, as amended, by and among Carnival Corporation, Carnival plc, The Royal Bank of Scotland plc, and various other lenders, which provides for $1.2 billion, €400 million and £200 million revolving credit facilities and which may, under certain circumstances, be cancelled upon a change of control of Carnival plc, other than a change which results in control of Carnival plc being vested in Carnival Corporation or in certain members of the Arison family or trusts related to them, and (2) the Trust Deed dated November 27, 2006, by and among Carnival plc, Carnival Corporation and Citicorp Trustee Company Limited, governing the terms of €750 million 4.25% Guaranteed Bonds due 2013, which provides that the bondholders have the option to redeem the bonds in the event that a non-investment grade rating is applied to the bonds by a specified rating agency as a direct result of the change of control.

Articles of Association

The Articles of Association of Carnival plc may be amended by the passing of a special resolution of the shareholders. In common with many other corporate actions which might be undertaken by Carnival plc, such a resolution would be proposed as a joint electorate action on which the shareholders of Carnival plc and of Carnival Corporation effectively vote as a single unified body, as contemplated by the DLC structure.

Purchase of own shares

In June 2006, the boards of directors authorized the repurchase of up to an aggregate of $1 billion of Carnival Corporation common stock and Carnival plc ordinary shares subject to certain restrictions. On September 19, 2007, the boards of directors increased the remaining $578 million repurchase authorization back to $1 billion (the “Repurchase Program”). At February 17, 2011, the remaining availability pursuant to the Repurchase Program was $787 million. The Repurchase Program does not have an expiration date and may be discontinued by the boards of directors at any time.

In addition to the Repurchase Program, the boards of directors have authorized the repurchase of up to 19.2 million Carnival plc ordinary shares and up to 31.5 million shares of Carnival Corporation common stock under the “Stock Swap” programs described in our Form 10-K.

Shareholder approval is not required to buy back shares of Carnival Corporation, but is required under the Companies Act 2006 to buy back shares of Carnival plc. At the annual general meetings held on April 13, 2010, the authority for Carnival plc to buy back its own shares was approved. This authority enabled Carnival plc to buy back up to 21,344,716 ordinary shares of Carnival plc (being approximately 10 percent of Carnival plc’s ordinary shares in issue). No Carnival plc ordinary shares have been purchased under the Repurchase Program and the Stock Swap programs through February 17, 2011. Carnival Corporation & plc treats any such repurchases made by Carnival Corporation or Carnival Investments Limited under the Repurchase Program and the Stock Swap Programs as if they were made by Carnival plc under the Carnival plc buy back authority. That approval expires on the earlier of (i) the conclusion of Carnival plc’s 2011 annual general meeting or (ii) October 12, 2011.

Directors

The names of the persons who are nominated for re-election as directors of Carnival Corporation and Carnival plc during the 2010 fiscal year and biographical notes about each of the directors, including the period for which they held office during the 2010 fiscal year, are contained in the proxy statement to which this report is annexed. Details of the directors’ membership on board committees are set out in the Carnival plc Corporate Governance Report attached as Annex C to the proxy statement.

Upon becoming a member of the board of directors of Carnival plc, each new director participates in an induction process which includes a meeting with all of the current directors, provision of an induction pack, site visits and meetings with senior and operational management teams. The directors update their skills, knowledge and familiarity with Carnival plc by attending appropriate external seminars and training courses, meeting with senior management and visiting regional and divisional operating offices.

The appointment and replacement of directors of Carnival plc is governed by the provisions of the Articles of Association of Carnival plc and also by the provisions of the Equalization and Governance Agreement entered into on April 17, 2003 on the establishment of the DLC structure. The Articles of Association and the Equalization and Governance Agreement require that the boards of directors of Carnival plc and Carnival Corporation be comprised of exactly the same individuals.

The business of Carnival plc is managed by the board of directors, which may exercise all the powers of Carnival plc, including without limitation the power to dispose of all or any part of the company’s assets, to borrow money, to mortgage or pledge any of its assets and to issue debentures and other securities.

Details of the directors’ remuneration and their interests in the shares of Carnival Corporation and Carnival plc are set out in Part II of the Carnival plc Directors’ Remuneration Report attached as Annex B to the proxy statement.

Substantial shareholdings

As at the date of this report, Carnival plc has been notified of the following material interests of 3 percent or more in Carnival plc’s total voting rights:

	Number of shares		Percentage of voting rights
AXA, S.A.	10,627,433	(1)	5.8%
Barclays plc	6,454,915	(2)	3.5%
BlackRock, Inc.	21,608,974	(3)	11.8%
Capital Research and Management Company	7,995,875		4.4%
Legal & General Group plc	9,150,688	(4)	5.0%
Lloyds TSB	6,322,667		3.5%
Prudential plc	6,462,753	(5)	3.5%
Thornburg Investment Management Inc.	18,325,161		10.0%

(1)	AXA, S.A. and its group of companies have an interest in these shares.
(2)	Affiliates of Barclays plc have an interest in these shares.
(3)	BlackRock Investment Management (UK) Limited has an interest in these shares.
(4)	Legal & General Group plc and its subsidiaries have an interest in these shares.
(5)	Prudential plc and its group of companies have an interest in these shares.

Carnival Corporation and Carnival Investments Limited are the holders of an aggregate of 31,491,194 Carnival plc ordinary shares as at the date of this report. These shares carry no voting rights or rights on liquidation unless Carnival Corporation owns over 90 percent of all the Carnival plc shares. Accordingly, the details of voting rights given in the preceding table take account of the absence of voting rights carried by these shares.

Except for the above, no person has disclosed relevant information to Carnival plc pursuant to rule 5 of the Disclosure and Transparency Rules.

Corporate governance and directors’ remuneration

A report on corporate governance and compliance with the Combined Code appended to the UK Listing Authority’s Listing Rules is contained in the Carnival plc Corporate Governance Report attached as Annex C to the proxy statement. Part I of the Carnival plc Directors’ Remuneration Report is included in the proxy statement and Part II of the Carnival plc Directors’ Remuneration Report is attached as Annex B to the proxy statement.

Corporate and social responsibility

Health, environmental, safety and security

The Carnival Corporation & plc Health, Environmental, Safety & Security (“HESS”) Committees are comprised of three independent directors. The principal function of the HESS Committees is to assist the boards in fulfilling their responsibility to supervise and monitor Carnival Corporation & plc’s health, environmental, safety and security policies, programs, initiatives at sea and ashore, and compliance with related legal and regulatory requirements. Each of the Chief Executive Officers of our cruise brands attend the meetings of the HESS Committees.

Carnival Corporation & plc has a corporate HESS Policy, which is published on the Carnival Corporation & plc website at www.carnivalcorp.com or www.carnivalplc.com. The HESS Policy describes our commitments to:

•

Protecting the health, safety and security of our guests, employees and all others working on behalf of Carnival Corporation & plc, thereby promoting an organization that is free of injuries, ill health and loss;

•

Protecting the environment, including the marine environment in which our vessels sail and the communities in which we operate, minimizing adverse environmental consequences, and using resources efficiently;

•	Fully complying with or exceeding all legal and statutory requirements related to health, environment, safety and security throughout our business activities; and

•	Assigning health, environment, safety and security matters the same priority as other critical business matters.

The boards recognize that Carnival Corporation & plc needs to ensure that there is a consistent standard of operation throughout its fleet in keeping with its leading position in the cruise industry. In this regard, the Carnival Corporation & plc Corporate Maritime Policy & Compliance Department, headed by a Senior Vice President, with a full-time professional and administrative staff, is responsible for providing a common, integrated approach to management of HESS matters and for reporting to the HESS Committees on such matters. This includes establishing HESS Policy and standards, conducting HESS audits of our cruise brands, and measuring and reporting on HESS-related performance.

Assurance of compliance with the HESS policies and corporate standards is maintained through a comprehensive program of audits performed by the Corporate Maritime Policy & Compliance Department and by monitoring HESS performance reports and data.

Carnival Corporation & plc has long been dedicated to environmental stewardship and corporate citizenship. We voluntarily publish Annual Sustainability reports that address environmental, labor, human rights, society, product responsibility, economic and other sustainability-related issues and performance indicators. These reports, which can be viewed at www.carnival.com and www.carnivalplc.com, were developed in accordance with Sustainability Reporting Guidelines established by the Global Reporting Initiative framework, which is a global reporting standard for economic, environmental and social performance. This reporting augmented the annual environmental management reporting effort we began in 2005.

The International Organization for Standardization (“ISO”) is an international standard-setting body which produces worldwide industrial and commercial standards. ISO 14001, an environmental management standard that was developed to help organizations manage their processes, products and services to minimize environmental impacts, presents a structured approach to setting environmental objectives and targets. It provides a framework for any organization to apply these broad conceptual tools to their own processes. During 2006, we completed corporate-wide implementation of ISO 14001. The environmental management systems of all of our cruise brands are certified in accordance with ISO 14001, with the exception of Ibero Cruises, which is expected to be implemented by early 2012.

Further details of matters related to health, environmental, safety and security, sustainability and environmental reporting and community relations at Carnival Corporation & plc are available in the Sustainability section of the Carnival Corporation & plc website at www.carnivalcorp.com or www.carnivalplc.com.

Employees

Carnival Corporation & plc own and operate a portfolio of cruise brands in North America, Europe, Australia and Asia comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn, AIDA Cruises, Costa Cruises, Cunard, Ibero Cruises, P&O Cruises (UK), and P&O Cruises (Australia). Individual brands employ a variety of methods, such as intranet sites, management briefings, newsletters and reward programs to encourage employee involvement and to keep employees informed of the performance, development and progress of Carnival Corporation & plc.

Senior employees within Carnival Corporation & plc are eligible to participate in either the Carnival plc 2005 Employee Share Plan or the Carnival Corporation 2002 Stock Plan, further details of which are provided in Carnival plc’s Directors’ Remuneration Report attached as Annex B to the proxy statement. These employees will be eligible to participate in the Carnival Corporation 2011 Stock Plan if it is approved by shareholders at the annual shareholders meeting. See Proposal 24 of the proxy statement for a description of this plan. These plans reinforce the philosophy of encouraging senior employees to contribute directly to the achievement of Carnival Corporation & plc’s goals and of rewarding individual and collective success.

It is the policy of Carnival Corporation & plc that disabled persons should receive full and fair consideration for all job vacancies for which they are suitable applicants and training and career development is encouraged for all employees. It is the policy of Carnival Corporation & plc to seek to retain employees who become disabled while in its service wherever possible and to provide specialist training where appropriate.

Charitable donations

Carnival Corporation & plc provides support to charities by way of donations in cash and/or gifts in kind. In that regard, the Carnival Foundation, The Holland America Line Foundation and The Princess Cruises Community Foundation (the “Foundations”) have been established, which assist in our commitment to enrich and better the lives of communities where we do business and where our employees live and work. The Foundations consider applications for charitable support from individuals and organizations and, according to an assessment of the merits of each application, determine whether it is appropriate to support particular causes or projects. Their primary funding interests include human and social needs, art and culture, health services and education.

During the year ended November 30, 2010, the Carnival plc group made charitable donations totalling $0.9 million (2009—$1.0 million) of which $0.6 million (2009—$0.6 million) was in respect of charitable organizations in the United States.

Political contributions

Carnival plc did not make any political contributions to any European Union (“EU”) political organization during the year ended November 30, 2010 (2009—nil). Carnival plc subsidiaries made political contributions to organizations outside the EU of $0.3 million (2009—$0.1 million).

Creditor payment policy

Given the international nature of its operations, the Carnival plc group does not operate a standard code in respect of payments to suppliers. Operating companies are responsible for agreeing the terms and conditions under which business transactions with their suppliers are conducted, including the terms of payment. It is the Carnival plc group’s policy to ensure that suppliers are aware of those terms and that payments to suppliers are made promptly in accordance with these terms. Trade creditors of the Carnival plc group at November 30, 2010 represented 47 days (2009 – 54 days) of its annual purchases.

Directors’ statement as to disclosure of information to auditors

Each director is satisfied that, as far as he or she is aware, the auditors are aware of all information relevant to the audit of Carnival plc’s consolidated financial statements for the year ended November 30, 2010 and that he or she has taken all steps that ought to have been taken by him or her as a director in order to make the auditors aware of any relevant audit information and to establish that Carnival plc’s auditors are aware of that information.

Corporate governance statement

The corporate governance statement, prepared in accordance with rule 7.2 of the FSA’s Disclosure and Transparency Rules, can be found in the Carnival plc Corporate Governance Report attached as Annex C to the proxy statement. The Carnival plc Corporate Governance Report forms part of this Carnival plc Directors’ Report and is incorporated into it by this reference.

Chairman’s letter

The Chairman’s letter, which can be found in the Carnival Corporation & plc 2010 Annual Report, forms part of this Carnival plc Directors’ Report and is incorporated into it by this reference. The Directors’ Report has been prepared and presented in accordance with and in reliance upon English company law and, accordingly, the liabilities of the directors in connection with the Directors’ Report shall be subject to the limitations and restrictions provided by such law.

Auditors

The independent auditors, PricewaterhouseCoopers LLP, have indicated their willingness to continue in office and a resolution that they be re-appointed will be proposed at the annual general meeting.

By order of the board

Arnaldo Perez

Company Secretary

February 17, 2011

Statement of directors’ responsibilities

The directors are responsible for preparing the Annual Report, the Carnival plc Directors’ Remuneration Report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have prepared the group and parent company financial statements in accordance with International Financial Reporting Standards as adopted by the EU (“IFRS”). Under company law, the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of Carnival plc and the Carnival plc group and of the profit or loss of the group for that period.

In preparing the financial statements the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgements and estimates that are reasonable and prudent;

•	state that the group financial statements comply with IFRS; and

•	prepare the group and parent company financial statements on the going concern basis.

The directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of Carnival plc and the Carnival plc group and to enable them to ensure that the financial statements and the Carnival plc Directors’ Remuneration Report comply with the Companies Act 2006 and, as to the financial statements, Article 4 of the IAS Regulation.

They are also responsible for safeguarding the assets of Carnival plc and the Carnival plc group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The directors, whose names are listed in the proxy statement, confirm that, to the best of their knowledge they have complied with the above requirements in preparing the financial statements and the Carnival plc Directors’ Report contained in Annex A to the proxy statement includes a fair view of the performance and position of the Carnival plc group.

By order of the board

Arnaldo Perez

Company Secretary

February 17, 2011

Carnival plc

Incorporated and registered in England and Wales under number 4039524

Annex B

CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT

PART II

Certain information required to be included in the Carnival plc Directors’ Remuneration Report is set forth in Part I (which is also known as the Compensation Discussion and Analysis) which can be found beginning on page 55 of the proxy statement to which this report is annexed. The Compensation Discussion and Analysis should be read in conjunction with this Part II.

As explained in Part I, Parts I and II of this report form part of the Annual Report of Carnival plc for the year ended November 30, 2010. Carnival plc and Carnival Corporation are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and Compensation Committees. However, as is required by the agreements governing the dual listed company (“DLC”) structure, there is a single management team and the boards of directors and members of the committees of the boards are identical. Accordingly, consistent with prior years, we have included remuneration paid by Carnival Corporation and Carnival plc in the Carnival plc Directors’ Remuneration Report.

The current membership of the Compensation Committees consists of three members who are deemed independent by the boards of directors: Arnold W. Donald (chairman), Richard J. Glasier and Laura Weil. The members of the Compensation Committees are appointed by the boards based on the recommendations of the Nominating & Governance Committees. In determining the compensation policy and the compensation payable to our directors, the Compensation Committees take the pay and employment conditions of employees of the Carnival Corporation & plc group into account. Further details regarding Compensation Committees can be found in the Carnival plc Corporate Governance Report attached as Annex C to the proxy statement.

Both Parts I and II of this report are in compliance with the Schedule 8 of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 and the 2008 Combined Code on Corporate Governance, the UK Companies Act 2006 and the Listing Rules of the UK Listing Authority. Sections 1 to 8 below comprise the “auditable part” of this report.

Sterling and euro denominated amounts are converted to U.S. dollar amounts at the average exchange rates for the year ended November 30, 2010 of £1:$1.55 (2009—£1:$1.56) and €1:$1.33 (2009—€1:$1.39) unless otherwise stated.

EXECUTIVE DIRECTORS

The following chart shows the relative values of performance related and non-performance related components of the remuneration of executive directors of Carnival Corporation & plc in 2010, excluding pension benefits:

The performance related and non-performance related components of the remuneration shown in the above table were calculated using actual salary, benefits and bonuses, the face value of restricted shares and restricted share units (“RSUs”) in respect of the year ended November 30, 2010.

In accordance with the Compensation Committees’ focus on long-term shareholder return, which was 30% for fiscal 2010, the Compensation Committees also approved new 2011 performance-based share awards for the NEOs and other key executives within Carnival Corporation & plc. The awards are based on Carnival Corporation & plc earnings per share growth (“EPS”) over a three year period, with award opportunity from zero to 200% based on the EPS percentage increase achieved at the end of the third year.

NON-EXECUTIVE DIRECTORS

Service contracts

Non-executive directors do not have service contracts, but instead have a letter of appointment setting out the services they are to provide to Carnival Corporation & plc and the other terms and conditions of their appointment. Their appointments and subsequent appointments are subject to annual election or re-election by shareholders.

Our non-executive directors are entitled to receive an annual retainer of $40,000 per year, an attendance fee per board meeting of $5,000 ($2,000 if meeting attended by telephone), equity compensation, as further described below, and reimbursement for travel, meals and accommodation expenses attendant to their board membership. In certain circumstances, we request that the directors’ spouses or partners attend a special event and we reimburse the directors for travel expenses incurred. The Presiding Director receives an additional retainer of $20,000 per annum. In addition, non-executive directors receive additional compensation for serving as chairman or a member of a board committee.

The retainer and meeting attendance fees currently in effect for the board committees are as follows:

	Retainer		Attendance Fee
	Chair	Member	In Person	By Telephone
Audit Committees	$23,000	$7,500	$3,000	$1,500
Compensation Committees	$23,000	$3,750	$2,500	$1,250
Executive Committees	—	$3,750	—	—
HESS Committees	$23,000	$7,500	$3,000	$1,500
Nominating & Governance Committees	$10,000	$3,750	$2,500	$1,250

Non-executive directors receive payment of their earned retainer and meeting fees in quarterly installments. Annual retainers are prorated so that adjustments can be made during the year. Unearned paid portions of cash retainers are forfeited upon termination of service.

For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting. Directors who are employed by us or our subsidiaries or acting as our consultants do not receive any additional compensation for their services as a member of the board of directors.

Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan

Non-executive directors receive annual share awards under the Carnival Corporation 2001 Outside Director Stock Plan. The annual award of Carnival Corporation restricted shares or RSUs will be in an amount (or dollar value) determined by the board in its sole discretion. The board approved awards with a dollar value equal to $120,000. As a result, an award of 3,088 Carnival Corporation restricted shares or RSUs was made to each non-executive director elected or re-elected on April 13, 2010 when the closing price of a share was $38.86.

Awards under the plan vest in their entirety on the third anniversary of the grant date. No performance conditions are applied to the vesting of share awards. Awards of options are no longer made under this plan. The maximum number of shares that may be subject to awards under this plan is 1,000,000.

Carnival Corporation 2011 Stock Plan

Subject to approval of the Carnival Corporation 2011 Stock Plan at the April 13, 2011 annual shareholders’ meeting, the non-executive directors will receive annual equity awards under that plan at the time of their annual re-election to the boards.

Pensions

The non-executive directors do not receive any pension benefits in connection with their services as a non-executive director.

Share Ownership Guidelines

All non-executive directors are required to own at least 5,000 shares (inclusive of unvested restricted shares, RSUs and shares in a trust beneficially owned by the director) of either Carnival Corporation common stock or Carnival plc ordinary shares. New directors must achieve this requirement no later than two years from the date of their initial election to the boards by the shareholders. Other than Sir Jonathon Band, who was elected to the board in April 2010, each of the directors elected by the shareholders in 2010 have achieved this board mandated requirement.

Product Familiarization

All non-executive directors are encouraged to take a cruise for up to 14 days per year for product familiarization and pay a fare of $35 per day for such cruises. In addition, guests traveling with the non-executive director in the same stateroom are charged a fare of $35 per day. All other charges associated with the cruise (e.g., air fares, fuel supplements, government fees and taxes, gratuities, ground transfers, tours, etc.) are the responsibility of the non-executive director.

TOTAL SHAREHOLDER RETURN

Graphs representing total shareholder return performance for both Carnival Corporation and Carnival plc have been included in the Carnival Corporation & plc 2010 Annual Report within the section titled “Stock Performance Graphs” on pages 58 and 59, respectively.

REMUNERATION OUTCOME DURING 2010

The following sections contain detailed information on the remuneration of directors during the year ended November 30, 2010. The information set out in Sections 1 to 8 below has been subject to audit.

1.	Directors’ Emoluments

EXECUTIVE DIRECTORS

The emoluments of the executive directors of Carnival Corporation and Carnival plc for fiscal 2010, excluding pension benefits, are set out as follows:

	2010						2009
	Base Salary $000	Annual Cash Bonus $000	Benefits(1) $000	Subtotal Emoluments $000	Restricted Shares and Share Units(2) $000	Total $000	Total $000
Micky Arison	880	2,461	127	3,468	3,501	6,969	7,084
Pier Luigi Foschi(3)	1,297	1,610	349	3,256	1,145	4,401	4,634
Howard S. Frank	780	2,384	177	3,341	2,918	6,259	6,102

(1)

Represents benefits-in-kind including personal use of corporate aircraft, other personal air travel, living accommodations and maintenance, driver and security, automobile lease or allowance, private medical/health insurance costs and premiums, accidental death or dismemberment insurance premiums, long-term disability insurance premiums, life and auto insurance premiums, health or other club memberships, the opportunity to travel on Carnival Corporation & plc cruise lines for reduced fares, tax planning and tax return preparation services provided by a third party and gross-ups for a portion of Mr. Foschi’s income taxes for his living accommodations and maintenance and automobile lease. No director was paid expense allowances chargeable to UK income tax in respect of qualifying services.

(2)

Mr. Arison and Mr. Frank were each awarded restricted shares under the Carnival Corporation 2002 Stock Plan of 75,683 and 63,069 shares in Carnival Corporation common stock, respectively. The value of the restricted shares awarded has been calculated by reference to the closing price of a Carnival Corporation share as having occurred on the New York Stock Exchange on the date of grant, of $46.26. Mr. Foschi was awarded 23,717 RSUs under the Carnival plc 2005 Employee Share Plan. The value of the units awarded to Mr. Foschi has been calculated by reference to the closing middle market quotation for a Carnival plc share as derived from the Daily Official List of the London Stock Exchange on the date of grant, being £30.18 (translated into U.S. dollars at the exchange rate of $1.60:£1). The restricted shares and RSUs awarded are subject to forfeiture in limited circumstances, so they are therefore regarded as remuneration for the year of award. Details of the Carnival Corporation 2002 Stock Plan and Carnival plc 2005 Employee Share Plan are described in Part I of the Carnival plc Directors’ Remuneration Report in the proxy statement to which this report is annexed.

(3)

Mr. Foschi’s compensation was paid in euros. His 2010 base salary of €975,000 (which includes non-competition compensation of €115,000) and his 2010 bonus of €1,210,875 has been translated into U.S. dollars at the exchange rate of $1.33:€1, being the average exchange rate for the year.

NON-EXECUTIVE DIRECTORS

The remuneration of the non-executive directors of Carnival Corporation and Carnival plc for fiscal 2010 is as follows:

	2010				2009
	Fees $000	Restricted Shares and Share Units(1) $000	Other Emoluments $000	Total $000	Total $000
Sir Jonathon Band	64	120	1	185	—
Richard G. Capen, Jr.(2).	35	0	18	53	218
Robert H. Dickinson	70	120	11	201	195
Arnold W. Donald	133	120	7	260	244
Richard J. Glasier	141	120	10	271	263
Modesto A. Maidique	94	120	5	219	230
Sir John Parker	119	120	1	240	236
Peter G. Ratcliffe	70	120	1	191	185
Stuart Subotnick	137	120	—	257	258
Laura Weil	127	120	—	247	245
Randall J. Weisenburger	99	120	—	219	218
Uzi Zucker	127	120	5	252	248

(1)

The value of the shares awarded has been calculated by reference to the closing price of a share of Carnival Corporation common stock on the New York Stock Exchange on the date of grant of $38.86. The shares awarded are not subject to forfeiture, and are therefore regarded as remuneration for the year of award. These restricted share awards are included in the table of directors’ interests disclosed below.

(2)

Because Mr. Capen had reached the age of 75 and in accordance with the Corporate Governance Guidelines, he was not nominated for re-election at the April 2010 annual general meeting. As a result, his term ended on April 13, 2010.

Former Director Compensation

Mr. Lanterman served as a member of the board until April 16, 2007. He also served as an executive of Holland America Line until his retirement in November 2004. In 1999 and years prior thereto, Mr. Lanterman deferred receipt of a portion of his annual bonus. In exchange, Carnival Corporation and Mr. Lanterman entered into a Retirement and Consulting Agreement, which provides that Carnival Corporation will pay him the deferred bonus amounts plus interest in monthly instalments over the 15 years following his retirement, which commenced on January 1, 2005. During fiscal 2010, he received an aggregate of $1,998,924.

2.	Carnival plc Deferred Bonus and Co-Investment Matching Plan

Directors’ interests in the Carnival plc Deferred Bonus and Co-Investment Matching Plan at the beginning and the end of fiscal 2010 are as follows:

	At Dec. 1, 2009	Grant	At Nov. 30, 2010	Performance period end date(1)
Peter G. Ratcliffe	21,591	—	21,591	Nov. 30, 2010

(1)	The performance period applicable to the award is three years. There are no further performance conditions attached to this award.

3.	Carnival Corporation 1992 Stock Option Plan

The number of shares of Carnival Corporation common stock subject to options at the beginning and end of fiscal 2010 for each director is as follows:

	Dec. 1, 2009	Exercised	Expired	Nov. 30, 2010	Exercise price $		Earliest date from which exercisable	Expiry date
Micky Arison	120,000	—	120,000	—	43.56	(1)	Jan. 26, 2001	Jan. 26, 2010
	240,000	240,000	—	0	29.81	(2)	Jan. 8, 2002	Jan. 8, 2011
	120,000	—	—	120,000	22.57	(2)	Oct. 8, 2002	Oct. 8, 2011
Howard S. Frank	100,000	—	100,000	0	43.56	(1)	Jan. 26, 2001	Jan. 26, 2010

(1)	Exercise price of options which have an option price above the market price of a share as at November 30, 2010.
(2)	Exercise price of options which have an option price below the market price of a share as at November 30, 2010.

Details of the Carnival Corporation options exercised by directors under the 1992 Stock Option Plan in 2010 are as follows:

	Number exercised	Exercise price $	Market price at date of exercise $	Gain(1) $	Earliest date from which exercisable	Expiry date
Micky Arison	240,000	29.8125	42.565	3,060,600	Jan. 8, 2002	Jan. 8, 2011

(1)	The total gain made by executive directors from share options exercised during the year ended November 30, 2009 was nil.

4.	Carnival Corporation 2002 Stock Plan

The number of shares of Carnival Corporation common stock subject to options at the beginning and end of fiscal 2010 for each director is as follows:

	Dec. 1, 2009	Exercised	Nov. 30, 2010	Exercise price $		Earliest date from which exercisable	Expiry date
Micky Arison	120,000	—	120,000	27.88	(1)	Dec. 2, 2003	Dec. 2, 2012
	120,000	—	120,000	34.45	(1)	Oct. 13, 2004	Oct. 13, 2013
	120,000	—	120,000	49.09	(2)	Oct. 18, 2005	Oct. 18, 2014
	120,000	—	120,000	46.61	(2)	Oct. 18, 2006	Oct. 18, 2012
	120,000	—	120,000	47.83	(2)	Oct. 16, 2007	Oct. 16, 2013

Robert H. Dickinson	80,000	40,000	40,000	34.25	(1)	Aug. 1, 2006	Aug. 1, 2013
	80,000	—	80,000	46.23	(2)	Aug. 2, 2005	Aug. 2, 2014
	80,000	—	80,000	52.19	(2)	Aug. 1, 2006	Aug. 1, 2015
	80,000	—	80,000	38.46	(1)	Aug. 1, 2007	Aug. 1, 2013
	80,000	—	80,000	44.45	(2)	Aug. 1, 2008	Aug. 1, 2014

Howard S. Frank	20,000	—	20,000	27.88	(1)	Dec. 2, 2007	Dec. 2, 2012
	40,000	—	40,000	34.45	(1)	Oct. 13, 2007	Oct. 13, 2013
	100,000	—	100,000	49.09	(2)	Oct. 18, 2005	Oct. 18, 2014
	100,000	—	100,000	46.61	(2)	Oct. 18, 2006	Oct. 18, 2012
	100,000	—	100,000	47.83	(2)	Oct. 16, 2007	Oct. 16, 2013

Peter G. Ratcliffe	50,000	—	50,000	43.61	(2)	April 21, 2005	April 21, 2014
	50,000	—	50,000	50.23	(2)	April 14, 2006	April 14, 2015
	50,000	—	50,000	51.38	(2)	Feb. 21, 2007	Feb. 21, 2013
	50,000	—	50,000	48.55	(2)	Feb. 20, 2008	Feb. 20, 2014

(1)	Exercise price of options which have an option price below the market price of a share as at November 30, 2010.
(2)	Exercise price of options which have an option price above the market price of a share as at November 30, 2010.

Details of the Carnival Corporation options exercised by directors under the 2002 Stock Plan in 2010 are as follows:

	Number exercised	Exercise price $	Market price at date of exercise $	Gain(1) $	Earliest date from which exercisable	Expiry date
Robert H. Dickinson	40,000	34.25	42.805	342,200	Aug. 1, 2004	Aug. 1, 2013

(1)	The total gain made by executive directors from share options exercised during the year ended November 30, 2009 was nil.

The highest and lowest prices of Carnival Corporation’s common stock during the year ended November 30, 2010 were $44.90 and $29.68, respectively. The closing price of Carnival Corporation’s common stock at November 30, 2010 was $41.31.

5.	Carnival plc 2005 Employee Share Plan

The number of Carnival plc ordinary shares subject to options at the beginning and end of fiscal 2010 for each director is as follows:

	Dec. 1, 2009	Exercised	Nov. 30, 2010	Actual/ Weighted- average exercise price		Earliest date from which exercisable	Latest expiry date
Pier Luigi Foschi	61,200	—	61,200	£29.00	(1)	Oct. 18, 2006	April 13, 2015
	50,000	—	50,000	£31.98	(1)	Feb. 21, 2007	Feb. 21, 2013
	50,000	—	50,000	£26.00	(2)	Feb. 20, 2008	Feb. 19, 2014

(1)	Actual/weighted average exercise price of options which have an option price above the market price of a share as at November 30, 2010.
(2)	Actual/weighted average exercise price of options which have an option price below the market price of a share as at November 30, 2010.

6.	Carnival plc Executive Share Option Plan

The number of Carnival plc ordinary shares subject to options at the beginning and end of fiscal 2010 for each director is as follows:

	Dec. 1, 2009	Exercised	Nov. 30, 2010	Weighted-average exercise price(1)	Earliest date from which exercisable	Latest expiry date
Pier Luigi Foschi	287,064	—	287,064	£26.40	Feb. 26, 2005	Oct. 18, 2014

(1)	Weighted-average exercise price of all options have an option price above the market price of a share as at November 30, 2010.

The highest and lowest prices of Carnival plc’s ordinary shares during the year ended November 30, 2010 were £29.37 and £20.29, respectively. The closing price of Carnival plc’s ordinary shares at November 30, 2010 was £26.22.

7.	Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan

The number of shares of Carnival Corporation common stock subject to options at the beginning and end of fiscal 2010 for each non-executive director is as follows:

	Dec. 1, 2009	Exercised	Nov. 30, 2010	Weighted-average exercise price $		Earliest date from which exercisable	Latest expiry date
Richard G. Capen, Jr.	42,000	—	42,000	42.04	(1)	April 17, 2002	Oct. 16, 2016
Arnold W. Donald	44,000	6,000	38,000	37.92	(2)	Oct. 8, 2002	Oct. 16, 2016
Richard J. Glasier	30,000	—	30,000	46.79	(1)	July 20, 2005	Oct. 16, 2016
Modesto A. Maidique	48,000	12,000	36,000	44.73	(1)	Oct. 13, 2004	Oct. 16, 2016
Stuart Subotnick	9,600	—	9,600	40.80	(2)	Dec. 2, 2007	July 20, 2014
Uzi Zucker	43,200	—	43,200	41.34	(1)	April 17, 2005	Oct. 16, 2016

(1)	Weighted-average exercise price of all options which have an option price above the market price of a share as at November 30, 2010.
(2)	Weighted-average exercise price of all options which have an option price below the market price of a share as at November 30, 2010.

Details of the Carnival Corporation options exercised by non-executive directors under the 2001 Outside Director Stock Plan in 2010 are as follows:

	Number exercised	Exercise price $	Market price at date of exercise $	Gain(1) $	Earliest date from which exercisable	Expiry date
Arnold W. Donald	6,000	25.915	41.865	95,700	April 17, 2002	April 17, 2011
Modesto A. Maidique	3,600	25.915	42.95	61,326	April 17, 2002	April 17, 2011
	3,600	22.57	42.95	73,368	Oct. 8, 2002	Oct. 8, 2011
	4,800	27.875	44.26	78,648	Dec. 2, 2003	Dec. 2, 2012

(1)	The total gain made by non-executive directors from share options exercised during the year ended November 30, 2009 was nil.

No options were granted to directors during the year ended November 30, 2010 under the Carnival Corporation 1992 Stock Option Plan, the Carnival Corporation 2002 Stock Plan, the Carnival plc 2005 Employee Share Plan, the Carnival plc Executive Share Option Plan or the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan. No options held by directors lapsed or expired during the year ended November 30, 2010 under the Carnival Corporation 2002 Stock Plan, the Carnival plc 2005 Employee Share Plan, the Carnival plc Executive Share Option Plan or the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan.

8.	Pensions

Details of the retirement benefits of executive, non-executive and former directors arising from their participation in defined benefit pension arrangements are as follows:

	Accrued benefit(1) at Nov. 30, 2010	Increase/ (decrease) in accrued benefits including inflation	Increase/ (decrease) in accrued benefits net of inflation	Transfer value of increase/ (decrease) in accrued benefits less inflation and net of directors’ contributions	Transfer value(2) at Dec. 1, 2009	Transfer value(2) at Nov. 30, 2010	Increase/ (decrease) in transfer value net of directors’ contributions	Benefits paid during fiscal 2010
	$000	$000	$000	$000	$000	$000	$000	$000
Micky Arison	146	(1)	(3)	(29)	1,445	1,502	57	52
Robert H. Dickinson(3)	471	0	(5)	(33)	3,222	2,863	(359)	471
A. Kirk Lanterman(4)	1,999	0	(23)	(169)	16,114	14,754	(1,360)	1,999
Peter G. Ratcliffe	652	101	75	1,519	11,668	13,209	1,541	616

(1)

The accrued benefit is that pension which would be paid annually on retirement at the normal retirement age under the various defined benefit schemes described in Part I of the Carnival plc Directors’ Remuneration Report in the proxy statement to which this report is annexed based on service to November 30, 2010.

(2)

Transfer values have been calculated on the basis of actuarial advice in accordance with the governing UK regulations for this purpose. The transfer values represent the (notional) assets that would be transferred to another pension provider on transferring the scheme’s liability in respect of the directors’ pension benefits (notional where an actual entitlement to such a transfer does not exist). They do not represent sums payable to individual directors and, therefore, cannot be added meaningfully to annual remuneration.

(3)

Mr. Dickinson has not had a change in his actual benefits, but his accrued benefit has been re-expressed into the form of benefits that he has elected to received. He elected to receive his benefits over a period of time until 2017, rather than receive them as a lifetime annuity.

(4)

Under Mr. Lanterman’s Retirement and Consulting Agreement described in the proxy statement to which this report is annexed, he is entitled to annual payments of $1,998,924 every year for a period of 15 years from the date of his retirement. If he should die before the end of the 15 year period, the then present value of any unpaid balance of the total amount payable to Mr. Lanterman under the agreement would be paid to his estate following his death. In calculating the present value, an interest rate of 8.5% would be applied, being the rate of return agreed under Mr. Lanterman’s Retirement and Consulting Agreement.

9.	Directors’ Interests in Carnival Corporation common stock and Carnival plc ordinary shares

Details of the directors’ interests are as follows:

	Carnival plc				Carnival Corporation
Directors	Dec. 1, 2009		Nov. 30, 2010		Dec. 1, 2009*	Nov. 30, 2010*
Micky Arison(1)	—		—		180,599,916	180,749,415
Sir Jonathon Band	—		—		—	3,088
Robert H. Dickinson(2)	—		—		120,000	83,088	(2)
Arnold W. Donald	—		—		6,843	12,855
Pier Luigi Foschi	—		—		—	—
Howard S. Frank	—		—		360,446	365,313	(3)
Richard J. Glasier	—		—		9,647	15,386
Modesto A. Maidique	—		—		9,647	15,386
Sir John Parker	10,004	(4)	10,004	(4)	12,147	15,235
Peter G. Ratcliffe	—		—		0	0
Stuart Subotnick	—		—		12,147	15,235
Laura Weil	—		—		8,216	11,840
Randall J. Weisenburger	—		—		24,647	27,735
Uzi Zucker	—		—		67,147	70,235

*

As part of the establishment of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation. Under a pairing agreement, the trust shares are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

(1)

As of November 30, 2010, includes (i) 317,099 shares of common stock held by the Nickel 2006 GRAT, (ii) 438,220 shares of common stock held by the Nickel 2008 GRAT, (iii) 121,308 shares of common stock held by the Nickel 2007 GRAT, (iv) 664,674 shares held by the Nickel 2003 Revocable Trust, (v) 103,638,843 shares of common stock held by MA 1994 B Shares, L.P., (vi) 69,821,132 shares of common stock held by the Artsfare 2005 Trust No. 2, Eternity Four Trust and the Nickel 97-07 Irrevocable Trust by virtue of the authority granted to Mr. Arison under the last will of Ted Arison, (vii) 932,439 shares of common stock held by the Artsfare 2003 Trust by virtue of the authority granted to Mr. Arison under the trust instrument, all of which may be deemed to be beneficially owned by Mr. Arison and (viii) 2,244,231 shares of common stock held by the Nickel 2009-2 GRAT, (ix) 1,071,469 shares of common stock held by the Nickel 2009 GRAT and (x) 1,500,000 shares held by the Nickel 2010 GRAT.

(2)

Includes 80,000 shares of common stock owned by Dickinson Enterprises Limited Partnership (the “Dickinson Partnership”). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the “Dickinson Trust”). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.

(3)	Includes 907 shares held by Howard S. Frank GRAT #4 and 8,592 shares held by Howard S. Frank GRAT #5.
(4)	Includes 7,000 shares owned by GHM Trustees Limited, the trustee of Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme of which Sir John Parker is a discretionary beneficiary.

Senior executives of the Carnival plc group, who are participants of the Carnival plc Deferred Bonus and Co-Investment Matching Plan, are potentially beneficiaries of the Bedell Trust and therefore deemed to be technically interested in the 50,092 Carnival plc ordinary shares held by the trust for the purposes of satisfying vesting of shares under the plan.

The following changes in the above share interests occurred between December 1, 2010 and January 14, 2011:

	Carnival Corporation
Directors	Jan. 14, 2011	Dec. 1, 2010
Howard S. Frank	354,618	365,313

On behalf of the board

Arnold W. Donald

Chairman of the Compensation Committees

February 17, 2011

Annex C

CARNIVAL PLC CORPORATE GOVERNANCE REPORT

Corporate governance

Carnival Corporation and Carnival plc (together referred to as “Carnival Corporation & plc”) operate under a dual listed company structure with primary listings in the U.S. and the UK. Accordingly, Carnival Corporation & plc has implemented a single corporate governance framework consistent, to the extent possible, with the governance practices and requirements of both countries. Where there are customs or practices that differ between the two countries, Carnival Corporation & plc has sought to be compliant with UK best practices whenever possible. Carnival Corporation & plc believes that the resulting corporate governance framework described below effectively addresses the corporate governance requirements of both the U.S. and the UK.

Corporate Governance Guidelines

Carnival Corporation & plc has adopted corporate governance guidelines (the “Guidelines”) that set forth the general governance principles approved by the boards of directors. These principles are summarized below and are available on the company’s website.

•	A majority of the members of each of the boards must be independent.

•

The boards will each have at all times an Audit Committee, a Compensation Committee, a Health, Environmental, Safety & Security (“HESS”) Committee and a Nominating & Governance Committee (the “Committees”). All the members of the Committees will be independent directors under the criteria established by the New York Stock Exchange and the London Stock Exchange. Each Committee has its own written charter, which principally sets forth the purposes, goals and responsibilities of the Committees.

•

The Nominating & Governance Committees will review with the boards, on an annual basis, the requisite skills and characteristics of new board members, as well as the composition of the boards as a whole. The Nominating & Governance Committees will assess and recommend board candidates for appointment as directors.

•

The responsibilities of the directors are laid out in the Guidelines and cover matters such as the directors’ duties to Carnival Corporation & plc and its shareholders, attendance at meetings and the annual review of Carnival Corporation & plc’s long-term strategic plans and the principal issues that Carnival Corporation & plc may face in the future.

•

The non-executive directors shall designate a senior independent director to preside at meetings of the non-executive directors and at board meetings in the absence of the Chairman, and to serve as the principal liaison for non-executive directors.

•

Directors have free and full access to officers and employees of Carnival Corporation & plc, to the advice and services of the Secretary to the boards and to independent professional advice at the expense of Carnival Corporation & plc, as necessary.

•

The Compensation Committees will recommend the form and amount of director and senior executive compensation in accordance with the policies and principles set forth in its charter and conduct an annual review thereof. In particular the Compensation Committees will annually review the compensation of the Chief Executive Officer (“CEO”) and his performance to ensure that the CEO is providing the best leadership for Carnival Corporation & plc in the short and long-term.

•	The Nominating & Governance Committees will maintain orientation programs for new directors and continuing education programs for all directors.

•	The boards will conduct an annual performance evaluation to determine whether they, their Committees and individual directors are functioning effectively.

•	The non-executive directors will meet at least annually under the direction of the senior independent director to conduct an appraisal of the Chairman’s performance.

•

All shareholders may communicate with the boards by addressing all communications to the Secretary, who must forward any item requiring immediate attention to the senior independent director, who must in turn notify the boards of any matters for discussion or action as appropriate.

Carnival Corporation & plc will continue to monitor governance developments in the UK to ensure a vigorous and effective corporate governance framework.

Set out below is a statement of how Carnival Corporation & plc has applied the main principles of Section 1 of the Combined Code on Corporate Governance published by the UK Financial Reporting Council in June 2008 (the “Combined Code”) during the year ended November 30, 2010.

Board composition

Each of the boards of directors is currently comprised of 14 members, of which three are executive directors and 11 are non-executive directors. Because Richard G. Capen, Jr. had reached the age of 75 and in accordance with the Guidelines, he was not nominated for re-election to the boards at the April 2010 annual general meeting. In addition, Sir Jonathon Band was elected to the boards at the April 2010 annual general meeting. All directors are required to submit themselves for annual re-election. The biographical details of the members of the boards (other than Mr. Capen) are contained in the proxy statement to which this report is annexed. All directors serving during the year ended November 30, 2010 have been subject to a formal performance evaluation during the year as described below.

Board balance and independence

All of the nominees for re-election as non-executive directors, with the exception of Mr. Dickinson and Mr. Ratcliffe who are former executive directors, are considered by the boards to be independent. Messrs. Donald, Maidique, Subotnick and Zucker have been non-executive directors for more than nine years from the date of their first election to the board of Carnival Corporation. However, notwithstanding this fact, the boards have determined that each of those directors is independent for the reasons set forth below.

Consistent with U.S. practice, the boards believe that length of tenure should be one of the factors considered with respect to the independence of directors, but that tenure alone should not result in the loss of independence. The boards believe that automatic loss of independence status for directors due to tenure would effectively operate as a term limit for independent directors and result in the loss of the valuable contributions of directors who have been able to develop over time increasing insight into Carnival Corporation & plc and its operations. The boards prefer to rely on rigorous annual evaluations of individual directors to review their objectivity and independence, as well as their overall effectiveness as directors. All directors are also subject to annual re-election by shareholders following individual evaluations and recommendations by the Nominating & Governance Committees. Performance evaluations conducted during the year are described below.

The boards have noted the provision on annual re-election of all directors introduced by the UK Corporate Governance Code (the “New Code”), which applies to fiscal years beginning on or after June 29, 2010. The boards intend to continue the current policy of all directors being subject to annual re-election by shareholders and so Carnival Corporation & plc will be compliant with the New Code in this regard.

Directors’ indemnities

As at the date of this report, indemnities are in force under which Carnival Corporation & plc have agreed to indemnify the directors of Carnival Corporation & plc, to the extent permitted by law and the Third Amended and Restated Articles of Incorporation of Carnival Corporation and the Articles of Association of Carnival plc, in respect of all losses arising out of, or in connection with, the execution of their powers, duties and responsibilities, as directors of Carnival plc.

Chairman and CEO

The CEO of Carnival Corporation & plc, Micky Arison, also serves as Chairman of the boards. The combination of the roles of Chairman and CEO is not compliant with the Combined Code. Unlike the prevailing practice in the UK, a majority of the S&P 500 companies in the U.S. have chairpersons who are also the CEO or have other significant relationships with their companies beyond board duties. The boards believe that the presence of a majority of non-executive directors, as well as the requirement that all Committees be comprised exclusively of non-executive directors, provides an appropriate balance of power and authority. The role of the senior independent director also helps to ensure that power and information are not concentrated in one or two individuals. As a further measure to enhance their effectiveness, the non-executive directors meet outside the presence of the executive directors at least quarterly under the chairmanship of the senior independent director. In addition, the non-executive directors meet periodically with the Chairman of the boards with no other executive directors present.

The boards believe that the separation of the roles of chairman and CEO is best addressed as part of the succession planning process, and that it is in the best interests of Carnival Corporation & plc and its shareholders for the boards to make an appropriate determination, consulting with shareholders as appropriate, as and when a new chairman or CEO may be nominated in the future.

Board procedures and responsibilities

Meetings of the boards are held on a regular basis to enable the boards to properly discharge their responsibilities. During the year ended November 30, 2010, the board of directors of Carnival plc held a total of nine meetings. All board meetings during the year were attended by the full board with the exception of Mr. Arison and Dr. Maidique, who attended eight of the nine meetings, and Sir Jonathon Band, who attended all five of the meetings held since his election to the board in April 2010.

The agenda for each board meeting and meeting schedules are prepared by the Chairman and reviewed and approved by Stuart Subotnick, the senior independent director, to ensure the flow of relevant information to the boards. Each board member is entitled to suggest the inclusion of items on the agenda and to raise at any board meetings subjects that are not on the agenda for that meeting.

Non-executive directors are required to allocate sufficient time to meet the expectations of their role. The consent of the Chairman and the senior independent director must be sought before accepting additional directorships that might affect the time a non-executive director of Carnival Corporation & plc is able to devote to that role.

The boards have resolved that executive directors may not serve as a non-executive board member on more than one FTSE 100 or Fortune 100 company nor as the Chairman of such a company.

Board structures and delegation to management

The basic responsibility of the directors is to exercise their business judgment in the way they consider, in good faith, would be most likely to promote the success of Carnival Corporation & plc and its shareholders as a whole. Further details of the responsibilities of the directors are set out in the Guidelines. The boards have a formal schedule of matters specifically reserved to them for decision, which includes the approval of annual and interim results and financial statements, dividends, significant changes in accounting policy, material acquisitions and disposals, material agreements, major capital expenditures, annual operating budgets, strategic plans, treasury policy, risk management policy, material changes to employee incentive plans as well as approval of share awards or other share-related benefits, and health, environmental, safety and security policies.

Details of the Committees of the boards are set out in the section below. In addition, any matters reserved for the boards that arise between formal board meetings that need to be resolved are delegated to an executive committee, comprising two executive directors and a non-executive director. Any resolutions made by the executive committee are presented for ratification by the board of directors at the next board meeting.

The strategic management and direction of and significant commercial decisions in relation to global operations of Carnival Corporation & plc, except to the extent reserved to the full boards under their schedule of reserved matters, is delegated by the boards to boards of subsidiary companies within the group and to management committees of the boards, which in turn delegate to local management as appropriate.

Committees of the boards

The following Committees have operated throughout the year. Each Committee has a written charter, copies of which can be found on Carnival Corporation & plc’s website at www.carnivalcorp.com or www.carnivalplc.com.

AUDIT COMMITTEES

The Audit Committees of the boards were comprised of six independent non-executive directors: Richard J. Glasier (chairman), Modesto A. Maidique, Stuart Subotnick, Laura Weil, Randall Weisenburger and Uzi Zucker. The board of Carnival plc has determined that Richard J. Glasier has “recent and relevant financial experience” for the purposes of the Combined Code.

The Audit Committees are scheduled to meet at least twelve times a year and at other times if required, with a minimum of four meetings per year as required by the Audit Committees’ charter. The Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, General Counsel and the Vice President—Management Advisory Services, who is responsible for internal control and risk assessment within Carnival Corporation & plc, and the external auditors normally attend meetings at the invitation of the Audit Committees. During the year, 13 meetings of the Carnival plc Audit Committee were held, which were attended by all members of the Audit Committees except for Modesto A. Maidique who attended 11 of the 13 meetings.

The main role and responsibilities of the Audit Committees are to review the significant risks or exposures of Carnival Corporation & plc, the adequacy of internal controls, the quarterly, interim and annual consolidated financial statements, any formal announcements relating to the Carnival Corporation & plc’s financial performance, the appointment, replacement, reassignment or dismissal of the head of Management Advisory Services, to liaise with, appoint and assess the effectiveness and independence of, the external auditors and to review compliance with the Carnival Corporation & plc Code of Business Conduct and Ethics. The Audit Committees have established and monitor the procedures for receipt of employee complaints regarding any alleged fraud or violations of law.

In fulfilling its responsibilities during the year, the Audit Committees have, among other things:

•	Reviewed the quarterly and annual financial results of Carnival Corporation & plc, including accounting matters and key factors affecting financial results and future forecasts;

•	Reviewed financial statements and related disclosures, proposed filings with the U.S. Securities and Exchange Commission (“SEC”) and draft press releases of Carnival Corporation & plc;

•	Reviewed the form and content of the financial statements to be presented to shareholders of Carnival plc at the half year and at the year end;

•	Confirmed receipt of certification letters, disclosure controls and procedure checklists and loss contingency memos from all reporting units;

•	Received briefings on Carnival Corporation & plc’s Sarbanes-Oxley 404 compliance program;

•

Reviewed reporting from the independent auditors concerning the audit work performed, identified internal control deficiencies and accounting issues, and all relationships between the independent auditors and Carnival Corporation & plc;

•	Reviewed and approved fees for audit and non-audit related services provided by Carnival Corporation & plc’s independent auditors;

•

Received reporting, as well as quarterly briefings from the Management Advisory Services Department concerning results from their internal auditing work. Reporting included significant findings, any identified control deficiencies and management plans for remedial action;

•

Reviewed reports of the Management Advisory Services Department issued under the Carnival Corporation & plc’s enterprise risk management program, as well as the annual company-wide audit risk assessment, historical audit coverage and audit plan for the upcoming year;

•

Reviewed reports of the Management Advisory Services Department concerning progress against their audit plan, department staffing and professional qualifications, and the status of management action plans for previously issued reports; and

•	Reviewed the status of complaints received through Carnival Corporation & plc’s third-party administered hotline and other channels.

COMPENSATION COMMITTEES

The Compensation Committees of the boards were comprised of three independent non-executive directors: Arnold W. Donald (chairman), Richard J. Glasier and Laura Weil.

The Compensation Committees are scheduled to meet at least four times a year and at other times as required. Executive directors are invited to attend for appropriate items, but are excluded when their own performance and remuneration are under review. During the year, 12 meetings of the Carnival plc Compensation Committee were held, which were attended by all members of the Compensation Committee except for Mr. Glasier who attended 11 of the 12 meetings.

The Compensation Committees are responsible for the evaluation and approval of the director and officer compensation plans, policies and programs of Carnival Corporation & plc. They annually review and approve corporate goals and objectives relevant to the CEO’s compensation and determine and approve the CEO’s compensation. They also annually determine and approve the compensation of all other executive directors and other senior officers and make recommendations to the boards with respect to the compensation of the non-executive directors. The Compensation Committees are empowered to retain a compensation consultant of their choice to be used to assist in the evaluation of compensation issues.

HESS COMMITTEES

Until April 13, 2010, the HESS Committees were comprised of three independent non-executive directors: Sir John Parker (chairman), Richard J. Capen, Jr. and Arnold W. Donald. On April 13, 2010, Sir Jonathon Band joined the HESS Committee and Mr. Capen completed his term. As a result, the HESS Committees continues to be comprised of three independent non-executive directors.

The HESS Committees are required to meet at least four times per year as required by the HESS Committees’ charter. During the year, four meetings of the Carnival plc HESS Committee were held, which were attended by all members of the HESS Committee except Sir Jonathon Band who attended all of the three meetings held following his appointment to the HESS Committees in April 2010. The chief executive officers of our cruise brands also attend meetings of the HESS Committees.

The principal function of the HESS Committees is to assist the boards in fulfilling their responsibility to supervise and monitor Carnival Corporation & plc’s health, environmental, safety and security policies, programs, initiatives at sea and ashore, and compliance with legal and regulatory requirements relating to health, environmental, safety and security. The HESS Committees receive quarterly reporting from the Carnival

Corporation & plc Maritime Policy & Compliance Department regarding the status of Carnival Corporation & plc’s Environmental Compliance Plan and vessel auditing program, as well as any instances of non-compliance and planned remedial action.

NOMINATING & GOVERNANCE COMMITTEES

The Nominating & Governance Committees of the boards are comprised of three independent non-executive directors: Uzi Zucker (chairman), Sir John Parker and Stuart Subotnick.

The Nominating & Governance Committees meet periodically as required. During the year, four meetings of the Carnival plc Nominating & Governance Committee were held, which were attended by all members.

The principal function of the Nominating & Governance Committees is to assess and recommend to the boards candidates for appointment as directors of Carnival Corporation & plc and members of the Committees. They are also responsible for establishing procedures to exercise oversight of the evaluation of the boards and management and the maintenance of orientation programs for new directors, continuing education for all directors and for annually reviewing and reassessing the adequacy of the Guidelines and recommending any proposed changes to the boards for approval.

Information and professional development

The Secretary is required to ensure that members of the boards are given appropriate information in advance of each meeting and directors are required to devote adequate preparation time reviewing this information ahead of each meeting. The Secretary is also responsible for advising the boards through the Chairman on all corporate governance matters.

All directors have access to advice and services of the Secretary and are permitted to obtain independent professional advice, at Carnival Corporation & plc’s expense, as he or she may deem necessary to discharge his or her responsibilities as a director. A director is required to inform the senior independent director of his or her intention to do so.

Directors are offered the opportunity to attend training programs of their choice.

Board performance evaluations

During the year, the Nominating & Governance Committees conducted performance evaluations of the boards, the boards’ Committees and the members of our boards of directors. The performance review of Micky Arison, in his role as Chairman, was conducted separately by the non-executive directors, led by the senior independent director, Stuart Subotnick, taking into account the views of the executive directors.

As part of the boards’ evaluation exercise, each director was required to complete a questionnaire about the performance of the boards and their Committees. All questionnaires were reviewed and assessed by the Nominating & Governance Committees.

In addition, the Nominating & Governance Committees reviewed the individual performance of each director focusing on his or her contribution to Carnival Corporation & plc, and specifically focusing on areas of potential improvement. In making their assessment, the Nominating & Governance Committees reviewed considerations of diversity, age, skills and experience in the context of the needs of the boards, and with the aim of achieving an appropriate balance on the boards.

The Nominating & Governance Committees also discussed and reviewed with non-executive directors any significant time commitments they have to other companies or organizations. In addition, the number of directorships held by non-executive directors was taken into account, in line with Carnival plc’s policy on multiple appointments.

The Nominating & Governance Committees reported the results of the reviews to the boards, concluding that each director was an effective member of the boards and has sufficient time to carry out properly their respective commitments to the boards, their Committees and all other such duties as were required of them. It is the view of the Nominating & Governance Committees that the boards continued to operate effectively during the year. Accordingly, all current board members are recommended to the shareholders for re-election.

During the year the Nominating & Governance Committees also reviewed their own performance against their respective charters by completing questionnaires that were provided to the Chairman of the Nominating & Governance Committees. The results of such reviews were discussed among the members and reported to the boards. The boards concluded that the Nominating & Governance Committees continued to function effectively and continued to meet the requirements of their respective charters.

Directors’ remuneration

The Carnival plc Directors’ Remuneration Report is presented in two parts, with Part I forming part of the proxy statement to which this report is annexed and Part II being attached as Annex B to that proxy statement. A resolution to approve the Directors’ Remuneration Report will be proposed at the forthcoming annual general meeting.

Relations with shareholders

The formal channels of communication by which the boards communicate to shareholders the overall performance of Carnival Corporation & plc are the Annual Reports, Carnival plc half yearly financial report, joint Annual Report on Form 10-K, joint Quarterly Reports on Form 10-Q and joint Current Reports on Form 8-K, the proxy statement and press releases.

Senior management of Carnival Corporation & plc meet periodically with representatives of institutional shareholders to discuss their views and to ensure that the strategies and objectives of Carnival Corporation & plc are well understood. Issues discussed with institutional shareholders include performance, business strategies and any corporate governance concerns.

Presentations are made to representatives of the investment community periodically in the U.S., the UK and elsewhere. Results of each fiscal quarter are reviewed with the investment community and others following each quarter on conference calls that are broadcast live over the Internet.

The boards receive periodic briefings from management regarding feedback and information obtained from Carnival Corporation & plc’s shareholders and brokers. During fiscal 2010, Carnival Corporation & plc’s management and its corporate brokers made presentations to the boards regarding shareholder issues. The boards’ members were also provided with copies of reports prepared by key market analysts.

Shareholders will have the opportunity at the forthcoming annual general meeting, notice of which is contained in the proxy statement to which this report is annexed, to put questions to the boards, including the Chairmen of the Committees of the boards.

The boards have implemented procedures to facilitate communications between shareholders or interested parties and the boards. Shareholders or interested parties who wish to communicate with the boards or the senior independent director should address their communications to the attention of the Company Secretary of Carnival Corporation & plc at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 U.S.A. The Secretary maintains a log of all such communications and promptly forwards to the senior independent director, Stuart Subotnick, those, which the Secretary believes, require immediate attention, and also periodically provides the senior independent director with a summary of all such communications and any responsive action taken. The senior independent director notifies the boards or the Chairman of the relevant Committees of the boards of those matters that he believes are appropriate for further action or discussion.

Annual meetings of shareholders

As we have shareholders in both the UK and the U.S., we rotate the location of the annual meetings between the UK and the U.S. each year in order to accommodate shareholders on both sides of the Atlantic. Last year we held our annual meetings in the United States, and this year we will be holding them in the United Kingdom.

This year the annual meetings will be held at The Turner Sims Concert Hall, University of Southampton, Southampton SO17 1BJ, United Kingdom on Wednesday, April 13, 2011. The meetings will commence at 3:00 p.m. (BST), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

We are also offering an audio webcast of the annual meetings. If you choose to listen to the webcast, go to our website, www.carnivalcorp.com or www.carnivalplc.com, shortly before the start of the meetings and follow the instructions provided.

Directors’ responsibility for financial statements

The statement of directors’ responsibilities in relation to the Carnival plc financial statements follows the Carnival plc Directors’ Report in Annex A of the proxy statement.

Independence of auditors

The Audit Committees are responsible for engaging a firm of auditors of appropriate independence and experience and for the approval of all audit and non-audit fees and terms. The policy of the Audit Committees is to undertake a formal assessment of the auditors’ independence each year, which includes:

•	a review of non-audit services provided and related fees;

•

discussion with the auditors of a written report detailing all relationships with Carnival Corporation & plc and any other party that could affect the independence or the objectivity of the auditors; and

•	evaluation with the boards of the performance of the independent auditors.

PricewaterhouseCoopers LLP has been Carnival Corporation’s independent auditors since 1986, and Carnival plc’s independent auditors since 2003 upon the establishment of the DLC structure. The last competitive audit firm tender was in 2003, when PricewaterhouseCoopers LLP was appointed by the Audit Committees as the independent auditors of Carnival Corporation & plc. There are no contractual obligations that restrict the Audit Committees’ capacity to recommend a particular firm for appointment as auditor.

The Audit Committees have implemented procedures relating to the provision of services by Carnival Corporation & plc’s independent auditors and other matters. These include:

•	requiring the pre-approval by the Audit Committees of all audit and permissible non-audit services;

•

maintenance of a schedule of certain non-audit services, including consultancy, investment banking and legal services, which Carnival Corporation & plc is specifically prohibited from obtaining from its audit firm; and

•

procedures which control, and in certain circumstances prohibit, the recruitment of professionals currently or formerly employed by the external audit firm, whether or not involved in the audit of Carnival Corporation & plc.

An analysis of the fees payable to the external audit firm in respect of both audit and non-audit services during fiscal 2010, and the policy on Audit Committee pre-approval and permissible non-audit work of the independent auditors is set out in the proxy statement under the heading “Independent Registered Certified Public Accounting Firm.”

Going concern

Carnival Corporation & plc’s business activities, together with the factors likely to affect its future development, performance and position are set out in the “Business review and future developments” included within the Carnival plc Directors’ Report. Within the Carnival Corporation & plc DLC structure, understanding the financial position of the Carnival plc group, its cash flows, liquidity position and borrowing facilities can only be achieved by understanding the financial position of the DLC. Details of the DLC’s financial position, cash flows, liquidity position and borrowing facilities are set out in the Carnival Corporation & plc 2010 Annual Report, and specifically, in the consolidated balance sheets, statements of cash flows, note 5 to the consolidated financial statements and within Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”).

The future commitments and funding sources review within the MD&A indicates that Carnival Corporation & plc is well positioned to meet its commitments and obligations for the 12 months from the date of this report. In light of these circumstances, the directors have a reasonable expectation that Carnival Corporation & plc has adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis in preparing the Carnival plc consolidated IFRS financial statements.

Internal control and risk management

Internal control and risk management within Carnival Corporation & plc’s business units is an ongoing process embedded in each of the operations. It is designed to identify, evaluate and manage the significant risks faced by the units. A system of internal controls designed to be capable of responding quickly to evolving risks in the business has been established, comprising procedures for the prompt reporting of significant and material internal control deficiencies together with the appropriate corrective actions.

Carnival Corporation & plc has adopted the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) guidance for implementing its internal control framework as part of the Sarbanes-Oxley Act Section 404 compliance plan. COSO is considered to be the model internal control framework and references the same internal control objectives and components as are used by the 2005 Turnbull Guidance, which assists UK boards in assessing the effectiveness of a company’s risk and control processes under the Combined Code.

The corporate executive management team receives periodic information regarding internal control issues arising at the business units. The primary focus of this aspect of the system is the corporate Management Advisory Services Department that is responsible for monitoring the process, ensuring that issues common to more than one business unit are identified and that all relevant matters are brought to the attention of the boards as a whole. The Management Advisory Services Department is supported by the Global Accounting and Reporting Services and Corporate Legal Departments, as well as the CEO, Chief Operating Officer and the Chief Financial Officer (the “Certifying Officers”). The Certifying Officers are required by rules of the SEC to file written certifications on a quarterly basis certifying, among other items, that they have disclosed to the auditors and the Audit Committees all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Carnival Corporation & plc’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in Carnival Corporation & plc’s internal control over financial reporting.

In the UK, the directors of Carnival Corporation & plc are responsible for the Carnival Corporation & plc system of internal controls and for reviewing its effectiveness but recognise that any such system can provide only reasonable and not absolute, assurance against material misstatement or loss. The Audit Committees review the adequacy of internal controls within Carnival Corporation & plc on an annual basis in accordance with the framework of internal control as set forth by COSO and mirrored within the 2005 Turnbull Guidance and in accordance with the charter of the Audit Committees.

The system of internal control was in place throughout the year and has continued in place up to the date of approval of this report. The system is designed to manage rather than eliminate the risk of failure to achieve business objectives. The boards confirm that they have performed their annual review of its effectiveness and that it is in compliance with the Turnbull Guidance. The boards’ review of the system of internal controls has not identified any significant failings or weaknesses, and therefore, no remedial actions are required.

Statement of compliance with the Combined Code published by the UK Financial Reporting Council in June 2008

Carnival Corporation & plc has complied with the provisions set out in Section 1 of the Combined Code throughout the year ended November 30, 2010, with the following exceptions:

•	the joint role of the Chairman and CEO and independence of non-executive directors as explained above;

•	there are no performance conditions attaching to the vesting of substantially all of the outstanding equity-based awards;

•

until 2006, certain non-executive directors received share options and certain of those options remain outstanding, however, since 2007 all equity-based awards were made in the form of restricted shares or restricted share unit awards;

•	annual bonuses of U.S. executive directors form part of their pensionable salary; and

•	portions of share incentives issued prior to November 30, 2006 may vest in fewer than three years.

The above matters of non-compliance, with the exception of the joint role of the Chairman and CEO and independence of non-executive directors, are explained in the Carnival plc Directors’ Remuneration Report attached as Annex B to the proxy statement.

Annex D

CARNIVAL CORPORATION

2011 STOCK PLAN

1. Purpose. The purpose of the Carnival Corporation 2011 Stock Plan is to provide a means through which the members of the Combined Group and their Affiliates may attract and retain key personnel, including the services of experienced and knowledgeable non-executive directors, and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the members of the Combined Group and their Affiliates can acquire and maintain an interest in the Shares, or be paid incentive compensation, including but not limited to incentive compensation measured by reference to the value of Shares, thereby strengthening their commitment to the welfare of members of the Combined Group and their Affiliates and aligning their interests with those of the holders of the Shares.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning given such term in Section 5(b).

(b) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company or Carnival plc and/or (ii) to the extent provided by the Committee, any person or entity in which the Company or Carnival plc has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.

(d) “Board” means the Board of Directors of the Company.

(e) “Carnival plc” means the entity previously known as P&O Princess Cruises plc, a public limited company incorporated under the laws of England and Wales, and any successor thereto.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) a member of the Combined Group or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment, consulting or any other agreement between the Participant and the Combined Group in effect at the time of such termination or (ii) in the absence of any such employment, consulting or other agreement (or the absence of any definition of “cause” or term of similar import therein), (A) the Participant has failed to reasonably perform his or her duties to the Combined Group, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Combined Group (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Combined Group (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of the Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Combined Group, (E) the willful violation by the Participant of the Combined Group’s written policies that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Combined Group; (F) the Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Combined Group (other than good faith expense account disputes); (G) the Participant’s act of personal dishonesty which involves personal profit in connection with the Participant’s employment or service with the Combined Group, or (H) the willful breach by the Participant of fiduciary duty owed to the Combined Group, or (I) in the case of a Participant who is a Non-Employee Director, the Participant engaging in any of the activities described in clauses (A) through (H) above; provided, however, that the Participant shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding clause (A) hereof, to the extent capable of cure during such 10-day period. References in the preceding sentence to the “Combined Group” shall be deemed to refer to any member of the Combined Group or any Affiliate thereof. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise, be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Combined Group or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Combined Group or any Affiliate, (III) any acquisition by Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses or lineal descendents, any trust established for the benefit of any of the aforementioned Arison family members, or any Person directly or indirectly controlling, controlled by or under common control with any of the aforementioned Arison family members or any trust established by any person or entity described in this clause (III), (IV) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(g), or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant) (persons described in clauses (I), (II), (III) (IV) and (V) being referred to hereafter as “Excluded Persons”);

(ii) individuals who, during any consecutive 12-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders (whether for such Business Combination or Sale or the issuance of securities in such Business Combination or Sale), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination or the entity which has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any Excluded Person or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

Notwithstanding the foregoing, the Committee may determine that a transaction or series of transactions pursuant to which (x) the Company is acquired by or otherwise becomes a subsidiary of or merges, consolidates or amalgamates with Carnival plc or (y) Carnival plc is acquired by or otherwise becomes a subsidiary of or merges, consolidates or amalgamates with the Company, shall not be a Change in Control.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Combined Group” means the Company and Carnival plc and any successor thereto.

(j) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to obtain the exception for performance-based compensation under Section 162(m) of the Code or to comply with Rule 16b-3 of the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(k) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(l) “Company” means Carnival Corporation, a corporation organized under the laws of the Republic of Panama, and any successor thereto.

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

(n) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Combined Group, (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Combined Group for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Combined Group or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with the Combined Group. For purposes of the preceding sentence the phrase “the Combined Group” shall mean “any member of the Combined Group or any Affiliate”.

(o) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, a member of the Combined Group or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and a member of the Combined Group or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a Participant’s total disability as defined below and (to the extent required by Code Section 409A) determined in a manner consistent with Code Section 409A and the regulations thereunder:

(i) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(ii) A Participant will be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company.

(p) “Effective Date” means April 13, 2011, if approved by the stockholders of the Company at the annual meeting of stockholders held on such day.

(q) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(r) “Eligible Person” means any (i) individual regularly employed by a member of the Combined Group or an Affiliate who has received written notification from the Committee, or from a person designated by the Committee, that he or she has been selected to participate in the Plan; provided, however, that no such individual covered by a collective bargaining agreement shall be an Eligible Person unless and only to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of a member of the Combined Group or an Affiliate; (iii) consultant or advisor to a member of the Combined Group or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act (which, as of the Effective Date, includes only those who (A) are natural persons and (B) provide bona fide services to a member of the Combined Group or its Affiliates other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities); or (iv) any prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or consultancy from a member of the Combined Group or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to a member of the Combined Group or any of its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award agreement or who has received written notification from the Committee or its designee that he or she has been selected to participate in the Plan. Solely for purposes of this Section 2(r), “Affiliate” shall be limited to, with respect to each member of the Combined Group, (1) a Subsidiary, (2) any parent corporation within the meaning of Section 424(e) of the Code (“Parent”), (3) any corporation, trade or business 50% or more of the combined voting power of such entity’s outstanding securities is directly or indirectly controlled by the member or any Subsidiary or Parent of the member, (4) any corporation, trade or business which directly or indirectly controls 50% or more of the combined voting power of its outstanding securities and (5) any other entity in which the member or any Subsidiary or Parent of the member has a material equity interest and which is designated as an “Affiliate” by the Committee.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(t) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(u) “Fair Market Value” means, on a given date, (i) if the Shares are listed on a national securities exchange, the closing sales price of the Shares reported on the primary exchange on which the Shares are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Shares are not listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Shares computed in accordance with applicable regulations of the Internal Revenue Service.

(v) “Immediate Family Members” shall have the meaning set forth in Section 15(b).

(w) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(f) of the Plan.

(y) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(z) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(aa) “Non-Employee Director” means a member of the Board who is not an employee of a member of the Combined Group or any Affiliate.

(bb) “NYSE” means the New York Stock Exchange.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff) “Pairing Agreement” means the Pairing Agreement, dated April 17, 2003, among Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee of the Carnival plc Special Voting Trust, and Sun Trust Bank, as transfer agent, as it may be amended from time to time.

(gg) “Participant” means an Eligible Person who pursuant to Section 5 of the Plan has been selected by the Committee to participate in the Plan and to receive an Award.

(hh) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ii) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(jj) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” shall mean the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(mm) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(nn) “Person” has the meaning given such term in the definition of “Change in Control”.

(oo) “Plan” means this Carnival Corporation 2011 Stock Plan, as amended.

(pp) “Prior Plan” shall mean, as amended from time to time, each of the Carnival Corporation 2002 Stock Plan and the Carnival Corporation Amended and Restated 2001 Outside Director Stock Plan.

(qq) “Released Unit” shall have the meaning assigned to it in Section 9(e).

(rr) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(ss) “Restricted Stock” means Shares, subject to forfeiture and certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.

(tt) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(uu) “Retirement” means a termination of employment with a member of the Combined Group and all Affiliates by a Participant on or after the Participant’s Retirement Age.

(vv) “Retirement Age” means, unless determined otherwise by the Committee, attainment of the earlier of (i) age 65 with at least five years of employment with a member of the Combined Group and/or its Affiliates or (ii) age 60 with at least 15 years of employment with a member of the Combined Group and/or its Affiliates.

(ww) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(xx) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(yy) “Share” means the aggregate of one share of Common Stock and one Trust Share.

(zz) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(aaa) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(bbb) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of the then outstanding voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ccc) “Substitute Award” has the meaning given such term in Section 5(e).

(ddd) “Trust Share” shall have the meaning assigned to it in the Pairing Agreement.

3. Effective Date; Duration and Shareholder Approval. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, or any exception or exemption under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the Participant or the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Shares or any successor securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Combined Group or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) The Committee shall have the authority to amend the Plan (including by the adaptation of appendices or subplans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code).

(e) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, each member of the Combined Group, each Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(f) No member of the Board, the Committee or any employee or agent of any member of the Combined Group or an Affiliate (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under any member of the Combined Group’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that any member of the Combined Group or Affiliate may have to indemnify such Indemnifiable Persons or hold them harmless.

(g) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may from time to time grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 15,000,000 Shares (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, grants of Options or SARs in respect of no more than 3,000,000 Shares may be made to any individual Participant during any period of 36 consecutive months; (iii) subject to Section 12 of the Plan, no more than the number of Shares equal to the Absolute Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 1,000,000 Shares may be delivered in respect of Performance Compensation Awards denominated in Shares granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such Shares on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $10,000,000.

(c) Shares tendered or withheld on the exercise of Options or other Awards for the payment of the exercise or purchase price or withholding taxes, Shares not issued upon the settlement of a SAR that settles in Shares, and Shares subject to Awards that are not actually delivered (or that are settled in cash), shall again become available for other Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan. If and to the extent an Award under the Plan or any Prior Plan expires, terminates or is canceled or forfeited for any reason whatsoever, the Shares covered by such Award shall again become available for other Awards under the Plan.

(d) Shares delivered by the Company in settlement of Awards may be authorized and unissued Shares, Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for delivery under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons.

7. Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Combined Group or any Subsidiary of such member, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per Share for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b).

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability; provided, further, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

Unless otherwise stated in the applicable Award agreement, an Option shall expire earlier than the end of the Option Period in the following circumstances:

(i) If prior to the end of the Option Period, the Participant’s employment or service with each member of the Combined Group and all Affiliates is terminated without Cause or by the Participant for any reason other than Retirement, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such termination; provided, however, that any Participant whose employment or service with a member of the Combined Group or any Affiliate is terminated and who is subsequently rehired or reengaged by a member of the Combined Group or any Affiliate within three months following such termination and prior to the expiration of the Option shall not be considered to have undergone a termination. In the event of a termination described in this clause (i), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination.

(ii) If the Participant dies or is terminated on account of Disability prior to the end of the Option Period and while still in the employ or service of a member of the Combined Group or an Affiliate, or dies following a termination described in clause (i) above but prior to the expiration of an Option, the Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable. In such event, the Option shall remain exercisable by the Participant or his or her beneficiary determined in accordance with Section 15(g), as applicable, until its expiration only to the extent the Option was exercisable by the Participant at the time of such event.

(iii) If the Participant ceases employment or service with a member of the Combined Group or any Affiliates due to a termination for Cause, the Option shall expire immediately upon such cessation of employment or service.

(iv) If the Participant terminates by reason of Retirement prior to the end of the Option Period, the Option shall (i) expire at the end of the Option Period and (ii) continue vesting in accordance with the vesting schedule set forth in the Award agreement, without regard to any requirement in such vesting schedule that the Participant remain employed with a member of the Combined Group or an Affiliate as a condition to vesting.

(v) If the Participant’s employment or service ceases on account of Disability at a time when the Participant has attained the age and service requirements for Retirement, the Participant shall receive the better of the treatment under clause (ii) and clause (iv) above.

(vi) Notwithstanding (i), (ii), (iii), (iv) or (v) above, if a Participant is a member of the Board, upon the Participant’s ceasing to be a member of the Board due to death or Disability, all unvested Options shall immediately vest and become exercisable and all vested Options (including after giving effect to such accelerated vesting) shall continue to be exercisable by the Participant or the Participant’s estate, as applicable, until the earlier to occur of (i) the original expiration date of such Option, and (ii) one year from such cessation, provided, however, that upon a Participant’s ceasing to be a member of the Board for any reason other than death or Disability, all unvested Options shall continue to vest in accordance with their initial terms, and all vested Options shall continue to be exercisable until the original expiration date of such Option; provided, further, that if the Participant ceases to be a member of the Board prior to serving in such capacity for one year, all of such Participant’s Options shall immediately expire upon such termination.

(d) Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each Share purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any Share, when the Participant purchases the Share or when the Option expires.

(iii) Subject to Section 15(b), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iv) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(v) Except as specifically provided otherwise in an Award agreement, any Participant who is classified as a “shipboard employee,” and who has not otherwise evidenced a specific intent to permanently terminate his employment with each member of the Combined Group and all Affiliates (as reasonably determined by the Committee) shall not be considered to have terminated employment with each member of the Combined Group and all Affiliates until a six-month period has expired from his signing off of a ship without physically signing on to another ship.

(e) Method of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written notice (or electronic notice or telephonic instructions to the extent provided by the Committee) of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such shares to the Company or such other method as determined by the Committee); provided, that such Shares are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes.

(f) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Shares acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Share.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

(h) Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or a parent of the Company, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Shares subject to the Option.

(i) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per Share for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b).

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the Shares is prohibited by a member of the Combined Group’s insider trading policy (or a member of the Combined Group’s-imposed “blackout period”), the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

Unless otherwise stated in the applicable Award agreement, a SAR shall expire earlier than the end of the SAR Period in the following circumstances:

(i) If prior to the end of the SAR Period, the Participant’s employment or service with each member of the Combined Group and all Affiliates is terminated without Cause or by the Participant for any reason other than Retirement, the SAR shall expire on the earlier of the last day of the SAR Period or the date that is three months after the date of such termination; provided, however, that any Participant whose employment or service with a member of the Combined Group or any Affiliate is terminated and who is subsequently rehired or reengaged by a member of the Combined Group or any Affiliate within three months following such termination and prior to the expiration of the SAR shall not be considered to have undergone a termination. In the event of a termination described in this clause (i), the SAR shall remain exercisable by the Participant until its expiration only to the extent the SAR was exercisable at the time of such termination.

(ii) If the Participant dies or is terminated on account of Disability prior to the end of the SAR Period and while still in the employ or service of a member of the Combined Group or an Affiliate, or dies following a termination described in clause (i) above but prior to the expiration of an SAR, the SAR shall expire on the earlier of the last day of the SAR Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable. In such event, the SAR shall remain exercisable by the Participant or his or her beneficiary determined in accordance with Section 15(g), as applicable, until its expiration only to the extent the SAR was exercisable by the Participant at the time of such event.

(iii) If the Participant ceases employment or service with a member of the Combined Group or any Affiliates due to a termination for Cause, the SAR shall expire immediately upon such cessation of employment or service.

(iv) If the Participant terminates by reason of Retirement prior to the end of the SAR Period, the SAR shall (i) expire at the end of the SAR Period and (ii) continue vesting in accordance with the vesting schedule set forth in the Award agreement, without regard to any requirement in such vesting schedule that the Participant remain employed with a member of the Combined Group or an Affiliate as a condition to vesting.

(v) If the Participant’s employment or service ceases on account of Disability at a time when the Participant has attained the age and service requirements for Retirement, the Participant shall receive the better of the treatment under clause (ii) and clause (iv) above.

(vi) Notwithstanding (i), (ii), (iii), (iv) or (v) above, if a Participant is a member of the Board, upon the Participant’s ceasing to be a member of the Board due to death or Disability, all unvested SARs shall immediately vest and become exercisable and all vested SARs (including after giving effect to such accelerated vesting) shall continue to be exercisable by the Participant or the Participant’s estate, as applicable, until the earlier to occur of (i) the original expiration date of such SAR, and (ii) one year from such cessation, provided, however, that upon a Participant’s ceasing to be a member of the Board for any reason other than death or Disability, all unvested SARs shall continue to vest in accordance with their initial terms, and all vested SARs shall continue to be exercisable until the original expiration date of such SAR; provided, further, that if the Participant ceases to be a member of the Board prior to serving in such capacity for one year, all of such Participant’s SARs shall immediately expire upon such termination.

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written notice (or electronic notice or telephonic instructions to the extent provided by the Committee) of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, a member of the Combined Group shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. A member of the Combined Group shall pay such amount in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of Shares underlying the substituted SARs shall be the same as the number of shares of Shares underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for a member of the Combined Group, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as determined by the Committee and may be reflected in the applicable Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the

Restricted Period, which may differ with respect to each Participant, and the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested.

(b) Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. Subject to Section 15(c), at the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto, including, but not limited to, the right to any cash dividends and stock dividends, shall terminate without further obligation on the part of the Company.

(c) Restricted Stock Units. No Shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) awarded to a Participant may be credited with cash and stock dividends paid in respect of one Share (“Dividend Equivalents”). Subject to Section 15(c), at the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(d) Restrictions; Forfeiture. (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and to such other terms and conditions as may be set forth in the applicable Restricted Stock Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Restricted Stock Agreement; (C) the Shares shall be subject to forfeiture to the extent provided in the applicable Restricted Stock Agreement and, with respect to a Participant who has not been a member of the Board, if the Participant ceases to be a member of the Board for any reason other than death or Disability prior to the one-year anniversary of his or her initial election to the Board such award shall be forfeited. In the event of any forfeiture, the stock certificates shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder shall terminate without further obligation on the part of the Company.

(i) Restricted Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, to the extent provided in the applicable Restricted Stock Unit agreement and, with respect to a Participant who has not been a member of the Board, if the Participant ceases to be a member of the Board for any reason other than death or Disability prior to the one-year anniversary of his or her initial election to the Board such award shall be forfeited. In the event of any forfeiture, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Restricted Stock Unit agreement.

(ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Restricted Stock Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Restricted Stock Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units covered by a Restricted Stock Unit Award, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Released Units or (ii) defer the delivery of Shares (or cash or part Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of Released Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on Shares) either in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(f) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Shares:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CARNIVAL CORPORATION 2011 STOCK PLAN, AS

AMENDED FROM TIME TO TIME, AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                      BETWEEN CARNIVAL CORPORATION AND             . COPIES OF SUCH PLAN AND AWARD AGREEMENTS ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CARNIVAL CORPORATION.

10. Other Stock-Based Awards. (a) The Committee may issue unrestricted Shares, rights to receive grants of Awards at a future date, the grant of securities convertible into Shares, the grant of other Awards denominated in Shares (including, without limitation, performance shares, or performance units), or valued with reference to Shares, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement including, without limitation, the payment by the Participant of the Fair Market Value of such Shares on the Date of Grant.

11. Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of Carnival Corporation & plc (and/or in respect of Carnival Corporation, Carnival plc or one or more cruise brands or reporting units, administrative departments, or any combination of the foregoing) and shall be limited to the following: (i) income before taxes or net income (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (ii) basic or fully diluted earnings per share (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (iii) net revenue, net revenue yield or the growth of either in current or constant dollars; (iv) net passenger revenue, net passenger revenue yield or the growth of either in current or constant dollars; (v) net ticket revenue, net ticket revenue yield or the growth of either in current or constant dollars; (vi) net onboard revenue, net onboard revenue yield or the growth of either in current or constant dollars; (vii) net other revenue, net other revenue yield or the growth of either in current or constant dollars; (viii) net cruise costs excluding fuel, net cruise costs excluding fuel per available lower berth day (“ALBD”), or the change of either in current or constant dollars (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (ix) operating income, operating income per ALBD or the growth of either in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (x) fuel consumption, fuel consumption in tons per ALBD (x 1,000) or the change of either or any other metric of fuel efficiency; (xi) occupancy percentage; (xii) return measures (including, but not limited to, returns on investment, assets, or equity) calculated with or without asset impairments, gains and/or losses on sale of ships or other assets, construction-in-progress, goodwill and/or intangibles; (xiii) cash flow measures (including, but not limited to, cash provided by operating activities, free cash flow, and cash flow return on capital), which may, but are not required to be, measured on a per share or per ALBD basis, in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (xiv) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA) which may, but are not required to be, measured on a per share or per ALBD basis, in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (xv) share price (including, but not limited to, growth measures and total shareholder return); (xvi) expense targets or cost reduction goals and general and administrative expense savings; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) employee recruitment and retention; (xxi) timely introduction of new ships or facilities; (xxii) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting cruise brand, reporting unit or project budgets); (xxiii) cost of capital, debt leverage, cash and liquidity positions or book value; (xxiv) health, environmental, safety, security or other enterprise risk management initiatives; (xxix) strategic objectives; or (xxx) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset impairments; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) gains or losses on the sale of ships or other assets; and (xi) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals; provided, however, that in the event of (x) the termination of a Participant’s employment or service due to Retirement, or by the Company other than for Cause (and other than due to death or Disability), in each case within 12 months following a Change in Control, or (y) the termination of a Participant’s employment or service due to death or Disability, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in Shares shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(c).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, an unpairing of the shares of Common Stock from the Trust Shares, or other similar corporate transaction or event that affects the Shares, or (b) unusual or nonrecurring events affecting the Combined Group, any Affiliate, or the financial statements of the Combined Group or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(i) adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) (“ASC 718”)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h) (3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change of Control. Except to the extent a particular Award Agreement otherwise provides:

(a) In the event a Participant’s employment with the Combined Group is terminated by the Combined Group without Cause (and other than due to death or disability) on or within 12 months following a Change of Control, notwithstanding any provision of the Plan to the contrary, all Options and SARs held by such Participant shall become immediately exercisable with respect to 100 percent of the Shares subject to such Options and SARs, and the Restricted Period shall expire immediately with respect to 100 percent of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (including a waiver of any applicable Performance Goals); provided that in the event the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, a portion of any such Award that shall become fully vested and immediately exercisable shall be based on (a) actual performance through the date of termination as determined by the Committee or (b) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.

(b) In addition, in the event of a Change of Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Code Section 409A at the time such Award is granted.

(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

14. Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards, (ii) it would materially increase the benefits accruing to participants under the Plan, (iii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12), or (iv) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike, as the case may be) or other Award or cash and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

15. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable (but not more than 60 days) after such Awards are earned and become payable or distributable).

(d) Tax Withholding. (i) A Participant shall be required to pay a member of the Combined Group or any Affiliate, and each member of the Combined Group or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory withholding liability, if required to avoid adverse accounting treatment of the Award as a liability award under ASC 718) by (A) payment in cash; (B) the delivery of Shares (which Shares must be owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or that meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to pay the Exercise Price or satisfy a withholding obligation in respect of an Option) owned by the Participant having a Fair Market Value equal to such withholding liability or (C) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value equal to such withholding liability.

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of a member of a Combined Group or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of a member of the Combined Group or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. A member of the Combined Group or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between a member of the Combined Group and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants. Without limiting the generality of Section 4(d), with respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or subplans or appendices thereto, or outstanding Awards, with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, a member of the Combined Group or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse (or domestic partner if such status is recognized by the Company according to the procedures established by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his or her estate. After receipt of Options in accordance with this paragraph, beneficiaries will only be able to exercise such Options in accordance with Section 7(c)(ii) of this Plan.

(h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee at any point following such event, neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with a member of the Combined Group to employment or service with another member of the Combined Group or an Affiliate (or vice-versa) shall be considered a termination of employment or service of such Participant with a member of the Combined Group or an Affiliate.

(i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Shares which are subject to Awards hereunder until such Shares have been issued or delivered to that person.

(j) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing Shares or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price (in the case of an Option) or any amount payable as a condition of delivery of Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Combined Group and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Combined Group or the Committee or the Board, other than himself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Combined Group except as otherwise specifically provided in such other plan.

(q) Purchase for Investment. Whether or not the Options and Shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan may be required by the

Company to give a representation in writing that such person is acquiring such Shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any Shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(r) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida.

(s) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u) 409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither any member of the Combined Group nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each payment that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(v) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of a member of the Combined Group, while employed by or providing services to a member of the Combined Group or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in Detrimental Activity that is in conflict with or adverse to the interest of a member of the Combined Group or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

(w) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(x) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

CARNIVAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 13, 2011

The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint Micky Arison and Arnaldo Perez, and each of them, proxies and attorneys in fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 13, 2011 or any postponement or adjournment of the annual meeting.

Please mark your vote as indicated in this example:    ☒

The boards of directors unanimously recommend that you cast your vote “FOR” Proposals 1-18 and 20-24 and, in the case of Proposal 19, that you vote in favor of recommending that the vote to approve the compensation of our named executive officers will occur on an annual basis.

1.	To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To re-elect Sir Jonathon Band as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	To re-elect Howard S. Frank as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

7.	To re-elect Richard J. Glasier as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

8.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

9.	To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

10.	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

11.	To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

12.	To re-elect Laura Weil as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

13.	To re-elect Randall J. Weisenburger as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

14	To re-elect Uzi Zucker as a director of Carnival Corporation and Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

15.	To re-appoint the UK firm of PricewaterhouseCoopers LLC as independent auditors for Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for Carnival Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

16.	To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors of Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

17.	To receive the UK accounts and reports of the directors and auditors of Carnival plc for the year ended November 30, 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

18.	To approve the fiscal 2010 compensation of the named executive officers of Carnival Corporation & plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

19.	To determine how frequently the shareholders of Carnival Corporation & plc should be provided with a non-binding advisory vote regarding the compensation of the named executive officers of Carnival Corporation & plc.

1	2	3	ABSTAIN
☐	☐	☐	☐

20.	To approve the Carnival plc Directors’ Remuneration Report for the year ended November 30, 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

21.	To approve the giving of authority for the allotment of new shares by Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

22.	To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

23.	To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market.

FOR	AGAINST	ABSTAIN
☐	☐	☐

24.	To approve the Carnival Corporation 2011 Stock Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

25.	In their discretion, the proxies are authorized to vote upon such other business as may come before the annual meeting, or any adjournment(s) thereof.

	Yes	No
Please indicate if you plan to attend the annual meeting.	☐	☐

PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1-18 and 20-24 and, in the case of Proposal 19, in favor of recommending that the vote to approve the compensation of our named executive officers will occur on an annual basis.

Signature	Signature

(Please sign exactly as name appears above.)

Dated:	, 2011

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Admission Card Annual General Meeting – Wednesday, April 13, 2011 at 3:00 p.m. (BST) The Turner Sims Concert Hall University of Southampton Southampton S017 1BJ United Kingdom	Notes:
	1.

A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend, speak and vote instead of him. All of the proposed resolutions will be voted on a poll. A proxy need not be a shareholder of the Company.

	2.

A shareholder who appoints more than one proxy must appoint each proxy to exercise the votes attaching to specified shares held by that shareholder. To appoint more than one proxy, (an) additional proxy card(s) may be obtained by contacting the registrars on 0871 384 2665* from within the United Kingdom (or +44 (0)121 415 7107 from elsewhere) or you may photocopy this proxy card. Please indicate in the box next to the proxy holder’s name the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All proxy cards must be signed and should be returned together in the same envelope. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others in their entirety as regards that share. If the Company is unable to determine which was executed last, none of them shall be valid in respect of that share.

	3.

To be valid, your signed and dated proxy card must be completed, signed and deposited together with any power of attorney or authority under which it is signed or a certified copy of such power of attorney or authority (whether delivered personally or by post), at the offices of the Company’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6GL as soon as possible and no later than 3:00 p.m. (BST) on April 11, 2011. In the case of a corporation, the proxy card should be executed under its common seal and/or the hand of a duly authorised officer or person.

	4.

The “Vote Abstained” box is provided to enable you to abstain on any particular resolution. However, it should be noted that a “vote abstained” is not a vote in law and will not be counted in the calculation of the proportion of votes “for” and “against” a resolution but will be counted to establish if a quorum is present.

Name of Shareholder. Address of Shareholder. Address of Shareholder. Address of Shareholder.	5.

If you would like to submit your proxy vote via the Internet, you can do so by accessing the www.sharevote.co.uk website. To do this you will need to use the Voting ID, Task ID and Shareholder Reference Number, which are given opposite. Alternatively CREST members can submit their proxy through the CREST Electronic Proxy Appointment Service (ID RA19).

	6.

Only those shareholders registered on the register of members of the Company at 6:00 p.m. (BST) on April 11, 2011 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 6.00 p.m. (BST) on April 11, 2011 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

	7.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names stand on the register of members of the Company in respect of the relevant joint holding.

	8.

To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID RA19) by 3:00 p.m. (BST) on April 11, 2011. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST System) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

	9.	Return of this proxy card will not prevent a registered shareholder from attending the meeting and voting in person.
If you come to the meeting please bring this card with you. It is evidence of your right to attend and vote at the meeting and will help you gain admission as quickly as possible. Please also see overleaf.	10.

In respect of any resolution for which you have not given specific instructions on how your proxy should vote, your proxy will have discretion to vote on that resolution, in respect of your total holding, as they see fit. Your proxy will also have discretion to vote as they see fit on any other business which may properly come before the meeting, including amendments to resolutions, and at any adjournment of the meeting.

		*Calls to this number are charged at 8p per minute from a BT landline. Other telephone providers costs may vary.

Name of Shareholder (s)

VOTING I.D.	TASK I.D.	SHAREHOLDER REFERENCE NUMBER

I/We, hereby appoint the Chairman of the meeting, or

As my/our proxy to attend and vote on my/our behalf at the Annual General Meeting of Carnival plc (the Company) to be held on Wednesday, April 13, 2011 and at any adjournment of the meeting. I would like my proxy to vote on the resolutions proposed at the meeting as indicated on this proxy card.

Please indicate your vote by marking the appropriate boxes in black ink like this:

	Proposal	For	Against	Abstain		Proposal	For	Against	Abstain
1.	To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc	☐	☐	☐	13.	To re-elect Randall J. Weisenburger as a director of Carnival Corporation and Carnival plc.	☐	☐	☐
2.	To re-elect Sir Jonathon Band as a director of Carnival Corporation and Carnival plc	☐	☐	☐	14.	To re-elect Uzi Zucker as a director of Carnival Corporation and Carnival plc	☐	☐	☐
3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and Carnival plc	☐	☐	☐	15.	To re-appoint Carnival plc’s independent auditors and to ratify Carnival Corporation’s independent registered certified public accounting firm
4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and Carnival plc	☐	☐	☐	16.	To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors	☐	☐	☐
5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and Carnival plc	☐	☐	☐	17.	To receive the UK annual accounts and reports of the directors and auditors of Carnival plc	☐	☐	☐
6.	To re-elect Howard S. Frank as a director of Carnival Corporation and Carnival plc	☐	☐	☐	18.	To approve the compensation of the named executive officers	☐	☐	☐
7.	To re-elect Richard J. Glasier as a director of Carnival Corporation and Carnival plc	☐	☐	☐	19.	To determine frequency of advisory vote on compensation of named executive officers	1 ☐	2 ☐	3 ☐	Abstain ☐
8.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and Carnival plc	☐	☐	☐	20.	To approve the Carnival plc Directors’ Remuneration Report	For ☐	Against ☐	Abstain ☐
9.	To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc	☐	☐	☐	21.	To approve the giving of authority for the allotment of new shares by Carnival plc	☐	☐	☐
10.	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and Carnival plc	☐	☐	☐	22.	Special resolution to approve disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc	☐	☐	☐
11.	To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc	☐	☐	☐	23.	Special resolution to authorize market purchases of ordinary shares of US$1.66 each in the capital of Carnival plc	☐	☐	☐
12.	To re-elect Laura Weil as a director of Carnival Corporation and Carnival plc	☐	☐	☐	24.	To approve the Carnival Corporation 2011 Stock Plan	☐	☐	☐
		Date
							Signature

*☐ Please tick here if this proxy appointment is one of multiple appointments
*For the appointment of more than one proxy, please refer to Note 2.

This card should not used by any comments, change of address, or other inquiries. Please send a separate instruction.

----------------------------------------------------------------------------------------------------------------------------------------------------------

RESPONSE LICENCE No.

BARCODE

Equiniti Aspect House Spencer Road Lancing West Sussex BN99 6GL

Poll Card

Please bring this card with you to the meeting. Do NOT post this card to the Registrar.

1	To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc
2	To re-elect Sir Jonathon Band as a director of Carnival Corporation and Carnival plc
3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and Carnival plc
4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and Carnival plc
5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and Carnival plc
6.	To re-elect Howard S. Frank as a director of Carnival Corporation and Carnival plc
7.	To re-elect Richard J. Glasier as a director of Carnival Corporation and Carnival plc
8.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and Carnival plc
9.	To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc
10.	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and Carnival plc
11.	To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc
12.	To re-elect Laura Weil as a director of Carnival Corporation and Carnival plc
13.	To re-elect Randall J. Weisenburger as a director of Carnival Corporation and Carnival plc
14.	To re-elect Uzi Zucker as a director of Carnival Corporation and Carnival plc
15.	To re-appoint Carnival plc’s independent auditors and ratification of Carnival Corporation’s independent registered certified public accounting firm
16.	To authorize Carnival plc’s audit committee to agree the remuneration of the independent auditors
17.	To receive the UK annual accounts and reports of the directors and auditors of Carnival plc
18.	To approve the compensation of the named executive officers
19.	To determine frequency of advisory vote on compensation of named executive officers
20.	To approve the Carnival plc Directors’ Remuneration Report
21.	To approve the giving of authority for the allotment of new shares by Carnival plc
22.	Special resolution to approve disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc
23.	Special resolution to authorize market purchases of ordinary shares of US$1.66 each in the capital of Carnival plc
24.	To approve the Carnival Corporation 2011 Stock Plan

Name:

Signature: